    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 1999

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         METROMEDIA FIBER NETWORK, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                          4813                  11-3168327
 (State or other jurisdiction    (Primary Standard Industrial    (IRS Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                           ONE NORTH LEXINGTON AVENUE
                             WHITE PLAINS, NY 10601
                                  914-421-6700

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              STEPHEN A. GAROFALO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         METROMEDIA FIBER NETWORK, INC.
                           ONE NORTH LEXINGTON AVENUE
                             WHITE PLAINS, NY 10601
                                  914-421-6700

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             DOUGLAS A. CIFU, ESQ.
                              JAMES M. DUBIN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                  212-373-3000

    APPROXIMATE DATE OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF EACH CLASS               AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
    OF SECURITIES TO BE REGISTERED          REGISTERED           PER UNIT           PRICE (1)        REGISTRATION FEE
10% Series B Senior Notes Due 2008....     $650,000,000            100%            $650,000,000          $180,700

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 25, 1999

PRELIMINARY PROSPECTUS

                         METROMEDIA FIBER NETWORK, INC.

                     OFFER TO EXCHANGE $650,000,000 OF ITS
                       10% SERIES B SENIOR NOTES DUE 2008
                           WHICH HAVE BEEN REGISTERED
                            UNDER THE SECURITIES ACT
                      FOR $650,000,000 OF ITS OUTSTANDING
                       10% SERIES A SENIOR NOTES DUE 2008

    TERMS OF THE EXCHANGE OFFER

--  It expires at 5:00 p.m., New York City time, on           , 1999, unless
    extended.

--  It is subject to certain customary conditions, which we may waive.

-- All outstanding notes that are validly tendered and not withdrawn will be exchanged.

-- Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

--  We will not receive any proceeds from the Exchange Offer.

-- The terms of the exchange notes we will issue in the Exchange Offer are substantially identical to those of the outstanding notes, except that certain transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

    Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers may use this Prospectus in connection with resales of exchange notes received in exchange for the outstanding notes where the outstanding notes were acquired by such broker-dealers as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the Exchange Offer, we will make this Prospectus available to any broker-dealer for use in connection with any such resale. Please refer to the section in this Prospectus entitled "Plan of Distribution."

BEFORE PARTICIPATING IN THIS EXCHANGE OFFER PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 15.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is         , 1999.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

SUMMARY....................................................................................................           3

RISK FACTORS...............................................................................................          15

USE OF PROCEEDS............................................................................................          29

CAPITALIZATION.............................................................................................          30

SELECTED CONSOLIDATED FINANCIAL DATA.......................................................................          31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................          33

BUSINESS...................................................................................................          39

MANAGEMENT.................................................................................................          59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          66

SECURITY OWNERSHIP.........................................................................................          70

THE EXCHANGE OFFER.........................................................................................          72

DESCRIPTION OF THE EXCHANGE NOTES..........................................................................          83

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS...........................................................         118

PLAN OF DISTRIBUTION.......................................................................................         122

LEGAL MATTERS..............................................................................................         122

EXPERTS....................................................................................................         123

AVAILABLE INFORMATION......................................................................................         123

DOCUMENTS INCORPORATED BY REFERENCE........................................................................         124

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.................................................................         F-1

GLOSSARY...................................................................................................         A-1

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND THE RELATED NOTES TO THOSE STATEMENTS INCLUDED IN THIS PROSPECTUS. EXCEPT AS OTHERWISE REQUIRED BY THE CONTEXT, REFERENCES IN THIS PROSPECTUS TO "WE," "US," THE "ISSUER" OR THE "COMPANY" REFER TO THE COMBINED BUSINESS OF METROMEDIA FIBER NETWORK, INC. AND ALL OF ITS SUBSIDIARIES. THE TERM "YOU" REFERS TO PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES (AS DEFINED). ALL SHARE AND PER SHARE INFORMATION IN THIS PROSPECTUS GIVES RETROACTIVE EFFECT TO THE TWO-FOR-ONE STOCK SPLITS THAT BECAME EFFECTIVE ON AUGUST 28, 1998 AND DECEMBER 22, 1998, OF THE SHARES OF CLASS A AND CLASS B COMMON STOCK OF THE COMPANY (AS DEFINED), UNLESS OTHERWISE INDICATED IN THIS PROSPECTUS.

                               THE EXCHANGE OFFER

    On November 25, 1998, we completed the private offering of $650,000,000 aggregate principal amount of 10% Series A Senior Notes Due 2008 (the "Initial Notes"). In connection with this private offering, we entered into a registration rights agreement (the "Registration Rights Agreement") with the initial purchasers of the Initial Notes in which we agreed, among other things, to deliver this Prospectus to you and to complete an exchange offer for the Initial Notes on or prior to June 23, 1999. Pursuant to the Registration Rights Agreement, we are offering to exchange $650,000,000 aggregate principal amount of our 10% Series B Senior Notes Due 2008, which have been registered under the Securities Act (the "Exchange Notes"), for a like aggregate principal amount of our Initial Notes (the "Exchange Offer"). You are entitled to exchange your Initial Notes for Exchange Notes with substantially identical terms in the Exchange Offer. You should read the discussions under the headings "The Exchange Offer" and "Description of the Exchange Notes" for further information regarding the Exchange Offer and the Exchange Notes.

                                  THE COMPANY

GENERAL

    We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to communications carriers and corporate/government customers in the United States. We focus our operations on domestic intracity fiber optic networks in clusters of Tier I cities throughout the United States. We currently operate a high-bandwidth fiber optic communications network in New York and within the next two quarters expect to operate similar networks in Philadelphia and Washington, D.C. We have also begun engineering and constructing networks in Chicago, San Francisco and Boston and within the next two years, we also plan to complete an expansion into five additional markets including Los Angeles, Seattle, Dallas, Houston and Atlanta. We expect that our domestic intracity networks will ultimately encompass approximately 810,000 fiber miles covering approximately 1,896 route miles.

    We have also built or obtained intercity fiber optic capacity to link certain of our intracity networks. We expect to have operational a 241 route mile network from New York to Washington, D.C. during the first quarter of 1999, and when finally complete, as currently planned, we expect that this network will cover approximately 180,000 fiber miles. We have also obtained rights for fiber optic capacity with other facilities-providers and obtained fiber optic capacity linking certain of the metropolitan areas (New York--Chicago, New York--Boston, Chicago--Seattle--Portland) in which we plan to construct intracity networks, except in Portland.

    In addition, we have entered into a joint venture with a U.K. telecommunications company to connect our New York network to London and we have announced that we intend to form a joint venture to construct a high-bandwidth fiber optic network connecting 13 major cities in Germany and obtain certain additional fiber optic capacity in Western Europe. Please refer to the sections in this Prospectus entitled "Business" and "Risk Factors--Risks Associated with Growth Strategy; Management of Expansion."

    We believe that the market for our services in these areas is characterized by significant and growing demand for, and limited supply of, fiber optic capacity. To meet our customers' demand, we tailor the amount of fiber capacity leased to the needs of our customers. Generally, customers lease fiber optic capacity from us and connect their own transmission equipment to the leased fiber, thereby obtaining a high-bandwidth fixed-cost, secure communications alternative to the metered communications services offered by traditional providers. In addition, we believe that we have installation, operating and maintenance cost advantages per fiber mile relative to our competitors because we generally install 432 fibers and may install as many as 864 fibers per route mile as compared to a generally lower number of fibers in existing competitive networks.

    We are focused on providing our broadband communications infrastructure to two main customer groups located in selected Tier I markets: communications carriers and corporate/government customers. Our targeted carrier customers include a broad range of communications companies such as:

    - incumbent local exchange carriers ("ILECs"),

    - competitive local exchange carriers ("CLECs"),

    - long distance companies/interexchange carriers ("IXCs"),

    - paging, cellular and PCS companies,

    - cable companies, and

    - Internet service providers ("ISPs").

    These communications carrier customers typically lease our fiber optic capacity with which they develop their own communications networks as a low cost alternative to building their own infrastructure or purchasing metered services from ILECs or CLECs. Our corporate and government customers typically lease our fiber optic infrastructure and other broadband services on a point-to-point basis for high-bandwidth, secure voice and data networks. We believe that we are well-positioned to penetrate the corporate and government markets since we plan to continue to install most of our fiber in Tier I markets where these customers are concentrated. Please refer to the section in this Prospectus entitled "Business--Customers."

    We have designed our networks to provide high levels of reliability, security and flexibility. Our domestic intracity networks support a self-healing SONET architecture that prevents interruption in service to our clients by instantaneously rerouting traffic in the event of a fiber cut. Our advanced network architecture is also capable of supporting state-of-the-art technologies, including DWDM (dense wave division multiplexing) which significantly increases the transmission capacity of a strand of fiber optic cable. Because DWDM can boost transmission capacity significantly, it has greater relevance on our intercity routes where we have, on average, fewer strands of fiber installed than in our intracity markets. We install most of our fiber inside high density polyethylene conduit to protect the cable and, where practicable, we install additional unused conduits to cost effectively accommodate future network expansion and eliminate the need for future construction. We expect that once our network is completed as currently planned, we will have approximately 2,800 duct miles of unused conduits throughout our network and we will have the ability to lease more conduits along many of our rights-of-way. In addition, we have the ability to pull additional fiber optic strands through certain of our existing conduits that have not been completely filled.

    We intend to capitalize on the increasing demand for high-bandwidth dedicated communications services and the limited supply of such transmission capacity. Based on management experience and industry reports, we believe that demand for the broadband communications infrastructure afforded by our network will continue to increase as a result of the following factors:

    - the rapid growth of communications traffic, such as data traffic, which industry research indicates is growing by 35% annually,

    - the large number of new carriers which will require significant transmission capabilities in all sectors of the communications industry, due in large part to industry deregulation facilitated by the Telecommunications Act of 1996 (the "1996 Telecom Act"),

    - the fact that the Regional Bell Operating Companies (the "RBOCs") and other major ILECs will likely need to upgrade to fiber optic networks with infrastructure similar to ours, and

    - the advent of new communications services requiring large amounts of transmission capacity, such as Internet, intranet and video services.

    According to an industry report, the total 1995 market for communications services in the United States was approximately $183 billion and is expected to grow to approximately $291 billion by the year 2001. In addition, we believe that there will be increased demand for our infrastructure due to our ability to offer fixed-cost pricing which is generally more economical for high volume users than traditional usage-based pricing.

                               BUSINESS STRATEGY

    Our objective is to become the preferred facilities-based provider of broadband communications infrastructure to communications carriers, corporations and government agencies, in our target markets. The following are the key elements of our strategy to achieve this objective:

    ESTABLISH THE COMPANY AS THE PREFERRED CARRIERS' CARRIER OF BROADBAND COMMUNICATIONS INFRASTRUCTURE.

    We lease broadband communications infrastructure on a fixed-cost basis to various communications carriers, enabling them to compete in markets which were previously difficult to penetrate due to limited and/or costly access to high-bandwidth communications infrastructure. Specifically, we plan to lease fiber infrastructure capacity within our target markets thereby enabling our carrier customers to bypass the ILECs and facilities-based CLECs. We believe that we are currently the only company whose principal business is providing dark fiber on a fixed-cost basis in local Tier I local markets. Additionally, we plan to lease capacity on our high-bandwidth, long-haul intercity network to provide seamless connectivity between our various intracity networks. Our fixed-cost, long-term contracts allow our carrier customers to access our Tier I markets without incurring the high capital expenditures, many of the franchise and licensing fees and long lead times usually associated with building their own networks. We also believe that communications carriers may be more likely to lease capacity from us rather than from a competitor since we currently have no plans to offer communications infrastructure services on a metered basis, choosing instead to position ourselves as a noncompeting provider of infrastructure alternatives for IXCs, ILECs, CLECs, etc. Please refer to the section in this Prospectus entitled "Business--Customers."

    POSITION THE COMPANY AS THE PREFERRED PROVIDER OF BROADBAND COMMUNICATIONS INFRASTRUCTURE TO CORPORATE AND GOVERNMENT CUSTOMERS.

    Our fiber optic network is expected to serve Tier I markets in which there are a large number of corporations and government agencies that we believe have significant unmet demand for communications capacity. These customers typically lease broadband communications infrastructure from us to connect two or more of their locations, creating secure networks for voice, video or data communications. Our primary target customers are those with significant transmission needs or who require a high degree of security. However, customers seeking lesser amounts of broadband transmission capacity will have the option of leasing smaller amounts of capacity from us. By providing leased capacity on a fixed-cost rather than a metered basis, we believe our network will be more economical for our corporate and government customers, while also providing the ability to expand their usage for low marginal costs and enhanced reliability and security. Please refer to the section in this Prospectus entitled "Business--Customers."

    REPLICATE SUCCESSFUL BUSINESS MODEL IN NEW MARKETS.

    We seek to leverage the success we have begun to demonstrate in our existing markets by replicating a similar network architecture in a number of additional markets. Specifically we intend to:

    - begin the engineering and construction of five additional intracity networks bringing the number of our intracity networks to a total of eleven, and

    - replicate our successful domestic strategy in selected European markets.

    We expect that our entire network when completed, as currently planned, will ultimately consist of approximately 1.1 million fiber miles covering approximately 8,930 route miles. Please refer to the section in this Prospectus entitled "Risk Factors--Risks Associated with Growth Strategy; Management of Expansion."

    CREATE A LOW COST POSITION.

    We believe that we have established a low cost position relative to other communications carriers primarily for the following reasons:

    - we generally install trunks of 432 fibers and may install up to as many as 864 fibers per route mile, which we believe is substantially more fiber than many other communications carriers install, thereby reducing the per fiber mile cost to construct and operate our networks,

    - we will have a newly-constructed network with advanced fiber optic technology which we believe offers operating and maintenance cost advantages,

    - we believe that certain of our rights-of-way permits and franchises are valuable assets that will be costly and difficult for others to procure in the future, and

    - where practicable, we install spare conduit which will allow for expanded fiber optic capacity at a cost significantly below the cost of new construction.

    Our low cost position should allow us to remain price competitive with other providers of fiber optic infrastructure and to lease our fiber infrastructure at a price which customers will find more attractive than the cost of constructing their own networks.

    LEVERAGE NETWORK ASSETS AND STRATEGIC RELATIONSHIPS TO EXPAND THE REACH OF THE NETWORKS.

    We have also obtained long haul fiber capacity between certain of our intracity networks on a selective basis which we can provide to customers as a value-added service. As a result, at little incremental cost, we have successfully been able to expand the reach of our network. In addition, we plan to continue to enter into strategic partnerships with other communications providers. For example, we seek to establish additional relationships such as the one we have established with Racal Telecommunications, Inc. ("Racal"). This relationship established a 50/50 joint venture linking our U.S. network with Racal's U.K. network to offer each of our customers seamless broadband connectivity between New York and London.

    INSTALL A TECHNOLOGICALLY ADVANCED NETWORK.

    We have installed a technologically advanced network that we believe provides the high levels of reliability, security and flexibility that our target customers typically demand. Our domestic intracity networks support a self-healing SONET architecture that minimizes interruption to service in the event of a fiber cut. We also continuously monitor and maintain high quality control of our network on a 24-hour basis through our network operations center. Our network is capable of using the highest commercially available capacity transmission (OC192) and thereby can support advanced, capacity-intensive data applications such as voice over Internet Protocol, video teleconferencing, Frame Relay, ATM, multimedia and Internet-related applications.

    BUILD ON MANAGEMENT EXPERIENCE AND METROMEDIA COMPANY RELATIONSHIP.

    Our management team and Board of Directors include individuals with communications industry expertise and extensive experience in network design, construction, operations and sales. Our Chief Executive Officer and founder, Stephen A. Garofalo, has approximately 25 years of experience in the cable installation business. Howard Finkelstein, our President and Chief Operating Officer, served in various capacities in Metromedia Company over a period of 16 years, including 9 years as President of Metromedia Company's long distance telephone company, until its merger in 1993 with what is now MCI/WorldCom, Inc.. We also benefit from the communications industry expertise and corporate governance experience of John W. Kluge, Stuart Subotnick and David Rockefeller. As the owner of all of the Company's shares of Class B Common Stock, Metromedia Company and its general partners control the Board of Directors and all stockholder decisions and, in general, determine the outcome of any corporate transaction or other matters submitted to the stockholders for approval. Please refer to the sections in this Prospectus entitled "Risk Factors--Concentration of Voting Power and Control by Metromedia Company; Anti-takeover Effect of Two Classes of Stock" and "Certain Relationships and Related Transactions."

    The Company was founded in 1993 and is a Delaware corporation. Our principal executive offices are located at One North Lexington Avenue, White Plains, New York 10601. Our telephone number is (914) 421-6700.

                         SUMMARY OF THE EXCHANGE OFFER

    Pursuant to the Registration Rights Agreement, we are offering to exchange $650,000,000 aggregate principal amount of our Exchange Notes for a like aggregate principal amount of our Initial Notes. In order to be exchanged, the Initial Notes must be properly tendered and accepted. All outstanding Initial Notes that are validly tendered and not validly withdrawn will be exchanged.

RESALE OF EXCHANGE NOTES

    Based on certain no-action letters issued by the staff of the Securities and Exchange Commission, we believe that the Exchange Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

    - you are acquiring the Exchange Notes in the ordinary course of your business,

    - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes within the meaning of the Securities Act, and

    - you are not an affiliate of the Company, within the meaning of Rule 405 of the Securities Act.

    If any of the foregoing are not true and you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes under such Act, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

    Each broker-dealer that receives Exchange Notes for its own account may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this Prospectus for any offer to resell, resale or other transfer of the Exchange Notes received in exchange for Initial Notes which were acquired by such broker-dealer as a result of market making or other trading activities. We have agreed that, for a period of 180 days after the consummation of the Exchange Offer, we will make this Prospectus available to any broker-dealer for use in connection with any such offer to resell, resale or other transfer. Please refer to the section in this Prospectus entitled "Plan of Distribution." Subject to certain limitations, we will take steps to ensure that the issuance of the Exchange Notes will comply with state securities or "blue sky" laws.

CONSEQUENCES OF FAILURE TO EXCHANGE INITIAL NOTES

    If you do not exchange your Initial Notes for Exchange Notes, you will no longer be able to obligate us to register the Initial Notes under the Securities Act except in the limited circumstances provided under the Registration Rights Agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the Initial Notes unless they are registered under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. Please refer to the section in this Prospectus entitled "Risk Factors--The Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

EXPIRATION DATE

    The Exchange Offer will expire at 5:00 p.m., New York City time, on,
            1999 (the "Expiration Date"), unless we decide to extend the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

    The Exchange Offer is not subject to any condition other than certain customary conditions, including that:

    - no change in the laws and regulations impairs our ability to proceed with the Exchange Offer,

    - no change in the current interpretation of the staff of the Securities and Exchange Commission has occurred and no stop order issued by the staff of the Securities and Exchange Commission suspends the effectiveness of the Registration Statement of which this Prospectus is a part,

    - no litigation impairs our ability to proceed with the Exchange Offer,

    - we obtain all the governmental approvals we deem necessary for the Exchange Offer, and

    - no change or development involving a prospective change in our business or financial affairs has occurred which might materially impair our ability to proceed with the Exchange Offer.

    Please refer to the section in this Prospectus entitled "The Exchange Offer--Terms of the Exchange Offer--Conditions."

PROCEDURES FOR TENDERING INITIAL NOTES

    If you wish to participate in the Exchange Offer, you must complete, sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal, and transmit it together with all other documents required by the Letter of Transmittal (including the Initial Notes to be exchanged) to IBJ Whitehall Bank & Trust Company, as exchange agent (the "Exchange Agent"), at the address indicated on the cover page of the Letter of Transmittal. In the alternative, you can tender your Initial Notes by following the procedures for book-entry transfer described in this Prospectus. If your Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact such person promptly if you wish to tender your Initial Notes in the Exchange Offer. For more information on tendering your Initial Notes, please refer to the sections in this Prospectus entitled "The Exchange Offer--Terms of the Exchange Offer--Procedures for Tendering" and "--Book Entry Transfer."

GUARANTEED DELIVERY PROCEDURES

    If you wish to tender your Initial Notes and you cannot get your required documents to the Exchange Agent by the Expiration Date, you may tender your Initial Notes according to the guaranteed delivery procedures described under the section of this Prospectus entitled "The Exchange Offer-- Terms of the Exchange Offer--Guaranteed Delivery Procedure."

WITHDRAWAL RIGHTS

    You may withdraw the tender of your Initial Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the Exchange Agent at its address set forth under the "The Exchange Offer--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF INITIAL NOTES AND DELIVERY OF EXCHANGE NOTES

    Subject to certain conditions, we will accept any and all Initial Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. Any Initial Note not accepted for exchange for any reason will be returned to you without expense as promptly as practicable after the Expiration Date. We will deliver the Exchange Notes as promptly as practicable after the Expiration Date and acceptance of the Initial Notes for exchange. Please refer to the section in this Prospectus entitled "The Exchange Offer--Terms of the Exchange Offer."

FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFER

    The exchange of the Initial Notes for Exchange Notes will not be a taxable event to holders for United States federal income tax purposes. Please refer to the section of this Prospectus entitled "Certain United States Federal Tax Considerations."

EXCHANGE AGENT

    IBJ Whitehall Bank & Trust Company is serving as exchange agent in the Exchange Offer (the "Exchange Agent").

FEES AND EXPENSES

    We will bear all expenses related to consummating the Exchange Offer and complying with the Registration Rights Agreement. Please refer to the section in this Prospectus entitled "The Exchange Offer--Fees and Expenses."

USE OF PROCEEDS

    We will not receive any proceeds from the issuance of the Exchange Notes. The Exchange Offer is intended solely to satisfy certain of our obligations under the Registration Rights Agreement. Please refer to the sections in this Prospectus entitled "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for a discussion of the use of the proceeds from the issuance of the Initial Notes.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

ISSUER

    Metromedia Fiber Network, Inc.

NOTES OFFERED

    $650,000,000 aggregate principal amount of 10% Series B Senior Notes Due 2008. The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes except that the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration rights under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Initial Notes and both the Initial Notes and the Exchange Notes will be governed by the same indenture (the "Indenture"). In this Prospectus, we use the term "Notes" when describing provisions that govern or otherwise pertain to both the Initial Notes and the Exchange Notes.

MATURITY DATE

    November 15, 2008.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will accrue interest at the rate of 10% per year from either the most recent date on which interest has been paid on the Initial Notes you exchanged, or if no interest has been paid on such Initial Notes, from November 25, 1998. We will pay interest on the Exchange Notes semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 1999.

SINKING FUND

    None.

OPTIONAL REDEMPTION

    Except as described below and under "--Change of Control", we may not redeem the Exchange Notes prior to November 15, 2003. After November 15, 2003, we may redeem the Exchange Notes, in whole or in part, at any time, at the redemption prices described in the Prospectus under the heading "Description of the Exchange Notes," together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time prior to November 15, 2001, we may redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 110% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, through the date of redemption, if:

    - we use the net cash proceeds of any Public Equity Offerings (as defined) resulting in gross proceeds of at least $100 million, and

    - at least 65% of the aggregate principal amount of the Notes issued remains outstanding immediately after giving effect to such redemption.

    Please refer to the section in this Prospectus entitled "Description of the Exchange Notes-- Optional Redemption."

CHANGE OF CONTROL

    Upon a Change of Control (as defined), you as a holder of Exchange Notes will have the right to require us to repurchase all of your Exchange Notes at a repurchase price equal to 101% of the aggregate principal amount of such Exchange Notes, together with accrued and unpaid interest, if any, to the date of repurchase. Please refer to the section in this Prospectus entitled "Description of the Exchange Notes--Change of Control."

RANKING

    The Exchange Notes will:

    - be general unsecured obligations,

    - rank without preference with all our other existing and future unsecured senior Indebtedness (as defined), and

    - be effectively subordinated to all our existing and future secured Indebtedness to the extent of the assets that secure such Indebtedness and to all of our subsidiaries' existing or future Indebtedness, whether or not secured.

RESTRICTIVE COVENANTS

    The Indenture under which the Exchange Notes will be issued limits:

    - the incurrence of additional indebtedness or preferred stock by us and our subsidiaries,

    - the payment of dividends on, and repurchase or redemption of, our capital stock and our subsidiaries' capital stock and the repurchase or redemption of our subordinated obligations,

    - investments, sales of assets and subsidiary stock,

    - transactions with affiliates, and

    - the incurrence of additional liens.

    In addition, the Indenture limits our ability to engage in consolidations, mergers and transfers of substantially all of our assets and also contains certain restrictions on distributions from our subsidiaries. All of these limitations and prohibitions are subject to a number of important qualifications and exceptions. Please refer to the sections in this Prospectus entitled "Risk Factors-- Risk Factors Relating to the Notes" and "Description of the Exchange Notes--Certain Covenants."

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

    The Exchange Notes are new securities and there is currently no established market for them. We cannot assure you as to the development or liquidity of any market for the Exchange Notes. The Initial Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer, the Initial Notes may continue to be traded in the PORTAL market. The Exchange Notes will not be eligible for trading in the PORTAL market.

FORM OF EXCHANGE NOTES

    The Exchange Notes will be represented by one or more permanent global securities in bearer form deposited on behalf of The Depository Trust Company ("DTC") with IBJ Whitehall Bank & Trust Company, as custodian. You will not receive Exchange Notes in registered form unless one of the events described in the section of this Prospectus entitled "Description of the Exchange Notes--Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the Exchange Notes will be shown on, and transfers of these will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

                                  RISK FACTORS

    You should consider carefully the information provided in the section in this Prospectus entitled "Risk Factors" beginning on page 15 and all the other information provided to you in this Prospectus in deciding whether to tender your Initial Notes in the Exchange Offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The summary consolidated financial data presented below as of and for the periods ended December 31, 1995, 1996 and 1997 have been derived from our Consolidated Financial Statements and the related notes included in this Prospectus beginning on page F-1. Our Consolidated Financial Statements for the year ended December 31, 1995 have been audited by M. R. Weiser & Co. LLP, Certified Public Accountants. Our Consolidated Financial Statements as of and for the years ended December 31, 1996 and 1997 have been audited by Ernst & Young LLP, independent auditors. The summary consolidated financial data for the nine months ended September 30, 1997 and the summary consolidated financial data as of and for the nine months ended September 30, 1998 have been derived from our unaudited Consolidated Financial Statements and the related notes included in this Prospectus, which we believe include all adjustments necessary for a fair presentation of the financial condition and results of operations of the Company for such periods. The results of operations for interim periods are not necessarily indicative of the results for a full year's operations. You should read the following information in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," the Consolidated Financial Statements of the Company and the related notes and the other financial data appearing in this Prospectus.

                                                                   YEAR ENDED                     NINE MONTHS
                                                                  DECEMBER 31,                ENDED SEPTEMBER 30,
                                                      ------------------------------------  -----------------------
                                                         1995        1996         1997         1997         1998
                                                      ----------  -----------  -----------  -----------  ----------
STATEMENT OF OPERATIONS DATA:
Revenue.............................................  $   56,000  $   236,000  $ 2,524,000  $ 1,745,000  $20,840,000
Expenses:
  Cost of sales.....................................      --          699,000    3,572,000    2,647,000   9,499,000
  Selling, general and administrative...............   3,886,000    2,070,000    6,303,000    3,722,000   9,811,000
  Depreciation and amortization.....................     162,000      613,000      757,000      567,000     738,000
  Settlement agreement..............................      --          --           --           --        3,400,000
  Consulting and employment incentives..............      --        3,652,000   19,219,000   19,124,000     248,000
                                                      ----------  -----------  -----------  -----------  ----------
Loss from operations................................  (3,992,000)  (6,798,000) (27,327,000) (24,315,000) (2,856,000)
Interest income (expense), net......................    (327,000)  (3,561,000)   1,067,000     (241,000)  5,012,000
(Loss) from joint venture...........................      --          --           --           --         (264,000)
Income taxes........................................      --          --           --           --          825,000
                                                      ----------  -----------  -----------  -----------  ----------
Net (loss) income...................................  $(4,319,000) $(10,359,000) $(26,260,000) $(24,556,000) $1,067,000
                                                      ----------  -----------  -----------  -----------  ----------
                                                      ----------  -----------  -----------  -----------  ----------
Net (loss) income applicable to common stockholders
  per share.........................................  $    (0.17) $     (0.29) $     (0.56) $     (0.64) $      .01
                                                      ----------  -----------  -----------  -----------  ----------
                                                      ----------  -----------  -----------  -----------  ----------
Weighted average number of shares outstanding.......  24,829,000   35,858,000   47,447,000   38,652,000  93,196,000
                                                      ----------  -----------  -----------  -----------  ----------
                                                      ----------  -----------  -----------  -----------  ----------
EBITDA(1)...........................................  $(3,830,000) $(6,185,000) $(26,570,000) $(23,748,000) $(2,382,000)
Adjusted EBITDA(1)..................................  $(3,830,000) $(2,533,000) $(7,351,000) $(4,624,000) $1,266,000

                                                                                        AS OF SEPTEMBER 30, 1998
                                                                                       --------------------------
                                                                                                         AS
                                                                                         ACTUAL      ADJUSTED(2)
                                                                                       -----------  -------------
BALANCE SHEET DATA:
Cash.................................................................................  $76,335,000   $614,835,000
Pledged Securities...................................................................      --         91,500,000
Property and equipment, net..........................................................  150,311,000   150,311,000
Total assets.........................................................................  255,427,000   905,427,000
Long-term debt.......................................................................   19,687,000   669,687,000
Total liabilities....................................................................  100,685,000   750,685,000
Stockholders' equity.................................................................  $154,742,000  $154,742,000

------------------------------

(1) "EBITDA" consists of earnings (loss) before income taxes plus all net interest expense and all depreciation and amortization expense. "Adjusted EBITDA" consists of earnings (loss) before income taxes plus all net interest expense, depreciation and amortization and noncash employment and consulting incentives and settlements. You should not think of EBITDA and Adjusted EBITDA as alternative measures of operating results or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We have included EBITDA and Adjusted EBITDA because they are widely used financial measures of the potential capacity of a company to incur and service debt. Our reported EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

(2) Adjusted for the issuance of the Initial Notes and the application of the proceeds thereof.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table contains our ratio of earnings to fixed charges for each of the periods indicated:

                                                            PERIOD FROM                                                  NINE
                                                           APRIL 8, 1993                                                MONTHS
                                                             (DATE OF                                                    ENDED
                                                           INCEPTION) TO                   YEAR ENDED                  SEPTEMBER
                                                           DECEMBER 31,                   DECEMBER 31,                    30,
                                                          ---------------  ------------------------------------------  ---------
                                                               1993          1994       1995       1996       1997       1997
                                                          ---------------  ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to fixed charges (1)..................        --            --         --         --         --         --


                                                            1998
                                                          ---------
Ratio of Earnings to fixed charges (1)..................       9.45

------------------------------

(1) Earnings are insufficient to cover fixed charges. The deficiency was $188,000, $874,000, $4,319,000, $10,359,000, $26,260,000 and $24,556,000,
    for the periods ended December 31, 1993, 1994, 1995, 1996, and 1997 and for the nine months ended September 30, 1997 respectively.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE INFORMATION BELOW, AS WELL AS ALL OTHER INFORMATION PROVIDED TO YOU IN THIS PROSPECTUS, BEFORE TENDERING THE INITIAL NOTES IN THE EXCHANGE OFFER, INCLUDING INFORMATION IN THE SECTION OF THIS PROSPECTUS ENTITLED "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS."

LIMITED HISTORY OF OPERATIONS; NET LOSSES AND NEGATIVE CASH FLOW FROM
  OPERATIONS; EXPECTED FUTURE NET LOSSES AND NEGATIVE CASH FLOW FROM OPERATIONS

    The Company was formed in April 1993 and has a limited operating history. We currently have a limited number of customers and are still in the process of building many of our networks. Accordingly, you will have limited historical financial information upon which to base your evaluation of our performance and an investment in the Notes. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.

    In connection with the construction of our networks, we have incurred substantial net losses and, prior to the nine-month period ended September 30, 1998, we had never generated positive cash flow from operations. We had net losses of $26.3 million, $10.4 million and $4.3 million for the years ended December 31, 1997, 1996 and 1995, respectively. We cannot assure you that we will continue to generate net income or that we will sustain positive cash flow in the future.

    Losses will continue while we concentrate on the development and construction of additional fiber optic networks and until our networks have established a sufficient revenue-generating customer base. We will also incur losses during the initial startup phases of any services that we may provide. Accordingly, we expect to continue experiencing net operating losses and negative cash flows for the foreseeable future. We cannot assure you that we will succeed in establishing an adequate revenue base or that these services will generate profitability or positive cash flow.

    Continued losses and negative cash flow may prevent us from pursuing our strategies for growth. In addition, if we cannot achieve profitability or positive cash flows from operating activities, we will not be able to meet our debt service obligations (including our obligations under the Notes), capital expenditure requirements or working capital needs.

SUBSTANTIAL DEBT

    LARGE AMOUNT OF DEBT

    We have substantial debt and debt service requirements since the issuance of the Initial Notes. As of September 30, 1998, after giving effect to the offering of the Initial Notes, we would have had total debt of approximately $670 million. As the Indenture allows us to borrow additional amounts in certain cases to finance the construction and improvement of our networks, we intend to explore market conditions in order to obtain such additional financing, including additional long-term fixed-rate financing or senior revolving credit facilities.

    CONSEQUENCES OF DEBT

    Our substantial debt has important consequences, including:

    - our ability to borrow additional amounts for working capital, capital expenditures or other purposes is limited,

    - a substantial portion of our cash flow from operations is required to make debt service payments, and

    - our leverage could limit our ability to capitalize on significant business opportunities and our flexibility to react to changes in general economic conditions, competitive pressures and adverse changes in government regulation.

    You should be aware that our ability to repay or refinance our current debt depends on our successful financial and operating performance and on our ability to successfully implement our business strategy. Unfortunately, we cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. You should also be aware that our financial and operational performance depends upon a number of factors, many of which are beyond our control. These factors include:

    - the economic and competitive conditions in the telecommunications network industry,

    - any operating difficulties, increased operating costs or pricing pressures we may experience,

    - the passage of legislation or other regulatory developments that may adversely affect us,

    - any delays in implementing any strategic projects,

    - our ability to complete our networks on time and in a cost-effective manner, and

    - our ability to apply our business strategies in foreign cities.

    We cannot assure you that our cash flow and capital resources will be sufficient to repay the Notes and any indebtedness we may incur in the future, or that we will be successful in obtaining alternative financing. In the event that we are unable to repay our debts, we may be forced to reduce or delay the completion or expansion of our networks, sell some of our assets, obtain additional equity capital or refinance or restructure our debt. If we are unable to meet our debt service obligations or comply with our covenants, a default under our existing debt agreements would result. To avoid a default, we may need waivers from third parties, which might not be granted. You should also read the information we have included in this Prospectus in the sections entitled "Description of the Exchange Notes" and "Business--Business Strategy."

    RESTRICTIVE DEBT COVENANTS

    The Indenture contains a number of significant covenants. These covenants will limit our ability to, among other things:

    - borrow additional money,

    - make capital expenditures and other investments,

    - pay dividends,

    - merge, consolidate, or dispose of our assets, and

    - enter into transactions with our affiliates.

    Our failure to comply with these covenants would cause a default under the Indenture. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. Complying with these covenants may cause us to take actions that we otherwise would not take or not take actions that we otherwise would take. Please refer to the section in this Prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RISKS ASSOCIATED WITH GROWTH STRATEGY; MANAGEMENT OF EXPANSION

    Our future largely depends on our ability to implement our business strategy and proposed expansion in order to create the new business and revenue opportunities described in this Prospectus. In order to implement our proposed business strategy (including the continued development of our networks within the United States and in Europe), we must accomplish the following in a timely manner at a reasonable cost to us and on conditions acceptable to us:

    - obtain access to capital markets,

    - design fiber network backbone routes,

    - install facilities,

    - acquire rights-of-way and building access,

    - obtain required governmental authorizations and permits, and

    - continue to implement and improve our operational, financial, and accounting systems.

    Successful implementation depends on numerous factors beyond our control, including economic, competitive and other conditions and uncertainties, the ability to obtain licenses, permits, franchises and rights-of-way on reasonable terms and conditions and the ability to hire and retain qualified management personnel. In addition, construction of future networks entails significant risks, including management's ability to effectively control and manage these projects, shortages of materials or skilled labor, unforeseen engineering, environmental or geological problems, work stoppages, weather interference, floods and unanticipated cost increases. We cannot assure you that the budgeted costs of our current and future projects will not be exceeded or that these projects will commence operations within the contemplated schedules, if at all. The failure to obtain necessary licenses, permits and authorizations could prevent or delay the completion of construction of all or part of our networks or increase completion costs. In addition, we cannot assure you that we will be successful in implementing our business strategy and in managing expansion effectively, on time or at all.

    We will need to strengthen our marketing efforts and increase our staff to handle future marketing and sales requirements. If we fail to obtain significant, widespread commercial and public acceptance of our networks and access to sufficient buildings our visibility in the telecommunications market could be jeopardized. We cannot assure you that we will be able to secure customers for the commercial use of our proposed networks or access to such buildings in each market.

    Our ability to implement our business plan, to a significant degree, depends upon our ability to secure a market for our leased fiber capacity and obtain and maintain contractual and other relationships with communications carriers and corporate and government customers. The practice of leasing dark fiber is not widespread and we cannot assure you that the market will develop or that we will be able to enter into contracts, comply with the terms of these contracts or maintain relationships with communications carriers and corporate and government customers, that these contracts or relationships will be on economically favorable terms or that communications carriers and corporate and government customers will not choose to compete against, rather than cooperate with us. If we are unable to enter into contracts, comply with the terms of the contracts or maintain relationships with these constituencies our operations would be materially and adversely affected.

    We cannot predict whether providing services to governments will evolve into a significant market. Existing rights-of-way are typically controlled by governments and are often used to create leverage in "shared resources projects" whereby the government obtains communications capacity in exchange for providing a private communications carrier access to government controlled rights-of-way for fiber installation. In addition, governments often build their own communications infrastructure because they already control the necessary rights-of-way. Accordingly, we cannot assure you that the market for government customers will significantly develop.

    Certain of our current contracts to supply leased fiber capacity allow the lessee to terminate the contracts and/or provide for liquidated damages if we do not supply the stated fiber capacity by a specified time. Some of these contracts can be terminated on this basis. Terminating any of these contracts could adversely affect our operations.

    We may expand the range of services that we offer. These services may include assisting customers with the integration of their leased dark fiber with appropriate electronic and optronic equipment by facilitating the involvement of third party suppliers, vendors and contractors. We cannot assure you that a market will develop for our new services, that implementing these services will be technically or economically feasible, that we can successfully develop or market them or that we can operate and maintain our new services profitably.

NEED FOR ADDITIONAL FINANCING

    We may need significant amounts of additional capital to complete the build-out of our planned fiber optic communications networks and meet our long-term business strategies, including expanding our networks to additional cities. Our ability to arrange financing and the cost of financing depend upon many factors, including:

    - general economic and capital markets conditions generally, and in particular the non-investment grade debt market,

    - conditions in the telecommunications market,

    - regulatory developments,

    - credit availability from banks or other lenders,

    - investor confidence in the telecommunications industry and the Company,

    - the success of our fiber optic communications networks, and

    - provisions of tax and securities laws that are conducive to raising capital.

If we need additional funds, our inability to raise them will have an adverse effect on our operations. If we decide to raise additional funds through the incurrence of debt, we may become subject to additional or more restrictive financial covenants and ratios.

HIGHLY COMPETITIVE NATURE OF THE TELECOMMUNICATIONS INDUSTRY

    The telecommunications industry is extremely competitive, particularly with respect to price and service. We compete against ILECs, which currently dominate their local telecommunications markets, and CLECs, many of which have greater financial, research and development and other resources than we do. In addition to ILECs and CLECs, several other potential competitors are capable of offering services similar to those offered by us. These potential competitors include facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators and large end-users with private networks. A significant increase in industry capacity or reduction in overall demand would adversely affect our ability to maintain or increase prices. This would adversely affect our results of operations.

    Some of our principal competitors already own fiber optic cables as part of their telecommunications networks. Accordingly, any of these carriers, some of which already have franchise and other agreements with the City of New York and other local and state governments and substantially greater resources and more experience than us, could directly compete with us in the market for leasing fiber capacity, if they are willing to offer this capacity to their customers. Our franchise and other agreements with the City of New York and other local and state governments are not exclusive. Potential competitors with greater resources and more experience than us could enter into franchise and other agreements with the City of New York and other local and state governments and compete directly with us.

    In addition, some communications carriers and local cable companies have extensive networks in place that could be upgraded to fiber optic cable, as well as numerous personnel and substantial resources to begin construction to equip their networks. If communications carriers and local cable companies decide to equip their networks with fiber optic cable, they could become significant competitors of ours.

    Other companies may choose to compete with us in our current or planned markets, including Europe, by leasing fiber capacity (including dark fiber) to our targeted customers. This additional competition could materially and adversely affect our operations.

    We are also particularly dependent on customers such as NextLink New York, L.L.C., WinStar Communications, Inc. and certain other customers and are therefore more susceptible to the impact of poor economic conditions than our competitors with a more balanced mix of business. Please refer to the section in this Prospectus entitled "Business--Customers."

EXTENSIVE REGULATION

    Existing and future governmental regulations will greatly influence how we operate our business, our business strategy and ultimately, our viability. However, we cannot predict the future regulatory framework of our business.

    FEDERAL

    Federal telecommunications law directly shapes the telecommunications market. Consequently, regulatory requirements and/or changes could adversely affect our operations.

    Federal telecommunications law imposes special legal requirements on "common carriers" who engage in "interstate or foreign communication by wire or radio," and on "telecommunications carriers." Telecommunications carriers and common carriers are essentially the same, and are companies that provide communications services directly to the public, or to all potential users subject to standardized rates, terms or conditions. We believe that we are not a "telecommunications carrier" or "common carrier" with respect to our leasing of dark fiber facilities, and therefore that we are not subject to special legal requirements applicable to such carriers. However, with respect to offering of telecommunications services, we will likely operate as a common carrier and therefore will be subject to the regulatory requirements applicable to common carriers and to telecommunications carriers. Please refer to the section in this Prospectus entitled "Business--Regulation." These regulatory requirements may have a material adverse impact on our business and results of operation.

    Our revenues from the provision of telecommunications services to end-users (but not to other common carriers) are subject to assessment by the FCC for its Universal Service Fund, as well as other fees and assessments. If providing dark fiber facilities were deemed to be a "telecommunications" service, then revenues from facility leases to end-users would be subject to similar assessments. These assessments could equal approximately 4% of our gross interstate end-user revenues and 1% of our gross intrastate end-user revenues in 1999, and could increase in subsequent years. To date, however, we have paid no FCC assessments because we do not believe that dark fiber leases are a form of "telecommunications," and because we have not yet provided any transmission services to end-users.

    ILECs, CLECs and IXCs are subject to various federal telecommunications laws. These laws and FCC regulatory decisions may affect our business by virtue of the interrelationships that exist among us and many of these regulated telecommunications entities. For example, the FCC has recently taken steps to reduce the access charges paid by IXCs to ILECs, and to give the ILECs greater flexibility in setting these charges. While we cannot predict the precise effect the access charge changes will have on our operations, reduced access charges will likely make it more attractive for IXCs to use ILEC facilities, which could have a material adverse effect on IXCs' use of our fiber optic telecommunications network.

    Under the 1996 Telecom Act's interconnection provisions, the FCC is responsible for determining what elements of an ILEC's network must be provided to competitors on an unbundled basis. Under these provisions, the FCC has decided not to declare dark fiber an unbundled network element, but has allowed state regulators to do so. This decision is currently subject to petitions for reconsideration before the FCC, and is being challenged in the Supreme Court. A federal district court in North Carolina has found dark fiber to be a network element under the 1996 Telecom Act. To date, state commissions in several states (including New York) have either refused to require the ILECs to offer dark fiber to competitors or have stated that the issue would be addressed at a later time. On the other hand, other state commissions have found dark fiber to be a network element and required the ILECs to offer it on an unbundled basis to CLECs. Decisions by either the FCC or additional states to require unbundling of ILEC dark fiber or geographic extension of the ruling of the federal district court in North Carolina could decrease the demand for our dark fiber, and thereby have an adverse effect on the results of our operations.

    STATE

    Each state (and the District of Columbia, which is treated as a state for the purpose of regulation of telecommunications services) has its own laws for regulating providers of certain telecommunications-related services as "common carriers," as "public utilities," or under similar rubrics. We believe that offering dark fiber facilities is not subject to this type of regulation in most jurisdictions in which we plan to construct facilities. However, our offering of transmission services (as distinct from dark fiber capacity) likely will be subject to regulation in each of these jurisdictions to the extent that these services are offered for intrastate use, and such regulation may have an adverse effect on the results of our operations.

    Regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. In particular, state regulators have the authority to determine both the rates we will pay to ILECs for certain interconnection arrangements such as physical collocation, and the prices that ILECs will be able to charge our potential customers for services and facilities that compete with ours. We will also incur certain costs to comply with regulatory requirements such as the filing of tariffs, submission of periodic financial and operational reports to regulators, and payment of regulatory fees and assessments. In some jurisdictions, our pricing flexibility for intrastate services may be limited because of regulation, although our direct competitors will be subject to similar restrictions. We cannot assure you that these, as well as future regulatory, judicial, or legislative action will not have a material adverse effect on us.

    LOCAL

    In addition to federal and state laws, local governments exercise legal authority that may impact our business. For example, local governments, such as the City of New York, typically retain the ability to license public rights-of-way, subject to the limitation that local governments may not prohibit persons from providing telecommunications services. Local authorities affect the timing and costs associated with our use of public rights-of-way. These regulations may have an adverse effect on our business.

    REGULATION OF INTERNATIONAL SERVICE

    Various regulatory requirements and limitations also will influence our business as we attempt to enter international markets.

    Although we have not fully determined our international business strategy, we have entered into a 50/50 joint venture named International Optical Network, LLC ("ION") with Racal that contemplates jointly acquiring and selling international, facilities-based telecommunications capacity between the U.S. and the United Kingdom and possibly between the U.S. and other markets. ION is a U.S. international common carrier subject to U.S. regulation under Title II of the Communications Act, and, depending on our specific business plans, it is possible that we may also become a U.S. international common carrier subject to such regulation. Under current FCC rules, international carriers that do not exercise market power and that are not affiliated with dominant foreign carriers (those exercising market power in their local markets), are subject to relatively relaxed U.S. regulation as non-dominant international carriers. ION is and we would also be required, under Sections 214 and 203 of the Communications Act, respectively, to obtain authorization and file an international service tariff containing rates, terms and conditions prior to initiating service. International carriers are also subject to certain annual fees and filing requirements such as the requirement to file contracts with other carriers, including foreign carrier agreements, and reports setting forth international circuit, traffic and revenue data service. A failure to obtain an appropriate U.S. license for international service, the revocation of a license or a finding that one of our affiliates or we are a dominant carrier could have a material adverse effect on our future operations.

    To the extent that ION and we operate as international common carriers, ION and we will also be required to comply with FCC's rules regarding the International Settlements Policy (the "ISP"), which defines the permissible boundaries for U.S. carriers and their foreign correspondents to settle the cost of terminating each other's traffic over their respective networks. The ISP generally provides that, absent a waiver, U.S. carriers may only enter into foreign carrier agreements for the exchange of switched traffic that contain the same accounting rate and settlement rate (typically one-half of the accounting rate) offered to all other U.S. carriers. The ISP also requires U.S. carriers to adhere to the principle of proportionate return so that competing U.S. carriers have comparable opportunities to receive the return traffic that reduces the marginal cost of providing international service.

    The FCC continues to refine its international service rules to promote competition, reflect and encourage liberalization in foreign countries, and reduce accounting rates toward cost. Indeed, the FCC has established reduced "benchmark" rates at which U.S. carriers will be allowed to pay foreign carriers for terminating U.S.-originated traffic. For example, as of January 1, 1999, U.S. carriers must ensure that the rate paid to terminate traffic in the U.K. does not exceed $0.15/minute. Different rates would apply in different countries by different deadlines depending on the country's income level.

    Regulation of the international telecommunications industry is changing rapidly. We are unable to predict how the FCC will resolve the various pending international policy issues and the effect of such resolutions on us.

    ION's international services are and our future international services may also be subject to regulation in the United Kingdom and other European jurisdictions in which we may operate. National regulations of relevant European countries, as well as policies and regulations on the European Union level, impose separate licensing, service and other conditions on ION's and our international service operations, and these requirements may have a material adverse impact on us.

RISK OF CANCELLATION OR NON-RENEWAL OF FRANCHISES, LICENSES OR PERMITS

    We operate our New York network based on a franchise agreement entered into between us and the City of New York. Both the City of New York and we have the right, at any time after December 2000, upon six months notice, to renegotiate in good faith certain terms of this franchise agreement, including the annual franchise fee paid by us, based on changes in technological, regulatory or market conditions which may occur after the effective date of the agreement. If we cannot reach an agreement after renegotiation, the franchise agreement will be subject to early termination on a date which would be one half of the number of days between the date of the notice to renegotiate and January 1, 2009. Termination of this franchise would have a material adverse effect on our business, results of operations and financial condition. Please refer to the section in this Prospectus entitled "Business--Franchise, License and Related Agreements--New York." We will also need to obtain additional franchises, licenses and permits for our planned intracity networks, intercity networks and international networks. We cannot assure that we will be able to maintain our existing franchises, licenses or permits or to obtain and maintain the other franchises, licenses or permits needed to implement our strategy on acceptable terms.

NEED TO OBTAIN AND MAINTAIN RIGHTS-OF-WAY

    We must obtain additional rights-of-way and other permits from railroads, utilities, state highway authorities, local governments and transit authorities to install underground conduit(s) for the expansion of our intracity networks, intercity networks and international networks. We cannot assure that we will be successful in obtaining and maintaining these right-of-way agreements or obtaining these agreements on acceptable terms. Some of these agreements may be short-term or revocable at will, and we cannot assure you that we will continue to have access to existing rights-of-way after they have expired or terminated. If any of these agreements were terminated or could not be renewed and we were forced to remove our fiber optic cable from under the streets or abandon our networks, the termination would have a material adverse effect on our operations.

    More specifically, our New York network relies upon, and our planned expansions into Long Island and Westchester County will rely upon, right-of-way agreements with Bell Atlantic Corporation and its subsidiary, Empire City Subway Company (Ltd.) ("ECS"). The current agreements may be terminated at any time without cause with three months notice. In case of termination, we may be required to remove our fiber optic cable from the conduits or poles of Bell Atlantic Corporation. This termination would have a material adverse effect on our operations.

RAPID TECHNOLOGICAL CHANGE

    The telecommunications industry is subject to rapid and significant changes in technology that could materially affect the continued use of fiber optic cable. We cannot predict the effect of technological changes on our business. We also cannot assure you that technological changes in the communications industry will not have a material adverse effect on our operations.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

    Our strategy includes expanding our services to provide fiber optic cable in Europe, particularly, Germany and London, England. The following are certain risks inherent in doing business on an international level:

    - regulatory limitations restricting or prohibiting us from providing our services,

    - unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers,

    - difficulties in staffing and managing foreign operations,

    - longer payment cycles,

    - problems in collecting accounts receivable,

    - political risks,

    - fluctuations in the European currency exchange,

    - delays from customs brokers or government agencies, and

    - potentially adverse consequences resulting from operating in multiple European countries with different laws and regulations, including tax laws and industry related regulations.

    Furthermore, the international rates customers are charged are likely to decrease in the future for many reasons, including increased competition between existing carriers, increased competition with new carriers in the European market and additional strategic alliances or joint ventures among large international carriers that facilitate targeted pricing and cost reductions. We cannot assure you that we will be successful in overcoming these risks or any other problems arising because of expansion into Europe.

RISKS ASSOCIATED WITH ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES

    In the future, we may acquire or try to acquire customer bases and businesses from, make investments in, or enter into strategic alliances with, companies which have customer bases, switching capabilities or existing networks in our current markets or in areas into which we intend to expand our networks. We are currently evaluating several potential strategic opportunities but, except as described in this Prospectus, do not have any present definitive commitment or agreement with respect to any material acquisition, investment, strategic alliance or related effort. Any future acquisitions, investments, strategic alliances or related efforts will be accompanied by risks such as:

    - the difficulty of identifying appropriate acquisition candidates,

    - the difficulty of assimilating the operations of the respective entities,

    - the potential disruption of our ongoing business,

    - the inability of management to capitalize on the opportunities presented by acquisitions,

    - investments, strategic alliances or related efforts,

    - the failure to successfully incorporate licensed or acquired technology and rights into our services,

    - the inability to maintain uniform standards,

    - controls, procedures and policies, and

    - the impairment of relationships with employees and customers as a result of changes in management.

    We cannot assure you that we would be successful in overcoming these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts. Please refer to the sections in this Prospectus entitled "--Risks Associated with Growth Strategy; Management of Expansion" and "Business--Business Strategy."

PRICING PRESSURES AND INDUSTRY CAPACITY

    We believe that, in the last several years, increasing demand has resulted in a shortage of capacity and slowed the decline in prices. However, we anticipate that prices for our services specifically, and transmission services in general, will continue to decline over the next several years due primarily to the following:

    - price competition as various network providers continue to install networks that might compete with our networks,

    - recent technological advances that permit substantial increases in the transmission capacity of both new and existing fiber, and

    - strategic alliances or similar transactions, such as long distance capacity purchasing alliances among certain RBOCs, that increase the parties' purchasing power. Please refer to the section in this Prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RELIANCE ON KEY PERSONNEL

    We believe that the success of our business strategy and our ability to operate profitably depend on the continued employment of our senior management team led by Stephen A. Garofalo, Chief Executive Officer and Chairman of the Board of Directors. Our business is managed by a small number of key management and operating personnel. Our business and financial results could be materially affected if Mr. Garofalo or other members of our senior management team became unable or unwilling to continue in their present positions. Certain of our key executives, Mr. Garofalo, Howard M. Finkelstein, President and Chief Operating Officer, Vincent A. Galluccio, Senior Vice President, Gerard Benedetto, Vice President and Chief Financial Officer, and Nicholas M. Tanzi, Vice President-- Sales, are presently party to an employment or non-competition agreement.

CONCENTRATION OF VOTING POWER AND CONTROL BY METROMEDIA COMPANY; ANTI-TAKEOVER
  EFFECT OF TWO CLASSES OF STOCK

    The holders of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), are entitled to one vote per share. The holders of Class B Common Stock, par value $.01 per share of the Company (the "Class B Common Stock"), are entitled to ten votes per share and vote as a separate class to elect at least 75% of the members of the Board of Directors. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock, and with limited exceptions, converts automatically upon any transfer of the stock. Stephen A. Garofalo currently controls approximately 26% of the outstanding shares of Class A Common Stock. Metromedia Company and certain of its affiliates currently own 100% of the Class B Common Stock, and represent approximately 66% of the Company's total voting power. Accordingly, Metromedia Company is able to control the Board of Directors and all stockholders' decisions and, in general, to determine (without the consent of the Company's other stockholders) the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of the Company's assets. In addition, Metromedia Company has the power to prevent or cause a change in control of the Company. Please refer to the sections in this Prospectus entitled "Security Ownership" and "Certain Relationships and Related Transactions."

LITIGATIONS AGAINST THE COMPANY

    On or about October 20, 1997, Vento & Company of New York, LLC ("VCNY") commenced an action against the Company, Stephen A. Garofalo and several other defendants in the United States District Court for the Southern District of New York (No. 97 CIV 7751). In its complaint, as amended, VCNY alleges four causes of action in connection with its sale of 900,000 shares (not adjusted for subsequent stock splits) of Class A Common Stock to certain defendants on January 13, 1997 (the "VCNY Sale"). The four causes of action include: (i) violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated under such Act; (ii) fraud and fraudulent concealment; (iii) breach of fiduciary duty; and (iv) negligent misrepresentation and omission. On the first and second causes of action, VCNY is seeking, among other things, the rescission of the VCNY Sale, or alternatively, damages in an amount which we cannot currently ascertain but believe to be in excess of $36.0 million, together with interest. On the third and fourth causes of action, VCNY is seeking damages in an amount which we cannot currently ascertain but believe to be in excess of $36.0 million, together with interest. VCNY is also seeking punitive damages in the amount of $50.0 million, reasonable legal fees and the cost of this action. All the defendants, including Mr. Garofalo and the Company, have moved to dismiss VCNY's complaint.

    On or about June 12, 1998, Claudio E. Contardi commenced an action against Peter Sahagen, Sahagen Consulting Group of Florida and the Company in the United States District Court for the Southern District of New York (No. 98 CIV 4140). Mr. Contardi alleges a cause of action for, among other things, breach of a finder's fee agreement entered into between Mr. Sahagen and Mr. Contardi on or about November 14, 1996 and breach of an implied covenant of good faith and fair dealing contained in the finder's fee agreement. Mr. Contardi is seeking, among other things, a number of shares of the Company which we cannot currently ascertain but believe to be approximately 225,000 shares (calculated as of the date on which the complaint was filed) or damages in an amount which we cannot currently ascertain but believe to be approximately $4.9 million (calculated as of the date on which the complaint was filed) and all costs and expenses incurred by him in this action. We have filed an answer to the complaint and have raised affirmative defenses.

    We intend to vigorously defend both these actions because we believe that we acted appropriately in connection with the matters at issue in these two cases. However, we can make no assurances that we will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately we will be successful in defending against these allegations. If we are unsuccessful in defending against these allegations, an award of the magnitude being sought in the VCNY litigation would have a material adverse effect on our financial condition and results of operations.

LIMITED NATURE OF OUR SERVICES

    We provide fiber optic communications infrastructure and are not currently engaged in the transmission of voice, data or video services. We do not provide switched voice and data services unlike other telecommunications companies. Accordingly, we receive no revenues from providing such services. Instead, we derive substantially all of our revenue from the leasing of fiber optic capacity to our customers, many of whom transmit voice, data and/or video information or provide switched voice and data services. While we may later decide to provide those services, the limited nature of our current services could limit potential revenues and result in our having lower revenues than competitors which provide a wider array of services. Please refer to the sections in this Prospectus entitled "Business--Customers" and "Business--Competition."

INVESTMENT COMPANY ACT REGULATION

    Following the offering of the Initial Notes, we have substantial cash, cash equivalents and short-term investments. We invested approximately $91.5 million of the net proceeds of the offering of Initial Notes in a portfolio of U.S. government securities that were pledged to secure the payment in full of the interest on the Notes through May 15, 2000. We have invested the balance of such proceeds in short-term instruments with prudent cash management and not primarily for the purpose of achieving investment returns. Investment in securities primarily for the purpose of achieving investment returns could result in the Company being treated as an "investment company" under the Investment Company Act of 1940. A company is considered an "investment company" under the Investment Company Act if it holds itself out as primarily in the business of investing, reinvesting or trading in securities. A company can also be considered an "investment company" if it fails certain numerical tests as to the composition of its assets and the sources of its income, even if it is primarily engaged in a business other than investing, reinvesting, owning, holding or trading in securities. The Investment Company Act of 1940 requires investment companies to register with the Securities and Exchange Commission and imposes various substantive restrictions on investment companies with respect to matters such as their capital structure, management, operations and transactions with affiliated persons.

    We believe that we will not be considered to be engaged in investing, reinvesting, owning, holding or trading securities, and therefore, will not be regarded as an investment company within the meaning of the Investment Company Act. However, application of such Act to us would materially adversely affect our business, financial condition and results of operations.

RISK FACTORS ASSOCIATED WITH THE "YEAR 2000 PROBLEM"

    Many computer systems and software products will not function properly in the year 2000 and beyond due to a once-common programming standard that represents years using two digits. This problem is often referred to as the "Year 2000" problem. We are currently working to evaluate and resolve the potential impact of the Year 2000 on our processing of date-sensitive information and network systems. We plan to contact all our significant suppliers, contractors and major systems developers to determine our vulnerability to their Year 2000 situations. We presently believe that the Year 2000 problem will only have a minimal cost impact. However, we cannot assure you that other companies will convert their systems on a timely basis and that their failure will not have an adverse effect on our systems. If our customers, suppliers, contractors, and major systems developers are unable to address their Year 2000 issues in a timely manner, a material adverse effect on our results of operations and financial condition could result. Please refer to the section in this Prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 System Modifications."

RISK FACTORS RELATING TO THE NOTES

    COMPANY STRUCTURE

    We are a holding company with few direct operations and few assets of significance other than the stock of our subsidiaries. As such, we will be dependent on the cash flows of our subsidiaries to meet our obligations, including the payment of principal and interest on the Notes. Our subsidiaries are separate legal entities that will have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Our subsidiaries will not guarantee the payment of the Notes. The Notes will therefore be effectively subordinated to the claims of the creditors of our subsidiaries (including trade creditors and holders of indebtedness of such subsidiaries). We expect that our current and future subsidiaries will incur significant amounts of equipment financing and other indebtedness in connection with the development of our networks. Please refer to the sections in this Prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business" and "Description of the Exchange Notes."

    PRIORITY OF SECURED AND SUBSIDIARIES' DEBT OVER THE NOTES

    The Notes are unsecured and therefore will be effectively subordinated to all our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and to all of our subsidiaries' existing or future Indebtedness, whether or not secured. The Indenture permits us and our subsidiaries to incur an unlimited amount of secured indebtedness to finance the acquisition of equipment, inventory, construction, installation, lease, development or improvement of network assets. Please refer to the section of this Prospectus entitled "Description of the Exchange Notes." Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of the Company, the assets of the Company will be available to satisfy obligations of such secured debt before any payment may be made on the Notes. In addition, to the extent such assets cannot satisfy in full the secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment (or effectively senior if the indebtedness were issued by a subsidiary) with the Notes. Accordingly, there might only be a limited amount of assets available to satisfy your claims as a holder of the Notes upon an acceleration of the maturity of the Notes.

    FRAUDULENT CONVEYANCE STATUTES

    An unpaid creditor or representative of creditors, such as a trustee in bankruptcy or the Company as a debtor-in-possession in a bankruptcy proceeding, could file a lawsuit claiming that the issuance of the Notes constituted a "fraudulent conveyance." To make such a determination, a court would have to find that:

    - we did not receive fair consideration or reasonably equivalent value for the Notes, and that,

    - at the time the Notes were issued, we were insolvent or rendered insolvent by the issuance of the Notes; were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they matured.

    If the court were to make such a finding, it could:

    - void our obligations under the Notes,

    - subordinate the Notes to other indebtedness, or

    - take other actions detrimental to you as a holder of the Notes.

    The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property, or if the present fair saleable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they mature. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Notes, if it determined that the transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. We cannot determine in advance what standard a court would apply to determine whether we were "insolvent" in connection with the issuance of the Notes. The measure of insolvency for purposes of determining whether a fraudulent conveyance has occurred will vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court.

    ABSENCE OF PUBLIC MARKET FOR THE NOTES

    The Initial Notes were not registered under the Securities Act or under the securities laws of any state and may not be resold unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Exchange Notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

    - the development of any market for the Exchange Notes,

    - the liquidity of any such market that may develop,

    - the ability of holders of Exchange Notes to sell their Exchange Notes, or

    - the price at which the holders of the Exchange Notes would be able to sell their Exchange Notes.

    The Initial Notes are designated for trading among qualified institutional investors in the PORTAL market. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the Exchange Notes. However, they are not obligated to do so and may discontinue any such market-making activity with respect to the Exchange Notes at any time without notice. Following commencement of the Exchange Offer, the Initial Notes may continue to be traded in the PORTAL market. The Exchange Notes will not be eligible for trading in the PORTAL market. Accordingly, we cannot assure you that an active trading market will exist for the Exchange Notes or that such trading market will be liquid. If such a market were to exist, the Exchange Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of the Company. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. We cannot assure you that the market for the Exchange Notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the Exchange Notes.

THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE
  INITIAL NOTES

    To the extent that Initial Notes are tendered for exchange and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Initial Notes could be adversely affected. Please refer to the section in this Prospectus entitled "--The Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

THE FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

    The Initial Notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Initial Notes for Exchange Notes pursuant to the Exchange Offer, you will not be able to resell, offer to resell or otherwise transfer the Initial Notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the Initial Notes under the Securities Act except in the limited circumstances provided under the Registration Rights Agreement. In addition, if you want to exchange your Initial Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

AFFILIATES AND BROKER-DEALERS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER
  A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES

    Based on certain no-action letters issued by the staff of the Securities and Exchange Commission, we believe that the Exchange Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

    - you are acquiring the Exchange Notes in the ordinary course of your business,

    - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes within the meaning of the Securities Act, and

    - you are not an affiliate of the Company within the meaning of Rule 405 of the Securities Act.

    If any of the foregoing are not true and you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes under such Act, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes which were acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this Prospectus for any offer to resell, resale or other transfer of the Exchange Notes. We have agreed that, for a period of 180 days after the consummation of the Exchange Offer, we will make this Prospectus available to any broker-dealer for use in connection with any such offer to resell, resale or other transfer. Please refer to the section of this Prospectus entitled "Plan of Distribution." Subject to certain limitations, we will take steps to ensure that the issuance of the Exchange Notes will comply with state securities or "blue sky" laws.

THE FAILURE TO ADHERE TO EXCHANGE OFFER PROCEDURES WILL HAVE ADVERSE
  CONSEQUENCES

    We will issue you the Exchange Notes pursuant to the Exchange Offer only after the timely receipt of your Initial Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Initial Notes, please allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to the tenders of Initial Notes for exchange. Initial Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer, certain registration rights with respect to the Initial Notes under the Registration Rights Agreement will terminate. Please refer to the section in this Prospectus entitled "--The Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the Exchange Notes in exchange for the outstanding Initial Notes. The Exchange Offer is intended solely to satisfy certain of our obligations under the Registration Rights Agreement. In consideration for issuing the Exchange Notes, we will receive Initial Notes in like aggregate principal amount.

    The net proceeds to the Company from the original issuance of the Initial Notes, after deducting discounts, commissions and expenses were approximately $630 million. We invested approximately $91.5 million of the net proceeds in a portfolio of U.S. government securities, which were then pledged as security for the payment in full of interest on the Notes through May 15, 2000. We intend to use the balance of such net proceeds for the build-out of our intra-city and inter-city networks in the United States and Europe and for other capital expenditures, working capital and general corporate purposes, including possible acquisitions of other companies or assets. We currently intend to allocate substantial proceeds to each of these uses. However, the precise allocation of funds among these uses will depend on future technological, regulatory and other developments in or affecting our business, the competitive climate in which we operate and the emergence of future opportunities.

    We have invested such proceeds in U.S. government securities or other short-term, interest bearing, investment grade securities. We are not currently and do not expect as a result to become subject to the registration requirements of the Investment Company Act of 1940, as amended. Please refer to the section in this Prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 CAPITALIZATION

    The following table shows our capitalization as of September 30, 1998 and as adjusted to reflect the issuance of the Initial Notes and the application of the net proceeds therefrom. You should read this table together with the Consolidated Financial Statements and related notes included in this Prospectus beginning on page F-1 and the information in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                                                                    AS OF
                                                                              SEPTEMBER 30, 1998
                                                                      ----------------------------------
                                                                         ACTUAL          AS ADJUSTED
                                                                      -------------  -------------------
                                                                                (IN THOUSANDS)
Cash and cash equivalents...........................................   $    76,335       $   614,835
                                                                      -------------         --------
                                                                      -------------         --------
Pledged Securities: (1).............................................   $   --            $    91,500
                                                                      -------------         --------
                                                                      -------------         --------
Debt:
  Capital lease obligations less current portion....................   $    19,687       $    19,687
  10% Series A Senior Notes due 2008................................       --                650,000
                                                                      -------------         --------
  Total debt........................................................        19,687           669,687
                                                                      -------------         --------
Stockholders' equity
  Class A Common Stock, $.01 par value, 180,000,000 shares
    authorized; 77,460,452 shares issued and outstanding............           774               774
  Class B Common Stock, $.01 par value; 20,000,000 shares
    authorized; 16,884,636 shares issued and outstanding............           169               169
Additional paid-in capital..........................................       195,955           195,955
Accumulated deficit.................................................       (42,156)          (42,156)
                                                                      -------------         --------
  Total stockholders' equity........................................       154,742           154,742
                                                                      -------------         --------
Total capitalization................................................   $   174,429       $   824,429
                                                                      -------------         --------
                                                                      -------------         --------

------------------------

(1) Represents amounts deposited with the Security Agent pursuant to the Security Agreement (as defined) to make payments of interest on the Notes through May 15, 2000.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The selected consolidated financial data presented below as of and for the years ended December 31, 1995, 1996 and 1997 have been derived from our Consolidated Financial Statements and the related notes included in this Prospectus beginning on page F-1. Our Consolidated Financial Statements for the year ended December 31, 1995 have been audited by M. R. Weiser & Co. LLP, Certified Public Accountants. Our Consolidated Financial Statements as of and for the years ended December 31, 1996 and 1997 have been audited by Ernst & Young LLP, independent auditors. The selected financial data presented below for the period ended December 31, 1993 have been derived from our unaudited financial statements which we believe include all adjustments necessary for a fair presentation of the financial condition and results of operations of the Company for such period. The selected consolidated financial data and balance sheet data as of and for the nine months ended September 30, 1998 and the selected consolidated financial data for the nine months ended September 30, 1997 have been derived from our unaudited Consolidated Financial Statements and the related notes included in this Prospectus, which we believe include all adjustments necessary for a fair presentation of the financial condition and results of operations of the Company for such periods. The results of operations for interim periods are not necessarily indicative of the results for a full year's operations. You should read the following information in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," the Consolidated Financial Statements of the Company and the related notes and the other financial data appearing in this Prospectus.

                                   PERIOD FROM
                                     APRIL 8,
                                       1993
                                     (DATE OF                                                               NINE MONTHS
                                    INCEPTION)                          YEAR ENDED                             ENDED
                                        TO                             DECEMBER 31,                        SEPTEMBER 30,
                                   DECEMBER 31,  --------------------------------------------------------  -------------
                                       1993          1994          1995          1996           1997           1997
                                   ------------  ------------  ------------  -------------  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Revenue..........................   $       --   $         --  $     56,000  $     236,000  $   2,524,000  $   1,745,000
Expenses:
  Cost of sales..................           --             --            --        699,000      3,572,000      2,647,000
Selling, general and
  administrative.................      188,000        874,000     3,886,000      2,070,000      6,303,000      3,722,000
  Depreciation and
    amortization.................           --             --       162,000        613,000        757,000        567,000
  Settlement agreement...........           --             --            --             --             --             --
Consulting and employment
  incentives.....................           --             --            --      3,652,000     19,219,000     19,124,000
                                   ------------  ------------  ------------  -------------  -------------  -------------
Loss from operations.............     (188,000)      (874,000)   (3,992,000)    (6,798,000)   (27,327,000)   (24,315,000)
Interest income (expense), net...           --             --      (327,000)    (3,561,000)     1,067,000       (241,000)
(Loss) from joint venture........           --             --            --             --             --
Income taxes.....................           --             --            --             --             --             --
                                   ------------  ------------  ------------  -------------  -------------  -------------
Net (loss) income................     (188,000)       874,000    (4,319,000)   (10,359,000)   (26,260,000)   (24,556,000)
                                   ------------  ------------  ------------  -------------  -------------  -------------
                                   ------------  ------------  ------------  -------------  -------------  -------------
Net (loss) income applicable to
  common stockholders per
  share..........................   $    (0.03)  $      (0.04) $      (0.17) $       (0.29) $       (0.56) $       (0.64)
                                   ------------  ------------  ------------  -------------  -------------  -------------
                                   ------------  ------------  ------------  -------------  -------------  -------------
Weighted average number of shares
  outstanding....................    6,084,000     23,336,000    24,829,000     35,858,000     47,447,000     38,652,000
                                   ------------  ------------  ------------  -------------  -------------  -------------
                                   ------------  ------------  ------------  -------------  -------------  -------------
Ratio of Earnings to fixed
  charges(1).....................           --             --            --             --             --             --
EBITDA(2)........................   $ (188,000)  $   (874,000) $ (3,830,000) $   6,185,000  $ (26,570,000) $ (23,748,000)
Adjusted EBITDA (2)..............   $ (188,000)  $   (874,000) $ (3,830,000) $  (2,533,000) $  (7,351,000) $  (4,624,000)


                                       1998
                                   ------------
STATEMENT OF OPERATIONS DATA:
Revenue..........................  $ 20,840,000
Expenses:
  Cost of sales..................     9,499,000
Selling, general and
  administrative.................     9,811,000
  Depreciation and
    amortization.................       738,000
  Settlement agreement...........     3,400,000
Consulting and employment
  incentives.....................       248,000
                                   ------------
Loss from operations.............    (2,856,000)
Interest income (expense), net...     5,012,000
(Loss) from joint venture........      (264,000)
Income taxes.....................       825,000
                                   ------------
Net (loss) income................     1,067,000
                                   ------------
                                   ------------
Net (loss) income applicable to
  common stockholders per
  share..........................  $       0.01
                                   ------------
                                   ------------
Weighted average number of shares
  outstanding....................    93,196,000
                                   ------------
                                   ------------
Ratio of Earnings to fixed
  charges(1).....................          9.45
EBITDA(2)........................  $ (2,382,000)
Adjusted EBITDA (2)..............  $  1,266,000

                                                                                                     AS OF SEPTEMBER 30, 1998
                                                                                                   ----------------------------
                                                                                                                       AS
                                                                                                      ACTUAL       ADJUSTED(3)
                                                                                                   -------------  -------------
BALANCE SHEET DATA
Cash.............................................................................................  $  76,335,000  $ 614,835,000
Pledged Securities...............................................................................             --  $  91,500,000
Property and equipment, net......................................................................    150,311,000    150,311,000
Total assets.....................................................................................    255,427,000    905,427,000
Long-term debt...................................................................................     19,687,000    669,687,000
Total liabilities................................................................................    100,685,000    750,685,000
Stockholders' equity.............................................................................  $ 154,742,000  $ 154,742,000

------------------------

(1) Earnings are insufficient to cover fixed charges. The deficiency was $188,000, $874,000, $4,319,000, $10,359,000, $26,260,000 and $24,556,000,
    for the periods ended December 31, 1993, 1994, 1995, 1996, and 1997 and for the nine months ended September 30, 1997 respectively.

(2) "EBITDA" consists of earnings (loss) before income taxes plus all net interest expense and all depreciation and amortization expense. "Adjusted EBITDA" consists of earnings (loss) before income taxes plus all net interest expense, depreciation and amortization and non cash employment and consulting incentives and settlements. You should not think of EBITDA and Adjusted EBITDA as alternative measures of operating results or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We have included EBITDA and Adjusted EBITDA because they are widely used financial measures of the potential capacity of a company to incur and service debt. Our reported EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

(3) Adjusted to reflect the issuance of the Initial Notes and the use of the proceeds therefrom.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    YOU SHOULD READ THE FOLLOWING INFORMATION TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS BEGINNING ON PAGE F-1. CERTAIN STATEMENTS IN THIS SECTION ARE "FORWARD-LOOKING STATEMENTS." YOU SHOULD READ THE INFORMATION UNDER "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" LATER IN THIS SECTION FOR SPECIAL INFORMATION ABOUT OUR PRESENTATION OF FORWARD-LOOKING INFORMATION.

GENERAL

    We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to communications carriers and corporate/government customers in the United States. We focus our operations on domestic intracity fiber optic networks in clusters of Tier I cities throughout the United States. We currently operate high-bandwidth fiber optic communications networks in New York and within the next two quarters expect to be operating similar networks in Philadelphia and Washington, D.C. We have also begun engineering and constructing networks in Chicago, San Francisco and Boston and within the next two years, we plan to complete an expansion into five additional markets including Los Angeles, Seattle, Dallas, Houston and Atlanta. We expect that our domestic intracity networks will ultimately encompass approximately 810,000 fiber miles covering approximately 1,896 route miles.

    We have also obtained intercity fiber optic capacity that links certain of our intracity networks. We expect to complete a 180,000 fiber mile or 241 route mile network from New York to Washington, D.C. during the first quarter of 1999. We have also obtained rights for fiber optic capacity with other facilities-providers and obtained fiber optic capacity linking certain of the metropolitan areas (New York--Chicago, New York--Boston, Chicago--Seattle--Portland) in which we plan to construct intracity networks, except in Portland.

    In addition, we have entered into a joint venture with a U.K. telecommunications company to connect our New York network to London and we have announced that we intend to form a joint venture to construct a high-bandwidth fiber optic network connecting 13 major cities in Germany and obtain certain additional fiber optic capacity in Western Europe. Please refer to the sections in this Prospectus entitled "Business" and "Risk Factors--Risks Associated with Growth Strategy; Management of Expansion."

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1997:

    REVENUES for the nine months ending September 30, 1998 were $20.8 million or 1,124% greater than revenues of $1.7 million for the nine months of 1997. The increase in revenue for the nine months ended September 30, 1998 versus the nine months ended September 30, 1997 reflected higher revenues associated with commencement of service to an increased total number of customers, as well as revenue recognized related to grants of indefeasible rights of use to portions of our network.

    COST OF SALES were $9.5 million in the nine months ending September 30, 1998, a 265% increase over cost of sales of $2.6 million for the first nine months of 1997. Cost of sales increased for the nine months ended September 30, 1998 as compared to the same period in 1997 due to costs associated with the commencement of service to customers, higher fixed costs associated with the operation of our network in service and the allocated costs of the network related to revenue recognized for grants of indefeasible rights of use to portions of our network. Costs of sales as percentages of revenue for the first nine months of 1998 and 1997 were 46% and 153%, respectively, declining as a result of the significant increase in the number of customers and revenues.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased to $9.8 million during the first nine months of 1998, from $3.7 million during the first nine months of 1997, an increase of $6.1 million, or 165%. The increase in selling, general and administrative expenses for the nine-month period ended September 30, 1998 as compared to the nine-month period ended September 30, 1997 resulted primarily from increased overhead to accommodate our network expansion.

    CONSULTING AND EMPLOYMENT INCENTIVES EXPENSE for the nine months ended September 30, 1998 were $0.2 million compared with $19.1 million for the nine months ended September 30, 1997. Consulting and employment incentives expense incurred in 1997 reflects the value of stock options issued to key employees, officers and directors in order to attract or retain their services. For the nine months ended September 30, 1998, the amount recorded reflects amortization for the unvested component of options issued in 1997 to key employees.

    SETTLEMENT AGREEMENT. We recorded $3.4 million for a settlement agreement in the nine months ended September 30, 1998. The amount was recorded in the first quarter of 1998 for the expense associated with the issuance of stock options and payment of cash related to the settlement agreement.

    DEPRECIATION AND AMORTIZATION EXPENSE was $0.7 million during the nine months ended September 30, 1998, as compared to $0.6 million during the nine months ended September 30, 1997, an increase of $0.1 million, or 17%. The increases in depreciation and amortization expense resulted from increased investment in our completed fiber optic network and property and equipment.

    INTEREST INCOME was $5.0 million during the nine months ended September 30, 1998 as compared to $0.5 million during the comparable 1997 period, an increase of $4.5 million, or 900%. Interest income during 1998 was derived from investment of our excess cash received as proceeds from the Initial Public Offering (as defined) in October 1997.

    INTEREST EXPENSE decreased in the nine months ended September 30, 1998 to $16,000 as compared to $732,000 for the nine months ended September 30, 1997. The decrease in interest expense reflects the repayment of all of our debt in 1997 with the proceeds from the Metromedia Investment (as defined) in the second quarter.

    INCOME (LOSS) FROM JOINT VENTURE. We recorded a $264,000 loss from our 50% share of the ION joint venture's loss for the nine-month period, ending September 30, 1998. The loss primarily represents startup costs and operating activities for the joint venture.

    INCOME TAXES. We recorded a provision for income taxes for the nine-month periods ended September 30, 1998 in the amount of $825,000. This represents an estimated effective tax rate, for federal and state taxes, of 43.6%.

    NET INCOME was $1.1 million for the nine months ended September 30, 1998, as compared to a net loss of $24.6 million for the comparable period of 1997. For the nine months ended September 30, 1998, basic net income per share was $0.01 as compared to a basic net loss per share of $.64 for the nine months ended September 30, 1997. On a diluted basis, net income per share for the nine months ended September 30, 1998 was $0.01.

    The improvements in results for the nine-month period were primarily attributable to the growth of revenues and the improvements in gross margins, as noted above, as well as the increase in net interest income as compared to net interest expense related to the Metromedia Investment and the funds raised through the Initial Public Offering.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996:

    REVENUES for 1997 were $2,524,311, a 969% increase as compared to 1996 revenues of $236,082. The revenue increase was generated by one time revenues associated with commencement of services to customers as well as increased recurring lease revenues which reflects the growth in the number of our customers.

    COST OF SALES for 1997 were $3,572,005, an increase of 411% as compared to the $698,793 which was recorded as cost of sales in 1996. The increase in cost of sales was associated with the increased revenues. Cost of sales as a percentage of revenues improved to 142% in 1997 from 296% in 1996. The improvement in cost of sales as a percentage of revenues reflects the increases in revenue outdistancing the increases in cost, as the components of cost were mostly of a fixed nature.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased to $6,303,041 in 1997 from $2,070,345 in 1996, a 204% increase. This increase resulted primarily from increased legal expenses as a result of our increased business activities and the increased staffing to accommodate our anticipated growth.

    CONSULTING AND EMPLOYMENT INCENTIVES EXPENSE of $19,218,591 was recorded in 1997 as compared to $3,652,101 in 1996. The 1997 expense represents the value of stock options issued to key employees, officers, directors and consultants in order to attract or retain their services. The amount recorded in 1996 reflects the expense associated with issuance of stock and warrants to consultants in consideration for services rendered.

    DEPRECIATION AND AMORTIZATION EXPENSE was $757,133 in 1997 as compared to $612,530 in 1996. The increase in depreciation and amortization expense resulted from increased investment in our fiber optic network.

    INTEREST INCOME of $1,808,007 was recorded in 1997 as compared to no interest income during 1996. The interest income in 1997 arose from the investment of our excess cash during the year. In 1996, we had no excess cash to invest and, accordingly, earned no interest income.

    INTEREST EXPENSE (INCLUDING FINANCING COSTS) decreased in 1997 to $740,786 from $3,561,010 in 1996. The decrease in interest expense reflects the repayment of all of our debt during the year with the proceeds of the Metromedia Investment, as well as lower financing costs. Please refer to the section in this Prospectus entitled "Certain Relationships and Related Transactions."

    NET LOSS. We recorded a net loss of $26,259,238 in 1997 as compared to a net loss of $10,358,697 in 1996. The increase in the net loss was primarily attributable to costs associated with organizing to meet our growth objectives. In particular, such costs include the consulting and employment incentive, described above, to attract and retain key employees, officers and directors, as well as increased overhead to meet our growth objectives.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995:

    During the year ended December 31, 1995, we were in our early development stage and did not generate our first revenues until the last three months of 1995 when customers began using our facilities.

    TOTAL REVENUES increased to $236,082 for the year ended December 31, 1996 from $56,149 for the year ended December 31, 1995, representing an increase of $179,933. The increase in revenue was due primarily to an increase in the number of our customers.

    COST OF SALES was $698,793 for the year ended December 31, 1996. We did not record any cost of sales for the year ended December 31, 1995. The increase was primarily attributable to the inclusion of franchise fees and easement costs in cost of sales for 1996. In prior years such fees were classified as selling, general and administrative expense.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES decreased to $2,070,345 for the year ended December 31, 1996 from $3,886,568 for the year ended December 31, 1995, representing a decrease of $1,816,223.

    CONSULTING AND EMPLOYMENT INCENTIVES were $3,652,101 for the year ended December 31, 1996 as compared to none in 1995, reflecting our issuance of equity instruments for consulting services.

    DEPRECIATION AND AMORTIZATION increased to $612,530 for the year ended December 31, 1996 from $161,576 for the year ended December 31, 1995, representing an increase of $450,954. We recognize certain components of depreciation and amortization upon commencement of service to customers, which did not occur until late 1995. As a result, depreciation and amortization in 1996 was larger than it was in 1995 due to the inclusion of a full year of depreciation and amortization for such customers.

    INTEREST EXPENSE (INCLUDING FINANCING COSTS) increased to $3,561,010 for the year ended December 31, 1996 from $327,106 for the year ended December 31, 1995, representing an increase of $3,233,904. This increase was a result of additional debt incurred in 1996 to finance construction of our New York network and to fund our operations.

    NET LOSS increased to $10,358,697 for the year ended December 31, 1996 from $4,319,101 for the year ended December 31, 1995, representing an increase of $6,039,596. The increase in net loss is attributable to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    On November 3, 1997, our initial public offering of 36,432,000 shares of Class A Common Stock (the "Initial Public Offering") generated net proceeds of $133.9 million, after deducting the underwriters' commission and expenses relating to the Initial Public Offering.

    During 1997, we utilized $2.2 million for operating activities primarily to prepay a long term, nonexclusive right-of-way in order to build-out a portion of our network and also to meet our growth objectives. A portion of the operating activities was funded by advance payments received from customers. In addition, we utilized $19.7 million in 1997 for investing activities, primarily to build-out our network. In 1997, $155.9 million of cash flows were provided by financing activities reflecting the net proceeds of the Initial Public Offering, as discussed above, and by the equity investment in the Company of $32.5 million made by Metromedia Company and certain of its affiliates on April 30, 1997, a portion of which was utilized to repay all our outstanding debt and purchase all of the Company's Series A preferred stock outstanding at April 30, 1997.

    Cash used in operating activities during 1996 was $2.8 million as compared to $1.3 million in 1995. Cash was utilized in both years to support the operations through our startup phase. Cash flows used in investing activities were $1.1 million in 1996 and $4.2 million in 1995. The investing activities cash outflows in both years were primarily used for the building of our New York network. Financing activities provided cash flows of $4.3 million in 1996 and $5.2 million in 1995 with the issuance of equity in 1996 and the issuance of debt in both 1996 and 1995. The cash flows from financing activities in both 1996 and 1995 were utilized to fund our operating and investing activities.

    For the nine months ended September 30, 1998, our operating activities generated $16.9 million of cash, compared with a use of $3.9 million during the comparable nine-month period of 1997. The increase in cash provided by operations was primarily due to the increase in advance payments received from customers as well as the improvement in net income as a result of increases in revenues and interest income in the nine months ended September 30, 1998 as compared to the nine months ended September 30, 1997. For the nine months ended September 30, 1998, we used $80.3 million of cash for investing activities as compared to $1.7 million for the comparable period in 1997. This increase was due primarily to investments in the expansion of our networks and related construction in progress as well as capital contributions to our ION joint venture and a deposit on the German Network build. For the nine months ended September 30, 1998, we received $0.9 million of net cash from financing activities, compared to $21.9 million for the same period in 1997. The cash from financing activities in 1998 came from the issuance of common stock from exercises of warrants and options, while the 1997 amount related to the sale of securities of the Company net of the repayment of certain of our indebtedness.

    We anticipate that we will continue to incur net operating losses as we expand and complete our existing networks, construct additional networks and market our services to an expanding customer base. We anticipate spending approximately $300 million for the year ending December 31, 1999 and approximately $200 million for the year ending December 31, 2000 on the build-out of our fiber optic networks in 10 Tier I cities and our planned international networks. We believe that the net proceeds of the offering of the Initial Notes, certain vendor financing, cash on hand as of September 30, 1998 and cash generated in 1999 and 2000 (including advance customer payments), will be sufficient to fund the planned build-out of our fiber optic networks and our other working capital needs through the year ended December 31, 2000. The Indenture permits us to incur additional indebtedness to finance the construction of our networks. As a result, we may also consider from time to time private or public sales of additional equity or debt securities, entering into senior credit facilities and other financings, depending upon market conditions, in order to finance the continued build-out of our network. We cannot assure you that we will be able to successfully consummate any such financing at all, or on acceptable terms. Accordingly, we expect to continue experiencing net operating losses and negative cash flows for the foreseeable future.

YEAR 2000 SYSTEM MODIFICATIONS

    We are currently working to evaluate and resolve the potential impact of the Year 2000 on our processing of date-sensitive information and network systems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the Year 2000, which could result in miscalculations or system failures resulting from recognition of a date using "00" as the year 1900 rather than the year 2000.

    We have delegated responsibility to a group of executives, to coordinate the identification, evaluation and implementation of changes to computer systems and applications necessary to achieve our goal of a Year 2000 date conversion which would minimize the effect on our customers and avoid disruption to business operations. We are also focusing on hardware and software tools, programming and outside forces that may affect our operations, including our vendors, banks and utility companies. Our analysis of the Year 2000 threat is ongoing and will be continuously updated throughout 1998 and 1999 as necessary.

    We have completed a questionnaire and project plan to our systems and operating personnel to identify all business and computer applications so that we can identify potential compliance problems. We plan to initiate communications with all of our significant customers, suppliers, contractors and major systems developers to determine their plans to remedy any Year 2000 issues that arise in their business with us. We plan to compile a database of information based upon these responses, which is expected to be completed during the first quarter of 1999. To the extent problems are identified, we will implement corrective procedures where necessary, then test the applications for Year 2000 compliance. We expect to complete this project prior to January 1, 2000.

    Based on preliminary data, our estimate is that the Year 2000 effort will have a nominal cost impact, although we can make no assurances as to the ultimate cost of the Year 2000 effort or the total cost of information systems. Such costs will be expensed as incurred, except to the extent such costs are incurred for the purchase or lease of capital equipment. We expect to make some of the necessary modifications through our ongoing investment in system upgrades. We believe that our exposure to this issue, based on our internal systems, is somewhat limited by the fact that substantially all of our existing systems have been purchased or replaced since 1996.

    As of January 1, 1999, we had incurred nominal consulting costs in respect of our Year 2000 conversion effort. We have not deferred any other information systems projects due to the Year 2000 efforts. We expect that the source of funds for Year 2000 costs will be cash on hand. Accordingly, we plan to devote the necessary resources to resolve all significant Year 2000 issues.

    If our customers, suppliers, contractors or major systems developers are unable to resolve Year 2000 processing issues in a timely manner, a material adverse effect on our results of operations and financial condition could result.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Any statements in this Prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Prospectus. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this Prospectus. Among the key factors that have a direct bearing on our results of operation are:

    - general economic and business conditions; the existence or absence of adverse publicity; changes in, or failure to comply with, government regulations; changes in marketing and technology; changes in political, social and economic conditions;

    - competition in the telecommunications industry; industry capacity; general risks of the telecommunications industries;

    - success of acquisitions and operating initiatives; changes in business strategy or development plans; management of growth;

    - availability, terms and deployment of capital;

    - construction schedules; costs and other effects of legal and administrative proceedings;

    - dependence on senior management; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs,

    - development risks; risks relating to the availability of financing; and

    - other factors referenced in this Prospectus.

These and other factors are discussed in "Risk Factors" and elsewhere in this Prospectus.

    Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                    BUSINESS

THE COMPANY

    We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to carrier and corporate/government customers in the United States and Europe.

    THE INTRACITY NETWORKS. We have installed local intracity networks that as of January 1, 1999, consisted of approximately 160,000 fiber miles covering approximately 400 route miles in four major metropolitan areas (New York, Philadelphia, Washington, D.C. and Chicago) that constitute key Tier I telecommunications markets. We currently operate a high bandwidth fiber optic communications network in the New York metropolitan area and within the next two quarters will be operating such networks in the Philadelphia and Washington, D.C. metropolitan areas.

    We are currently planning to expand our existing local intracity networks in these metropolitan areas, which will bring our total infrastructure in these markets to approximately 357,000 fiber miles covering approximately 846 route miles. We have also begun engineering and constructing networks in the San Francisco and Boston metropolitan areas.

    Within the next two years, we plan to complete an expansion into five additional markets: Los Angeles, Seattle, Dallas, Houston and Atlanta. We anticipate that our total intracity network infrastructure will encompass ultimately approximately 810,000 fiber miles covering approximately 1,896 route miles in the aggregate. We are currently in the planning process for construction of these networks.

    THE INTERCITY NETWORKS. In addition to intracity networks in these 11 major metropolitan areas, we are expanding the capacity of our intercity network between the New York and Washington, D.C. metropolitan areas to a total of approximately 180,000 fiber miles covering approximately 241 route miles. We have also obtained, through exchanges of fiber capacity or "fiber swaps" with other carriers and in certain instances, the payment of certain additional consideration, the right to use fiber optic strands linking New York--Chicago, Chicago--Seattle--Portland and New York--Boston. These intercity networks give us the ability to offer our customers not only capacity within the 11 major metropolitan areas where we will operate networks within the United States but also between many of these same markets.

    TRANSATLANTIC CONNECTIVITY. We have entered into a 50/50 joint venture, called ION, with Racal, a United Kingdom manufacturer of electronics and other equipment and a provider of telecommunications services. Through this joint venture, we are able to offer our customers seamless broadband connectivity between our New York and other U.S. networks and London.

    THE EUROPEAN NETWORKS. We also plan to offer our customers an expanded presence in Europe through:

    - a proposed joint venture with Carrier 1 Holdings, Ltd. ("Carrier 1") and Viatel, Inc. ("Viatel") that will develop a 1,350 route miles fiber optic telecommunications network in Germany connecting to 13 of its largest cities, including Hamburg, Berlin, Munich, Frankfurt and Dusseldorf (the "German Network"), and

    - a proposed fiber swap with Viatel under which we would receive the right to use approximately 3,880 fiber miles covering approximately 970 route miles of a broadband fiber optic network that will travel between Germany, France, The Netherlands and the United Kingdom (the "European Network").

    We cannot assure you that we will be able to build or use these networks because we have not entered into final agreements with Carrier 1 and Viatel.

    GENERAL. We focus on leasing or otherwise making available for use our broadband communications infrastructure to two main customer groups: communications carriers and corporate/ government customers located in selected Tier I markets. Our target carrier customers include a broad range of communications companies such as:

    - ILECs,

    - CLECs,

    - long distance companies/IXCs,

    - paging, cellular and PCS companies,

    - cable companies, and

    - ISPs.

    These carrier customers typically lease fiber optic capacity with which they develop their own communications networks as a lowcost alternative to building their own infrastructure or purchasing metered services from ILECs or facilities-based CLECs. Our corporate and government customers typically lease fiber optic infrastructure and other broadband services on a point-to-point basis for high-bandwidth, secure voice and data networks. We believe that we are well-positioned to penetrate the corporate and government markets since we plan to continue to install most of our fiber in Tier I markets. Please refer to the section in this Prospectus entitled "--Customers."

    The fiber communications infrastructure leased to our customers provides high-bandwidth capacity for customers that seek to establish secure communications networks for the transmission of large amounts of voice, data and video. For example, a pair of our fiber optic strands can transmit up to 8.6 gigabits of data per second or the equivalent of approximately 129,000 simultaneous voice conversations.

    We tailor the amounts of capacity leased to the needs of our customers. Certain customers that lease fiber optic capacity from us connect their own transmission equipment to the leased fiber, and therefore obtain a fixed-cost, secure telecommunications alternative to the metered communications services offered by traditional providers. Other customers that require lesser amounts of transmission capacity will have the option to lease a much smaller broadband capacity on our network, as we are able to divide a single strand of fiber into multiple smaller communications channels. We believe that we have installation, operating, and maintenance cost advantages per fiber mile relative to our competitors because we generally install our networks with 432 fibers and may install as many as 864 fibers per route mile as compared to a generally lower number of fibers in existing competitive networks.

    Our intracity networks support a self-healing SONET architecture that minimizes the risk of downtime in the event of a fiber cut and provides our customers with high security and reliability. We install most of our fiber inside high density polyethylene conduit to protect the cable and, where practicable, we install additional unused conduits to accommodate future network expansion.

    We benefit from the support of our controlling stockholder Metromedia Company. On April 30, 1997, Metromedia Company and certain of its affiliates made a substantial equity investment in the Company (the "Metromedia Investment"). Metromedia Company and its partners own all of the outstanding shares of Class B Common Stock. The Class B Common Stock is entitled to 10 votes per share and to vote separately to elect at least 75% of the members of the Board of Directors. As a result, Metromedia Company and its partners own and control approximately 64% of the outstanding voting power (on a fully diluted basis) of the Company. On October 28, 1997, we successfully completed the Initial Public Offering generating proceeds to the Company of $135.5 million (after deducting underwriting discounts but not deducting offering expenses).

    The Company was founded in 1993 and is a Delaware corporation.

BUSINESS STRATEGY

    Our objective is to become the preferred facilities-based provider of broadband communications infrastructure to communications carriers, corporations and government agencies, in our target markets. The following are the key elements of our strategy to achieve this objective:

    ESTABLISH THE COMPANY AS THE PREFERRED CARRIERS' CARRIER OF BROADBAND
     COMMUNICATIONS INFRASTRUCTURE.

    We lease broadband communications infrastructure on a fixed-cost basis to various communications carriers, enabling them to compete in markets which were previously difficult to penetrate due to limited and/or costly access to high-bandwidth communications infrastructure. Specifically, we plan to lease fiber infrastructure capacity within our target markets thereby enabling our carrier customers to bypass the ILECs and facilities-based CLECs. We believe that we are currently the only company whose principal business is providing dark fiber on a fixed-cost basis in local Tier I markets. Additionally, we plan to lease capacity on our high-bandwidth, long-haul intercity network to provide seamless connectivity between our various intracity networks. Our fixed-cost, long-term contracts allow our carrier customers to access our Tier I markets without incurring the high capital expenditures, many of the franchise and licensing fees and long lead times usually associated with building their own networks. We also believe that communications carriers may be more likely to lease capacity from us rather than from a competitor since we currently have no plans to offer communications infrastructure services on a metered basis, choosing instead to position ourselves as a noncompeting provider of infrastructure alternatives for IXCs, ILECs, CLECs, etc. Please refer to the section in this Prospectus entitled "--Customers."

    POSITION THE COMPANY AS THE PREFERRED PROVIDER OF BROADBAND COMMUNICATIONS
     INFRASTRUCTURE TO CORPORATE AND GOVERNMENT CUSTOMERS.

    Our fiber optic network is expected to serve Tier I markets in which there are a large number of corporations and government agencies that we believe have significant unmet demand for communications capacity. These customers typically lease broadband communications infrastructure from us connecting two or more of their locations, creating secure networks for voice, video or data communications. Our primary target customers are those with significant transmission needs or who require a high degree of security. However, customers seeking lesser amounts of broadband transmission capacity will have the option of leasing smaller amounts of capacity from us. By providing leased capacity on a fixed-cost rather than a metered basis, we believe our network will be more economical for our corporate and government customers, while also providing the ability to expand their usage for low marginal costs and enhanced reliability and security. Please refer to the section in this Prospectus entitled "--Customers."

    REPLICATE SUCCESSFUL BUSINESS MODEL IN NEW MARKETS.

    We seek to leverage the success we have begun to demonstrate in our existing markets by replicating a similar network architecture in a number of additional markets. Specifically we intend to:

    - begin the engineering and construction of five additional intracity networks bringing the number of our intracity networks to a total of eleven, and

    - replicate our successful domestic strategy in selected European markets.

    We expect that our entire network when completed, as currently planned, will ultimately consist of approximately 1.1 million fiber miles covering approximately 8,930 route miles. Please refer to the section in this Prospectus entitled "Risk Factors--Risks Associated with Growth Strategy; Management of Expansion."

    CREATE A LOW COST POSITION.

    We believe that we have established a low cost position relative to other communications carriers primarily for the following reasons:

    - we generally install trunks of 432 fibers and may install up to as many as 864 fibers per route mile, which we believe is substantially more fiber than many other communications carriers install, thereby reducing the per fiber mile cost to construct and operate our networks,

    - we will have a newly-constructed network with advanced fiber optic technology which we believe offers operating and maintenance cost advantages,

    - we believe that certain of our rights-of-way and franchises are valuable assets that will be costly and difficult for others to procure in the future, and

    - where practicable, we install spare conduit which will allow for expanded fiber optic capacity at a cost significantly below the cost of new construction.

    Our low cost position should allow us to remain price competitive with other providers of fiber optic infrastructure and to lease our fiber infrastructure at a price which customers will find more attractive than the cost of constructing their own networks.

    LEVERAGE NETWORK ASSETS AND STRATEGIC RELATIONSHIPS TO EXPAND THE REACH OF
     THE NETWORKS.

    We have also obtained long haul fiber capacity between certain of our intracity networks on a selective basis which we can provide to customers as a value-added service. As a result, at little incremental cost, we have successfully been able to expand the reach of our network. In addition, we plan to continue to enter into strategic partnerships with other communications providers. For example, we seek to establish additional relationships such as the one we have established with Racal. This relationship established a 50/50 joint venture to link our U.S. network to Racal's U.K. network to offer each of our customers seamless broadband connectivity between New York and London.

    INSTALL A TECHNOLOGICALLY ADVANCED NETWORK.

    We have installed a technologically advanced network that we believe provides the high levels of reliability, security and flexibility that our target customers typically demand. Our domestic intracity networks support a self-healing SONET architecture that minimizes interruption to service in the event of a fiber cut. We also continuously monitor and maintain high quality control of our network on a 24-hour basis through our network operations center. Our network is capable of using the highest commercially available capacity transmission (OC192) and thereby can support advanced, capacity-intensive data applications such as Frame Relay, ATM, multimedia and Internet-related applications.

    BUILD ON MANAGEMENT EXPERIENCE AND METROMEDIA COMPANY RELATIONSHIP.

    Our management team and Board of Directors include individuals with communications industry expertise and extensive experience in network design, construction, operations and sales. Our Chief Executive Officer and founder, Stephen A. Garofalo, has approximately 25 years of experience in the cable installation business. Howard Finkelstein, our President and Chief Operating Officer, served in various capacities in Metromedia Company over a period of 16 years, including 9 years as President of Metromedia Company's long distance telephone company, until its merger in 1993 with what is now MCI/WorldCom, Inc.. We also benefit from the communications industry expertise and corporate governance experience of John W. Kluge, Stuart Subotnick and David Rockefeller. As the owner of all of the Company's shares of Class B Common Stock, Metromedia Company and its general partners control the Board of Directors and all stockholder decisions and, in general, determine the outcome of any corporate transaction or other matters submitted to the stockholders for approval. Please refer to the sections in this Prospectus entitled "Risk Factors--Concentration of Voting Power and Control by

Metromedia Company; Anti-takeover Effect of Two Classes of Stock" and "Certain Relationships and Related Transactions."

BUILD-OUT OF NETWORKS

    We have concentrated on developing and constructing our networks. As we discuss in more detail below we have either obtained or are currently pursuing the acquisition of necessary licenses, franchises and rights-of-way to construct these networks. In constructing our fiber optic networks, we seek to create strategic alliances with the engineering and construction management firms that have been engaged to develop routes and easements and manage deployment plans. Firms with whom we are allied in this regard have deployed local loop network infrastructure for RBOCs as well as for CLECs. Though we anticipate outsourcing much of the actual construction to various construction firms, we maintain strict oversight of the design and implementation of our fiber optic communications networks. We utilize only advanced commercially available fiber. We have ordered a substantial portion of our fiber optic cable from Lucent Technologies, Inc. However, we believe that we could obtain advanced fiber from other suppliers on acceptable terms.

    We intend to finance the build-out of our networks with the net proceeds we received from the issuance of the Initial Notes, cash on hand, and revenues generated from the sale of capacity on our networks, including substantial up front payments for certain long term leases and rights to use agreements.

    THE NEW YORK NETWORK. When complete, our intracity network in the New York/New Jersey metropolitan area (the "NY Network") as currently planned will be approximately 169,400 fiber miles covering approximately 440 route miles. As expanded, the entire NY Network will create a SONET capable fiber ring focused in Manhattan and extending into each of the other four boroughs, as well as east to Brookhaven, Long Island, north to Stamford, Connecticut, and west to Northern and Central New Jersey.

    THE PHILADELPHIA NETWORK. When complete, our network in the Philadelphia metropolitan area (the "Philadelphia Network") as currently planned will be approximately 29,000 fiber miles covering approximately 67 route miles. As completed, the entire Philadelphia Network will create a SONET capable fiber ring throughout downtown Philadelphia as well as the surrounding areas of Bala-Cynwyd, Bryn Mawr, Radnor, Berwyn, Paoli, Malvern and King of Prussia.

    THE WASHINGTON, D.C. NETWORK. When complete, our network in the Washington, D.C. metropolitan area (the "Washington Network") as currently planned will be approximately 55,000 fiber miles covering approximately 127 route miles. As completed, the entire Washington Network will create a SONET capable fiber ring throughout Washington, D.C. and will extend to vital government and business centers in Arlington, Fairfax, the Dulles airport area, Bethesda, Rockville, Silver Spring and other locations in northern Virginia and suburban Maryland.

    THE CHICAGO NETWORK. When complete, our network in the Chicago metropolitan area (the "Chicago Network") as currently planned will be approximately 104,000 fiber miles covering approximately 212 route miles. As completed, the entire Chicago Network will create a SONET capable fiber ring throughout Chicago and will extend to Oak Brook, Downers Grove, Franklin Park, Arlington Heights, Des Plaines, Rosemont, Schaumburg and O'Hare Airport.

    THE OTHER INTRACITY NETWORKS. Subject to the receipt of the necessary franchises, licenses and rights-of-way, we plan to construct additional fiber optic communications networks in San Francisco, Boston, Los Angeles, Seattle, Dallas, Houston and Atlanta. Although we cannot assure you that we will obtain the necessary franchises, licenses and rights-of-way in these cities or that these franchises, licenses and rights-of-way will provide all of the rights needed to implement our strategy on acceptable terms, we plan to construct our networks in these cities in a manner similar to our existing networks. Construction is under way in the San Francisco and the Boston metropolitan areas. When complete, our network in the San Francisco metropolitan area (the "San Francisco Network") as currently planned will be approximately 65,000 fiber miles covering approximately 150 route miles. As completed, the San Francisco Network will create a SONET capable fiber ring through San Francisco, San Mateo and San Jose. When complete, our network in the Boston metropolitan area (the "Boston Network") as currently planned will be approximately 32,000 fiber miles covering approximately 75 route miles. As completed, the Boston Network will create a SONET capable fiber ring through Cambridge, Newton, Wellesley, Bedford and Redford. We are currently in the planning process for the construction of the other intracity networks. In January 1999, we entered into an agreement to acquire a provider of dark fiber that is constructing an intracity network in Dallas. Consummation of this transaction is pending and subject to customary conditions.

    THE INTERCITY NETWORKS. We are in the process of completing the construction of our intercity network between New York City and Washington, D.C. When we complete its construction, this intercity network will cover approximately 180,000 fiber miles over approximately 241 route miles. When completed, this network will extend from New York to Washington, D.C. and will pass through Philadelphia, Pennsylvania, Wilmington, Delaware, and Baltimore, Maryland. We have obtained all of the necessary rights-of-way for this network.

    We have also obtained, through exchanges of fiber capacity or "fiber swaps" with other carriers and the payment of certain other consideration, the right to use fiber optic strands linking New York and Chicago, Chicago and Seattle, Seattle and Portland and New York and Boston. As a result of these transactions, we have obtained approximately 33,000 fiber miles covering approximately 4,474 route miles of broadband fiber optic capacity. We believe we have the ability to lease broadband capacity between our intracity networks that will enhance our ability to market our intracity networks to both our carrier and corporate customers. These intercity network agreements will give us the ability to offer our customers not only capacity within 11 major metropolitan areas within the United States but also seamless connectivity from coast to coast.

    THE INTERNATIONAL NETWORKS. We have entered into a forty year agreement with a subsidiary of Racal, a United Kingdom manufacturer of electronics and other equipment and a provider of telecommunications services, to create ION, a joint venture in which we hold a 50% equity interest. ION has obtained transatlantic fiber optic cable rights on Gemini and AC-1 which link our New York network to London, England. Through ION, we are able to offer our customers seamless broadband transatlantic communications services between New York and London. Under the ION joint venture agreement, each party may contribute additional capital as agreed by the parties. As of September 30, 1998, we had made capital contributions of approximately $2.8 million to ION. In May 1998, ION was awarded a 25 year term contract in excess of $25 million from a leading provider of undersea cable capacity to provide inland capacity services from such provider's undersea cable landing stations in the U.K. and the U.S.

    We have entered into a letter of intent with Carrier 1 and Viatel to develop jointly the German Network of approximately 64,800 fiber miles covering approximately 1,350 route miles. The German Network will include 13 of Germany's largest cities such as Hamburg, Berlin, Munich, Frankfurt and Dusseldorf. We have also entered into a letter of intent for an exchange of fiber optic capacity with Viatel. Under this second letter of intent, we would receive the right to use approximately 3,880 fiber miles covering approximately 970 route miles on the European Network that will travel between France, Germany, The Netherlands and the United Kingdom. We anticipate that both the German Network and the European Network will be high-capacity broadband networks capable of supporting high-quality voice, video, internet protocol and data traffic and built using a self-healing SONET architecture. Initially, we would develop the German Network jointly with Viatel and Carrier 1. Viatel would own just over half of the development entity. Following completion of the German Network, our joint venture with Carrier 1 and Viatel would dissolve and we would end up owning our own conduit of fiber infrastructure in Germany. We cannot assure you that we will be able to obtain either or both of these networks because we have not entered into final agreements with Carrier 1 and Viatel. Assuming we are able to finalize and execute binding agreements with Carrier 1 and Viatel, we believe that the German Network will be completed in stages with the first segment available by the second or third quarter of 1999.

TECHNOLOGY

    Our networks consist of fiber optic communications networks which allow for high speed, high quality transmission of voice, data and video. Fiber optic systems use laser-generated light to transmit voice, data and video in digital formats through ultrathin strands of glass. Fiber optic systems are generally characterized by large circuit capacity, good sound quality, resistance to external signal interference and direct interface to digital switching equipment or digital microwave systems.

    We plan to install backbone fiber optic cables containing up to 864 fiber optic strands, which have significantly greater bandwidth than traditional analog copper cables. Using current electronic transmitting devices, a single pair of glass fibers used by our network can transmit up to 8.6 gigabits of data per second or the equivalent of approximately 129,000 simultaneous voice conversations, which is substantially more than traditional analog copper cable installed in many current communications networks. We believe that continuing developments in compression technology and multiplexing equipment will increase the capacity of each fiber optic strand, thereby providing more bandwidth carrying capacity at relatively low incremental costs. Our network is capable of using the highest commercially available capacity transmission (OC192) and thereby can handle advanced, capacity-intensive data applications such as voice over Internet Protocol, video teleconferencing, Frame Relay, ATM, multimedia and Internet-related applications.

    In our intracity networks, we offer end-to-end fiber optic capacity, capable of utilizing SONET capable ring architecture, which has the ability to route customer traffic in either direction around its ring design thereby assuring that fiber cuts do not interrupt service to customers on our networks. Our networks are also capable of supporting DWDM (dense wave division multiplexing). Currently, a state-of-the-art network operating system continuously monitors and maintains quality control of networks on a 24-hour basis, alerts us of any degradation or loss of fiber capacity and pinpoints the location of such degradation. This network operating system also enables us to repair or replace impaired fiber without any loss of service. In addition, the monitoring system automatically reroutes traffic in the event of a catastrophic break in the system, enabling us to ensure that our customers obtain continuous service.

FRANCHISE, LICENSE AND RELATED AGREEMENTS

    When we decide to build a fiber optic communications network, our corporate development staff seeks to obtain the necessary rights-of-way and governmental authorizations. In some jurisdictions, a construction permit is all that is required. In other jurisdictions, a license agreement, permit or franchise is also required. Such licenses, permits and franchises are generally for a term of limited duration. Where possible, rights-of-way are leased under multi-year agreements with renewal options and are generally nonexclusive. We lease underground conduit and pole space and other rights-of-way from entities such as ILECs, utilities, railroads, IXCs, state highway authorities, local governments and transit authorities. We strive to obtain rights-of-way that afford us the opportunity to expand our communications networks as business develops. We currently have all rights-of-way and other authorizations necessary for our intracity networks in the New York, Philadelphia, and Chicago metropolitan areas.

    NEW YORK. We have entered into a 15-year nonexclusive franchise agreement (the "NYC Franchise Agreement") with New York City to install, operate, repair, maintain, remove and replace cable, wire, fiber or other transmission medium that may be used in lieu of cable, wire or fiber on, over and under the inalienable property of New York City in order to provide telecommunications services which originate and/or terminate in or transit New York City. This agreement expires in December 2008 and provides that we may submit a written petition to New York City to renew the term of the franchise at least 12 months (but not more than 18 months) before the expiration of the 15 year term. However, New York City has no obligation to renew this agreement. The City of New York has granted only seven franchises to date. However, we are not aware of any limit on the number of franchises that the City of New York may grant and believe that the City of New York has begun the process that will result in the awarding of additional licenses.

    This agreement requires us to provide New York City with certain telecommunications infrastructure and, by November 1999, to complete construction of our initial network as described in the agreement. We believe that we are on schedule to complete such construction. On December 21, 1998, this agreement was amended to extend the period of time to June 30, 2001 to complete construction of the Initial Backbone to the borough of Staten Island.

    Both New York City and we have the right, at any one time after December 20, 2000, upon six months notice, to renegotiate in good faith certain terms of this agreement, including the annual compensation payable to New York City, based on changes in technological, regulatory or market conditions which may occur after the effective date of the agreement. If we cannot reach an agreement upon any such renegotiation, the agreement will be subject to early termination on a date which would be one half of the number of days between the date of the notice to renegotiate and January 1, 2009.

    Under the agreement, we are obligated to pay New York City an annual franchise fee at a rate of 5% of Gross Revenues for each year of the franchise. All revenues received directly or indirectly by us or any of our affiliates from or in connection with telecommunications services which originate in, terminate in, or transit New York City constitute "Gross Revenues" for purposes of the agreement. Revenues that are generated from transmissions which transit New York City, but also include transmission through other areas, are to be prorated. We are obligated to pay a minimum franchise fee to the City of New York of $200,000 per year.

    The agreement requires that we obtain the consent of New York City for any acquisition of 5% or more of the shares of the Company by any person other than Mr. Stephen A. Garofalo, Metromedia Company, Mr. Howard M. Finkelstein, Mr. Peter Sahagen or any other 5% stockholder on the date of the consummation of our Initial Public Offering.

    We entered into a nonexclusive conduit occupancy agreement (the "Conduit Occupancy Agreement") with Bell Atlantic Corporation in May 1993. This agreement authorizes us to install our cable facilities in Bell Atlantic's conduit system in New York. We are required to pay Bell Atlantic Corporation certain rates and charges pursuant to the terms of this agreement. The Conduit Occupancy Agreement is terminable without cause by either party upon three months' written notice. Under certain circumstances, a petition may be brought to the Public Services Commission requesting that it decide a dispute arising over termination prior to the termination of the Conduit Occupancy Agreement.

    On June 16, 1998, we entered into a nonexclusive franchise agreement with the City of White Plains, New York, that grants us the necessary rights for our expanded New York/New Jersey network in the White Plains area. Under this agreement, we are obligated to pay the City of White Plains an annual franchise fee at the rate of 5% of gross revenues generated from the network within the White Plains area for fifteen years, renewable once. We do not anticipate that this fee will result in a material cost to us. Upon termination of this agreement, ownership of the telecommunications network in the White Plains area will revert to the City of White Plains at fair market value.

    PHILADELPHIA. In the Philadelphia area, we have obtained all necessary rights-of-way and authorizations for the Philadelphia Network in the Philadelphia metropolitan area under an ordinance from the City of Philadelphia. The ordinance allows us, subject to certain conditions to be set forth under a license agreement being currently negotiated with the City of Philadelphia, to construct, maintain and operate, replace and remove a telecommunications system in, under and across the public rights-of-way and city streets and/or to place such telecommunications system within the existing facilities owned by Bell Atlantic Corporation, PECO Energy Company, Southeastern Pennsylvania Transportation Authority, Consolidated Rail Corporation or any other entity holding a grant by way of ordinances from the City of Philadelphia within the Philadelphia metropolitan area.

    CHICAGO. In Chicago, we have also obtained the required franchises, licenses, permits and other agreements needed to complete our Chicago Network. In addition, we have entered into agreements with various entities, which provide us with infrastructure of approximately 4,300 fiber miles along approximately 40 route miles on key routes within our Chicago market, in addition to the necessary easements and rights-of-way for the Chicago Network.

    WASHINGTON D.C. In Washington, D.C., we have obtained rights-of-way and authorizations for the Washington Network in the District of Columbia under a Certificate of Public Convenience and are in the process of obtaining all necessary permits for the network in the downtown area. We do not anticipate any difficulty in obtaining such permits. We are currently negotiating the necessary franchise agreements with certain municipalities that make up part of the expanded Washington Network.

    We are currently pursuing our efforts to obtain all rights-of-way and authorizations for the build-out of our networks in Los Angeles, San Francisco, Boston, Seattle, Dallas, Houston and Atlanta. We have recently signed a conduit agreement within the Bay Area Rapid Transit right-of-way for a portion of the network in the San Francisco area, and have obtained the necessary permits for our intracity network in the downtown San Francisco area. In January 1999, we entered into an agreement to acquire a provider of dark fiber that is constructing an intracity network in Dallas. Consummation of this transaction is pending and subject to customary conditions.

SALES AND MARKETING

    Our sales and marketing strategy includes:

    - positioning ourselves as the preferred carriers' carrier of broadband communications infrastructure,

    - focusing on high dollar volume corporate and government customers, and

    - emphasizing the cost advantages which will allow us to lease our fiber optic infrastructure at fixed prices which represent potentially significant savings for our large volume carrier and corporate customers relative to their present build or buy alternatives.

    We also believe that communications carriers and corporate and government customers will be attracted to our dark fiber product and our unmetered pricing structure. Dark fiber is installed fiber optic cable which is not otherwise carrying a signal originated by the service provider (i.e., the Company), but which will carry a signal generated by the customer. We intend initially to centralize our sales and marketing efforts on carrier customers through a national sales team and we are currently in the process of hiring additional sales professionals to focus on these customers. As we have constructed fiber optic networks in new cities, we have hired sales forces in these areas to target regional corporate, government and to a lesser extent carrier customers and we plan to continue this strategy.

CUSTOMERS

    CARRIERS. We expect that communications carriers will account for a majority of our business. We currently target the major carriers, such as resellers, data services, RBOCs, IXCs, CLECs, ISPs, wireless providers, and major information service providers. We believe that we can compete effectively with other providers due to our rapid deployment, pricing, reliability, customer service and the capacity of our networks. We traditionally lease dark fiber to communications carriers, providing them with point-to-point and IXC point of presence ("POP") to end user non-switched access, which connects their customers to our network. This enables them to eliminate or reduce costly access charges.

    We have entered into contracts with approximately 19 communications carriers, including providers of wireless, cellular, internet, interexchange and competitive local exchange services, as of January 1, 1999. In addition, we are currently in the process of negotiating agreements with certain other major communications carriers and will continue to target such carriers in the future.

    NEXTLINK AGREEMENTS. In June 1997 and February 1998, we entered into two major agreements with NextLink New York, L.L.C., a CLEC, or its affiliates (collectively, "NextLink") which provide NextLink with certain exclusive long-term rights to certain fiber strands and innerducts on specified intracity routes.

    Pursuant to the agreements, we received $11.0 million in scheduled up-front payments and will receive an additional $92.0 million in additional payments from NextLink. Of the $92.0 million, $11.75 million was paid up-front and $80.25 million has been placed in escrow and will be released to us periodically as delivery of the fibers and innerducts are completed during 1998 and 1999 in accordance with the agreement. We have also entered into a third agreement with NextLink that provides for the sharing of certain construction costs in connection with the build-out of our Chicago network.

    WINSTAR AGREEMENTS. We are a party to agreements with WinStar Communications, Inc., a national CLEC ("WinStar"), for long term leases of high-capacity fiber optic infrastructure on our intracity networks in the New York, Washington, D.C., Philadelphia, Chicago and San Francisco areas and on our intercity network from New York to Washington, D.C. Pursuant to the agreements, we will receive in excess of $40.0 million in payments from WinStar.

    CORPORATE/GOVERNMENT CUSTOMERS. We expect that our corporate and government customers, including members of the international financial and commercial community, will primarily be entities with multiple locations and high volume communications requirements. We expect to provide these customers with dedicated point-to-point communications that have the capacity to carry a wide range of communications services (e.g., high speed intranet access). We offer our high-bandwidth services to such customers at prices that are lower than those currently offered by regulated CLECs and ILECs. However, our customers currently provide their own transmission or switching equipment.

    We believe that we can effectively compete for corporate and government customers based upon price, nonmetered usage, reliability and solutions tailored to the customers' needs. In addition, our NY Network utilizes, and the other intracity networks will permit use of, SONET technology, which offers reliability that we believe is generally superior to that provided by the ILECs. We currently have dark fiber infrastructure leasing arrangements with a variety of financial services firms, including investment and commercial banks, securities and accounting firms and a financial exchange, although we have not yet completed installation of the dark fiber to be leased pursuant to certain of the contracts.

COMPETITION

    Fiber optic systems are currently under construction both locally and nationally. In New York City, for example, seven franchisees have been granted the right to install and operate a telecommunications network within the city. Development of fiber optic networks is also continuing on a national scale. The construction of these networks enables their owners to lease access to their networks to other communications carriers or large corporate or government customers seeking high bandwidth capacity, without these customers having to incur costly expenditures associated with building networks of their own. Alternatively, some network owners may choose to use their infrastructure to provide switched voice and data services, competing directly with ILECs and IXCs. Currently, we do not provide such services or plan to provide such services.

    In New York City, Philadelphia, Washington, D.C., and the other cities where we plan to deploy fiber optic communications networks, we face significant competition from the ILECs, which currently dominate their local communications markets. We also face competition from CLECs and other potential competitors in these markets and will face competition in the cities in which we plan to build our networks. Many of our competitors have financial, management and other resources substantially greater than ours, as well as other competitive advantages over us, including established reputations in the communications market.

    Various communications carriers already own fiber optic cables as part of their communications networks. Accordingly, each of these carriers could, and some do, compete directly with us in the market for leasing fiber capacity. In addition, although CLECs generally provide a wider array of services to their customers than we presently provide to our customers, CLECs nevertheless represent an alternative means by which our potential customers could obtain direct access to an IXC POP or other site of the customer's choosing. Thus, CLECs could compete with us.

    Some communications carriers and local cable companies have extensive networks in place that could be upgraded to fiber optic cable, as well as numerous personnel and substantial resources to undertake the requisite construction to so equip their networks. To the extent that communications carriers and local cable companies decide to equip their networks with fiber optic cable, they are potential direct competitors provided that these competitors are willing to offer this capacity to all of their customers.

    We believe that as competition in the local exchange market develops, a fundamental division between the needs of corporate, governmental and institutional end users and residential end users will drive the creation of differentiated communications services and service providers. We believe that the CLECs, IXCs, ISPs, wireless carriers and corporate and government customers on which we focus will have distinct requirements, including maximum reliability, consistent high quality transmissions, capacity for highspeed data transmissions, diverse routing and responsive customer service. We believe that we will be able to satisfy the needs of such customers.

REGULATION

    As explained in the section of this Prospectus entitled "Business--The Company," we plan to offer telecommunications infrastructure to customers in two forms. First, customers may lease fiber optic capacity from us and attach their own transmission equipment (we call this "dark fiber"). Second, customers will have the option to lease smaller amounts of broadband capacity (less than a full strand of fiber) of facilities where we operate our own transmission equipment (we call this "transmission services"). These two offerings are subject to varying degrees of regulation in each of the jurisdictions in which we operate. In the United States, some aspects of our services are regulated by the FCC and various State regulatory bodies. In other countries where we operate we may also be subject to regulations by the agencies having jurisdiction over the provision of telecommunications services.

    FEDERAL

    In the United States, federal telecommunications law directly shapes the market in which we compete. Telecommunications facilities and services are subject to varying degrees of regulation by the FCC pursuant to the provisions of the Communications Act of 1934 (the "Communications Act"), as amended by the 1996 Telecom Act and the FCC regulations issued under these laws.

    Federal telecommunications law imposes special legal requirements on "common carriers" who engage in "interstate or foreign communication by wire or radio," and on telecommunications carriers." Telecommunications carriers and common carriers are essentially the same, and are companies that provide communications services "directly to the public" or to all potential users on an indiscriminate basis subject to standardized rates, terms, and conditions.

    DARK FIBER. We believe that we are not a "telecommunications carrier" or "common carrier" with respect to our leasing of dark fiber, and therefore that these leases are not subject to special legal requirements applicable to such carriers. First, we do not believe that the leasing of dark fiber is a "telecommunications service" that is subject to FCC regulation. The FCC generally regulates "communication by wire or radio" or the "transmission" of "information of the users' choosing," neither of which describes the leasing of dark fiber. Second, we do not intend to offer dark fiber facilities as a common carrier, I.E., to all potential users on an indiscriminate basis. Instead, we intend to enter into individualized negotiations on a selective basis with prospective lessees of our dark fiber to determine whether and on what terms to serve each potential lessee. Our dark fiber offerings should therefore not be subject to the common carrier jurisdiction of the FCC or to the common carrier provisions of the Communications Act.

    If our offering of dark fiber facilities were deemed to constitute "telecommunications," then our revenues from such leases to end users (but not to other telecommunication carriers), whether or not provided on a common carrier basis, would become subject to assessment for the FCC's Universal Service Fund, a fund that was established by the FCC pursuant to the 1996 Telecom Act to assist in ensuring the universal availability of basic telecommunications services at affordable prices. Such assessments could create a liability equal to a percentage of these gross revenues. We anticipate that the rate of assessment would be approximately 4% of gross interstate and 1% of gross intrastate end-user revenues for the year 1999, and may be higher in subsequent years. We may also be liable for assessments by state commissions for state universal service programs.

    TRANSMISSION SERVICES. With respect to our offering of telecommunications transmission services, we will likely offer some of these services as a common carrier (I.E., we will offer such transmission services to all potential users indiscriminately) and therefore will be subject to the regulatory requirements applicable to these carriers. For example, we will be required, with respect to our transmission services, to (1) provide such services indiscriminately upon any reasonable request; (2) charge rates and adopt practices, classifications and regulations that are just and reasonable; and (3) avoid unreasonable discrimination in charges, practices, regulations, facilities and services. We may also be required to file tariffs setting forth the rates for our services. Under current FCC policies, these regulatory requirements should not impose any substantial burdens on us. The FCC has recently determined, for example, that providers of "access" services (intracity transmission services used to originate and/or terminate interstate and foreign communications) need not file tariffs and may offer such services to customers on a private, contractual basis. Our revenues from transmission services will also be subject to FCC Universal Service Fund assessments as discussed above, to the extent that these services are purchased by end users and to other FCC fees and assessments. Since the revenues of our competitors will be subject to comparable assessments, this should not reduce our competitiveness.

    Also, having some of our services regulated as a "telecommunications carrier" will give us certain legal benefits. In particular, we will be entitled, like other CLECs, to insist upon access to the existing telecommunications infrastructure by interconnecting our fiber-optic networks with ILEC central offices and other facilities. Under the 1996 Telecom Act, ILECs must, among other things: (i) interconnect at any technically feasible point and provide service equal in quality to that provided to others, (ii) provide unbundled access to network elements, and (iii) provide access to their poles, ducts, conduits and other rights-of-way.

    ILECs must also provide "physical collocation" for other telecommunications carriers. Physical collocation is an offering by an ILEC that enables another telecommunications carrier to enter the ILEC's premises to install, maintain and repair its own equipment that is necessary for interconnection or access to the ILEC's network elements. An ILEC allocates reasonable amounts of space to carriers on a first-come first-served basis. If space limitations or practical or technical reasons prohibit physical collocation, an ILEC must offer "virtual collocation," by which the other carrier may specify ILEC equipment to be dedicated to its use and electronically monitor and control communications terminating in such equipment. We intend, in some instances, to collocate portions of our network on the premises of certain ILECs. Our ability to do this on a cost-effective basis will depend on the rates, terms and conditions established for collocation, which will be established by state regulators in arbitration proceedings and therefore may vary from one state to the next.

    The FCC has responsibility under the 1996 Telecom Act's interconnection provisions to determine what elements of an ILEC's network must be provided to competitors on an unbundled basis. The FCC has decided not to declare dark fiber an unbundled network element under these provisions. This decision is currently subject to petitions for reconsideration before the FCC and is being challenged in Supreme Court. In addition, a federal district court in North Carolina has interpreted the 1996 Telecom Act to include dark fiber as a network element.

    In addition, the FCC has announced that state commissions may decide to add network elements to the FCC's list of elements that are required to be unbundled by carriers. To date, state commissions in several states (including New York) have either refused to require the ILECs to offer dark fiber to competitors or have stated that the issue would be addressed at a later time. On the other hand, other state commissions have found dark fiber to be a network element and required the ILECs to offer it on an unbundled basis to CLECs. Decisions by either the FCC or additional states to require unbundling of ILEC dark fiber or geographic extension of the ruling of the federal district court in North Carolina could decrease the demand for our dark fiber, and thereby have an adverse effect on the results of our operations.

    ILECs, CLECs and IXCs are subject to additional federal telecommunications laws. These laws may affect our business by virtue of the interrelationships that exist among us and many of these regulated telecommunications entities. For example, the FCC recently issued an order requiring, among other things, that access charges (fees charged by ILECs to IXCs for use of local telephone facilities for the origination and termination of long-distance calls) shift in part from being usage driven to a fixed flat cost-based structure. The FCC has also asked for public comments on proposed rules that would grant ILECs greater pricing flexibility for their access services (both switched and non-switched), which may permit the ILECs to compete more effectively against some of our service offerings. While it is not possible to predict the precise effect the access charge changes will have on our business or financial condition, the reforms will reduce access charges paid by IXCs, likely making the use of ILEC facilities by IXCs more attractive, which could have a material adverse effect on the use of our fiber optic telecommunications networks by IXCs.

    STATE

    The 1996 Telecom Act prohibits state and local governments from enforcing any law, rule or legal requirement that prohibits or has the effect of prohibiting any person from providing any interstate or intrastate telecommunications service. This provision of the 1996 Telecom Act should enable us and our customers to provide telecommunications services in states that previously prohibited competitive entry.

    However, states retain jurisdiction under the 1996 Telecom Act to adopt regulations necessary to preserve universal service, protect public safety and welfare, ensure the continued quality of communications services and safeguard the rights of consumers.

    States continue to determine the rates that ILECs can charge for most of their services. They are also responsible for mediating and arbitrating ILEC interconnection arrangements with other carriers if voluntary agreements are not reached. Accordingly, state involvement in local telecommunications services is substantial.

    Each state (and the District of Columbia, which is treated as a state for the purpose of regulation of telecommunications services) has its own statutory scheme for regulating providers of certain telecommunications-related services as "common carriers," as "public utilities," or under similar rubrics. As with the federal regulatory scheme, we believe that the offering of dark fiber facilities is not subject to this type of regulation in most jurisdictions in which we currently have or plan to construct facilities. Our offering of transmission services (as distinct from dark fiber capacity), however, will likely be subject to regulation in each of these jurisdictions to the extent that these services are offered for intrastate use. Even though many of our facilities will be physically intrastate, we anticipate that most customers will use our facilities and services for the purpose of originating and/or terminating interstate and foreign communications. Under current FCC policies, any dedicated transmission service or facility that is used more than 10% of the time for the purpose of interstate or foreign communication is subject to FCC jurisdiction to the exclusion of any state regulation. Therefore, only a small portion of our business should be subject to state regulation.

    State regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. Our subsidiaries are currently authorized to provide intrastate telecommunications services in California, Connecticut, Delaware, District of Columbia, Illinois, Maryland, Massachusetts, New Jersey, New York, Pennsylvania, Rhode Island, Virginia, and Washington, and have an application pending in Oregon. At present, we do not anticipate that the regulatory requirements to which we will be subject in the states in which we currently intend to operate will have any material adverse effect on our operations. These regulations may require, among other things, that we obtain certification to operate, and that we provide notification of, or obtain authorization for, certain corporate transactions. We will incur certain costs to comply with these and other regulatory requirements such as the filing of tariffs, submission of periodic financial and operational reports to regulators, and payment of regulatory fees and assessments, including contributions to state universal service programs. In some jurisdictions, our pricing flexibility for intrastate services may be limited because of regulation, although our direct competitors will be subject to similar restrictions. However, we make no assurances that future regulatory, judicial, or legislative action will not materially adversely affect us.

    In response to the 1996 Telecom Act, Bell Atlantic Corporation "unbundled" its local loop in October 1996. As a result, carriers such as us will be permitted to access Bell Atlantic's existing wiring infrastructure in buildings on an economical basis, which we believe enhances the strategic value of the NY Network to potential customers. By virtue of the unbundling, Bell Atlantic Corporation must make a significant portion of its in-house apartment wiring available for $2 per month per apartment. We expect that the availability of an unbundled local loop will enable new carriers to enter the residential voice market on a competitive basis with Bell Atlantic Corporation, and these carriers will be potential customers for our services.

    LOCAL

    In addition to federal and state laws, local governments exercise legal authority that may impact our business. For example, local governments, such as the City of New York, typically retain the ability to license public rights-of-way, subject to the limitation that local governments may not prohibit persons from providing telecommunications services. Local authorities affect the timing and costs associated with our use of public rights-of-way. These regulations may have an adverse effect on our business.

    FEDERAL REGULATION OF INTERNATIONAL SERVICE

    Various regulatory requirements and limitations also will influence our business as it attempts to enter international markets. Although we have not fully determined our international business strategy, we have entered into a 50/50 joint venture, ION, with a subsidiary of Racal that contemplates jointly acquiring and selling international, facilities-based telecommunications capacity between the U.S. and the United Kingdom and possibly between the U.S. and other markets. ION is a U.S. international common carrier subject to U.S. regulation under Title II of the Communications Act, and, depending on our specific business plans, it is possible that we will also become a U.S. international common carrier subject to the same regulations. Under current FCC rules, international carriers that do not exercise market power and that are not affiliated with dominant foreign carriers (carriers possessing market power in their local markets) are subject to relatively relaxed U.S. regulation as non-dominant international carriers. As such a non-dominant common carrier, ION is and we would be subject to, among other policies, the common carrier obligations of nondiscrimination. In addition, FCC rules prohibit U.S. carriers from bargaining for special concessions from certain foreign partners. ION is and we would also be required, under Sections 214 and 203 of the Communications Act to obtain authorization and file an international service tariff containing rates, terms and conditions prior to initiating service. As a non-dominant carrier, ION has sought and we would be eligible to seek "global" authorization under Section 214 to operate as facilities-based and/or resale carriers. International carriers are also subject to certain annual fees and filing requirements, such as the requirement to file contracts with other carriers, including foreign carrier agreements, and reports setting forth international circuit, traffic and revenue data. Failure to obtain an appropriate U.S. license for international service or the revocation of a license could materially adversely affect our future operations.

    To the extent that we and ION operate as international common carriers, we and ION may also be required to comply with the FCC's ISP which defines the permissible boundaries for U.S. carriers and their foreign correspondents to settle the cost of terminating each other's traffic over their respective networks. The ISP is designed to eliminate a foreign carrier's opportunity to discriminate among different U.S. carriers by bargaining for accounting rates or other terms that benefit the foreign carrier but is inconsistent with the U.S. public interest. The ISP generally provides that U.S. carriers may only enter into foreign carrier agreements for the exchange of switched traffic that contain the same accounting rate and settlement rate (typically one-half of the accounting rate) offered to all other U.S. carriers. The ISP also requires U.S. carriers to adhere to the principle of proportionate return so that competing U.S. carriers have comparable opportunities to receive the return traffic that reduces the marginal cost of providing international service.

    If we provide public switched services over international private lines, we would be subject to FCC rules governing such activity rather than to the ISP. These rules limit us from providing switched services over international private lines between the United States and certain countries and impose certain conditions on carriers engaging in such activity.

    The FCC continues to refine its international service rules to promote competition, reflect and encourage liberalization in foreign countries, and reduce accounting rates toward cost. Among other things, the FCC has recognized the advent of competition in the U.K. market by designating the U.K. as a country that offers U.S. carriers effective competitive opportunities. The FCC has also amended its rules to reflect the U.S. participation in the WTO Agreement on Basic Telecommunications Services in which 72 countries have agreed to eliminate barriers to competition in their markets for basic telecommunications services. For example, the FCC has decided to permit U.S. carriers to enter into "flexible" termination arrangements with carriers in WTO countries, unless such arrangements would not promote competition. By taking these actions, the FCC has relaxed or eliminated regulatory limitations on many U.S. carrier services between the U.S. and the U.K. (as well as between the U.S. and other members of the WTO). The FCC has also proposed to eliminate the ISP contract requirements for agreements with certain carriers in certain foreign countries. In addition, the FCC has established reduced "benchmark" rates for the amounts U.S. carriers will be allowed to pay foreign carriers for terminating U.S.-originated traffic. For example, effective as of January 1, 1999, U.S. carriers may ask the FCC to require that U.S. carriers pay foreign carriers in "high income" countries such as the United Kingdom no more than $.15 per minute to terminate such calls. Different rates would apply at different deadlines in different countries depending on the countries' income level.

    Regulation of the international telecommunications industry is changing rapidly. We are unable to predict how the FCC will resolve the various pending international policy issues and the effect of such resolutions on us.

REGULATION OF INTERNATIONAL OPERATIONS

    Our international services would also be subject to regulation in other countries where we operate. Such regulation, as well as policies and regulations on the European Union level, may impose separate licensing, service and other conditions on our international service operations, and these requirements may have a material adverse impact on the Company. The following discussion is intended to provide a general outline of certain regulations and current regulatory posture in certain foreign jurisdictions in which we currently operate or intend to operate, and is not intended as a comprehensive discussion of such regulations or regulatory posture. Local laws and regulations differ significantly among these jurisdictions, and, within such jurisdictions, the interpretation and enforcement of such laws and regulations can be unpredictable.

    THE EUROPEAN UNION

    The European Union (the "EU") was established by the Treaty of Rome and subsequent treaties. EU member states are required to implement directives issued by the European Commission (the "EC") and the European Council by passing national legislation. The EC and European Council have issued a number of key directives establishing basic principles for the liberalization of the EU telecommunications market. This basic framework has been advanced by a series of harmonization directives, which include the so-called Open Network Provision directives and the Licensing Directive of April 1997 and the Interconnection Directive of June 1997, which address the procedures for granting license authorizations and conditions applicable to such licenses and the interconnection of networks and the interoperability of services as well as the achievement of universal service. The Licensing Directive sets out framework rules for the procedures associated with the granting of national authorizations for the provision of telecommunications services and for the establishment or operation of any infrastructure for the provision of telecommunications services. It distinguishes between "general authorizations," which should normally be easier to obtain since they do not require an explicit decision by the national regulatory authority, and "individual licenses." EU member states may impose individual license requirements for the establishment and operation of public telecommunications networks and for the provision of voice telephony, among other things. Consequently, ION's operations in the U.K., our operation with respect to the German Network and European Network may require that ION or the Company, respectively, be subject to an individual licensing system rather than to a general authorization in the majority of EU member states. In some countries where we operate, we may also be required to contribute to a fund for the provision of universal service. The United Kingdom and each other EU member state in which ION currently conducts or we intend to conduct our business has a different regulatory regime and such differences are expected to continue. The requirement that ION or we obtain necessary approvals varies considerably from country to country.

    UNITED KINGDOM

    The Telecommunications Act of 1984 (the "U.K. Act") provides a licensing and regulatory framework for telecommunications activities in the United Kingdom. The Secretary of State for Trade and Industry at the Department of Trade and Industry (the "Secretary of Trade") is responsible for granting licenses under the U.K. Act and for overseeing telecommunications policy, while the Director General of Telecommunications (the "Director General") and his office (the Office of Telecommunications ("OFTEL")) are responsible, among other things, for enforcing the terms of such licenses. Operators wishing to use their own facilities to provide international services are currently required to obtain an international facilities license ("IFL"). An IFL licenses the running of telecommunication systems within the U.K. and permits the licensee to connect U.K. systems to overseas systems, and to offer international services subject to certain restrictions. ION was awarded an IFL on 9 December 1998. The U.K. Government is currently consulting on proposals to amend licenses to create one license authorizing both international and domestic services. The changes are expected to come into force in 1999 and may result in ION being licensed to provide both international and domestic services. We have not applied for an IFL or any other authorization for the U.K. portion of the European Network. OFTEL is consulting on which operators will have the right and obligation to interconnect with the networks of other operators under the regime established by the Interconnection Directive. OFTEL is expected to announce its findings shortly. Currently all operators with IFL licenses have the right and obligation to interconnect, and this position is not expected to change. Therefore ION has the right to request and receive interconnection from all other operators deemed to be entitled to such rights and obligations (as notified by the Director General) and also the obligation to offer to enter into an agreement to interconnect at the request of any such operator. The U.K. Government is currently consulting on changing the obligation to offer to enter into an agreement to interconnect to an obligation to negotiate with a view to concluding an interconnection agreement in response to the concern raised by operators that the current obligation exceeds the requirements of the Interconnection Directive. The U.K. Government passed the Competition Act 1998 on 9 November 1998 which introduces concurrent powers to the industry specific regulators and the Director General of Fair Trading for the enforcement of prohibitions against anti-competitive behavior modeled on Articles 85 and 86 of the Treaty of Rome. The Act introduces into U.K. legislation prohibitions on the abuse of a dominant position and anti-competitive agreements, and provides for third party rights of action, stronger investigative powers, interim measures and effective enforcement powers. The new rules are expected to come into force on 1 March 2000. The Act gives the Director General power to exercise concurrent powers with the Director General of Fair Trading in relation to "commercial activities connected with telecommunications". The Act will enable third parties to seek court orders directly against telecommunications operators who are in breach of the prohibitions contained in the Act and seek damages rather than have to wait for the Director General to issue an enforcement order. Depending on how these provisions of the Act are implemented, it may give the Company (and its competitors) greater ability to challenge anti-competitive behavior in the U.K. telecommunications market.

    GERMANY

    The German Telecommunications Act of July 25, 1996 (the "German Telecommunications Act") liberalized all telecommunications activities. Under the German Telecommunications Act, voice telephony was liberalized as of January 1, 1998. The German Telecommunications Act has been complemented by several Ordinances. The most significant Ordinances concern license fees, rate regulation, interconnection, universal service, frequencies and customer protection. Under the German regulatory scheme, licenses can be granted within four license classes. A license is required for operation of transmission lines that extend beyond the limits of a property and that are used to provide telecommunications services for the general public. The licenses required for the operation of transmission lines are divided into 3 infrastructure license classes: mobile telecommunications (license class 1); satellite (license class 2); and telecommunications services for the general public (license class 3). Beside the infrastructure licenses, an additional license is required for the provision of voice telephony services on the basis of self-operated telecommunications networks (license class 4). A class 4 license does not include the right to operate transmission lines. According to the License Fees Ordinance, a nationwide class 4 license costs a onetime fee of DM 3,000,000. The costs for a territorial class 3 license will be determined by the Regulierungsbehorde fur Telekommunikation und Post (the "RegTP") and is dependent on the population and the geographical area covered by the territorial class 3 license. A nationwide territorial class 3 license costs DM 10,600,000. Licensees that operate transmission lines crossing the boundary of a property have the right to install transmission lines on, in and above public roads, squares, bridges and public waterways without payment; however, when installing transmission lines a planning agreement must be obtained from the relevant authorities. A company which operates a public telecommunications network has the right to receive favorable interconnection rates from Deutsche Telekom, as a dominant carrier. If the company does not agree with the offered rates or Deutsche Telekom refuses to interconnect for whatever reason, the company can refer the case to the RegTP which shall decide upon the request for interconnection within a period of six weeks; if the RegTP decides to extend this deadline, it must at the latest decide within ten weeks of the request. Whether, and under which conditions, carrier to carrier operators will receive favorable interconnection rates or less favorable "special network access rates" from Deutsche Telekom depends largely on whether they operate a "public telecommunications network." No definition of "public telecommunications network" has yet been provided. A public hearing on the regulatory treatment of carrier networks--defined in the German Telecommunications Act as a telecommunications network to which customers are not directly connected and which interconnects access networks--and public telecommunications networks in respect of interconnection has recently been conducted. The RegTP is expected to publish the outcome of the hearing which shall include the RegTP's understanding of the constituting elements of a public telecommunications network shortly. In December 1998, the RegTP presented its preliminary views on the results of the hearing to an audience of interested parties in Bonn. According to this presentation, a carrier network constitutes a "public telecommunications network" if it consists of at least one switch and more than two connected transmission lines and is used to provide telecommunications services to the public, irrespective of whether or not customers are directly or (in the case of a carrier network) indirectly connected to such network. The RegTP indicated that it did not intend to establish a minimum number of points of interconnection that are required for interconnections with Deutsche Telekom. However, the RegTP acknowledged that carrier networks with few points of interconnection may cause atypical traffic patterns on Deutsche Telekom's network which may create additional costs to Deutsche Telekom. The RegTP indicated that Deutsche Telekom will be allowed to recover its additional costs incurred due to atypical traffic patterns from the operations responsible for such traffic patterns if and to the extent that Deutsche Telekom can prove such costs. It is expected that the RegTP's position will become clearer once the RegTP has published its views in writing in the official journal. In view of this outcome of the public hearing, Deutsche Telekom has terminated a number of interconnection agreements in December 1998 and has announced that it will offer new standard interconnection agreements. In the last few months of 1998 and in view of the public hearing, Deutsche Telekom was only willing to enter into interim interconnection agreements and only if the companies requesting interconnection have direct customer access, have a minimum of eight points of interconnection in the startup phase or commit to establish this number of points of interconnection as ports for interconnection become available and upgrade the network to 23 points of interconnection in the initial phase. The same number of points of interconnection was requested by Deutsche Telekom in a special network offer for carrier networks. The rates offered by Deutsche Telekom to carrier network operators were substantially higher than interconnection rates. In January 1999, Deutsche Telekom presented new drafts for interconnection agreements which significantly limit the ability of interconnection partners of Deutsche Telekom to obtain Deutsche Telekom's services in connection with an interconnection at favorable interconnection rates. Deutsche Telekom, for example, sets forth requirements to establish additional points of interconnection if traffic at existing points of interconnection increases beyond certain thresholds. These drafts are currently subject to intense discussions between Deutsche Telekom, other telecommunications companies and representatives of the RegTP. The rates of Deutsche Telekom's services in conjunction with interconnection and special network access are subject to regulatory approval; such approval is typically granted for a limited period of time. Licensed operators are under an obligation to present their standard terms and conditions to the RegTP. The RegTP may, based upon certain criteria, decide not to accept these terms and conditions. We may become subject to universal service financing obligations. Currently, it is unlikely that the universal service financing system will be implemented in Germany in the foreseeable future. We have not made any regulatory filings with respect to the German Network or the German portion of the European Network.

EMPLOYEES

    As of January 1, 1999, we employed 126 people. Our employees are not represented by any labor union. We consider our relationship with employees to be good.

PROPERTIES

    Our principal properties currently are the NY Network and its component assets. We own substantially all of the communications equipment required for our business. Our installed fiber optic cable is laid under the various rights-of-way held by us. Please refer to the section of this Prospectus entitled "--Build-out of Networks--Rights-of-Way." Our other fixed assets are located at various leased locations in the geographic areas that we serve. Our executive and administrative offices are located at our principal office at One North Lexington Avenue, White Plains, New York. We lease this space (currently approximately 21,000 square feet) under an agreement that expires in March 2003. Our sales offices are located at 685 Third Avenue, New York, New York. We lease this space (approximately 9,670 square feet) under an agreement that expires in September 2003. We lease additional space (currently 8,710 square feet) at 60 Hudson Street, New York, New York, from Hudson Telegraph Associates under an agreement that expires in March 2010. We also lease 2,665 square feet of sales space in Malvern, Pennsylvania, and 3,438 square feet of sales space in McLean, Virginia.

LEGAL PROCEEDINGS

    On or about October 20, 1997, VCNY commenced an action against the Company, Stephen A. Garofalo, Peter Silverman, the law firm of Silverman, Collura, Chernis & Balzano, P.C., Peter Sahagen, Sahagen Consulting Group of Florida (collectively, the "Sahagen Defendants") and Robert Kramer, Birdie Capital Corp., Lawrence Black, Sterling Capital LLC, Penrush Limited, Needham Capital Group, Arthur Asch, Michael Asch and Ronald Kuzon (the "Kramer Defendants") in the United States District Court for the Southern District of New York (No. 97 CIV 7751) (the "VCNY Litigation"). On or about May 29, 1998, VCNY filed an amended complaint. In its complaint, as amended, VCNY alleges four causes of action in connection with its sale of 900,000 shares (not adjusted for subsequent stock splits) of Class A Common Stock to Peter Sahagen and the Kramer Defendants on January 13, 1997. The four causes of action include: (i) violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated under such Act; (ii) fraud and fraudulent concealment; (iii) breach of fiduciary duty; and (iv) negligent misrepresentation and omission. On the first and second causes of action, VCNY is seeking, among other things, rescission of the VCNY Sale, or alternatively, damages in an amount which we cannot currently ascertain but believe to be in excess of $36 million, together with interest. On the third and fourth causes of action, VCNY is seeking damages in an amount which we cannot currently ascertain but believe to be in excess of $36 million, together with interest. VCNY is also seeking punitive damages in the amount of $50 million, reasonable legal fees and the cost of this action. All the defendants, including the Company and Stephen A. Garofalo, have moved to dismiss VCNY's amended complaint.

    On or about June 12, 1998, Claudio E. Contardi commenced an action against Peter Sahagen, Sahagen Consulting Group of Florida and the Company in the United States District Court for the Southern District of New York (No. 98 CIV 4140). Mr. Contardi alleges a cause of action for, among other things, breach of a finder's fee agreement entered into between Mr. Sahagen and Mr. Contardi on or about November 14, 1996 and breach of an implied covenant of good faith and fair dealing contained in the finder's fee agreement. Mr. Contardi is seeking, among other things, a number of shares of the Company which we cannot currently ascertain but believe to be approximately 225,000 shares (calculated as of the date on which the complaint was filed) or damages in an amount which we cannot currently ascertain but believe to be approximately $4.9 million (calculated as of the date on which the complaint was filed) and all costs and expenses incurred by him in this action. We have filed an answer to the complaint and have raised affirmative defenses.

    We intend to vigorously defend both these actions because we believe that we acted appropriately in connection with the matters at issue in these two cases. However, we cannot assure you that we will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately we will be successful in defending against these allegations. If we are unsuccessful in defending against these allegations, an award of the magnitude being sought in the VCNY Litigation would have a material adverse effect on our financial condition or results of operations.

    In addition, we are subject to various claims and proceedings in the ordinary course of business. Based on information currently available, we believe that none of such current claims, or proceedings, individually or in the aggregate, including the VCNY Litigation and the Contardi litigation, will have a material adverse effect on our financial condition or results of operations, although we can make no assurances in this regard.

                                   MANAGEMENT

    The directors and executive officers of the Company and their ages as of January 1, 1999 are as follows:

NAME                                                       AGE                          POSITION HELD
-----------------------------------------------------      ---      -----------------------------------------------------
Stephen A. Garofalo..................................          47   Chairman of the Board and Chief Executive Officer
Howard M. Finkelstein................................          45   President, Chief Operating Officer and Director
Vincent A. Galluccio.................................          52   Senior Vice President and Director
Gerard Benedetto.....................................          41   Vice President--Chief Financial Officer
Charlotte G. Denenberg...............................          51   Vice President--Chief Technology Officer
Nicholas M. Tanzi....................................          40   Vice President--Sales
Silvia Kessel........................................          48   Executive Vice President and Director
John W. Kluge........................................          84   Director
David Rockefeller....................................          83   Director
Stuart Subotnick.....................................          56   Director
Arnold L. Wadler.....................................          55   Executive Vice President, General Counsel, Secretary
                                                                    and Director
Leonard White........................................          59   Director

    STEPHEN A. GAROFALO founded the Company in April 1993, and has been serving as Chairman of the Board of Directors since the Company's inception. Mr. Garofalo served as Chief Executive Officer since October 1996, as President from 1993 to 1996 and as Secretary from 1993 to 1997. From 1979 to 1993 Mr. Garofalo served as president and chief executive officer of F. Garofalo Electric Co., Inc., an electrical contractor.

    HOWARD M. FINKELSTEIN has been President, Chief Operating Officer and a Director of the Company since April 1997. Prior to joining the Company, Mr. Finkelstein was employed by various affiliates of Metromedia Company for 16 years. His most recent position was as Executive Vice President and Chief Operating Officer of Metromedia International Telecommunications, Inc. From 1984 to 1993, Mr. Finkelstein served as President of Metromedia Communications Corporation, a national long distance telecommunications carrier. In addition, Mr. Finkelstein served as Executive Vice President and Chief Operating Officer of Metromedia Restaurant Group from 1993 to 1995. Mr. Finkelstein is a Director of Multimedia Medical Systems, Incorporated, a privately held company.

    VINCENT A. GALLUCCIO has been a Director of the Company since February 1997 and has served as President of ION since February 1998 and as a Senior Vice President of the Company since December 1995. From January 1992 to October 1994, Mr. Galluccio was employed by British Telecommunications plc, as a global sales manager for network outsourcing operations. Prior to joining British Telecommunications plc, Mr. Galluccio spent 25 years with International Business Machines Corporation in various sales, marketing and business development positions and was involved in both domestic and world trade assignments.

    GERARD BENEDETTO has been Vice President--Chief Financial Officer since February 1998. From July 1995 to January 1998, he was Vice President--Chief Accounting Officer at Metromedia International Telecommunications, Inc. From October 1993 to July 1995 he was Vice President--Chief Financial Officer at Metromedia Restaurant Group. From February 1985 to October 1993, he was Vice President--Chief Financial Officer at Metromedia Communications Corporation.

    CHARLOTTE G. DENENBERG has served as Vice President--Chief Technology Officer since December 1998. Prior to joining the Company, Ms. Denenberg was employed by Southern New England Telecommunications Corporation ("SNET"), since 1987 in a variety of positions. Ms. Denenberg held the position of Chief Technology Officer for SNET from 1994 to November 1998. Before SNET, Ms. Denenberg was employed by ITT Corporation as Director--Technology Evaluation.

    NICHOLAS M. TANZI has been Vice President--Sales since August 1997. From March 1995 to July 1997, he served as Vice President, Enterprise Networks Division at Fujitsu Business Communications Systems. From April 1993 to February 1995, Mr. Tanzi was Director of Sales, Eastern Region at Asante Technologies Inc. Mr. Tanzi was employed in various capacities from November 1979 through October 1993 at Digital Equipment Corporation.

    SILVIA KESSEL has served as a Director of the Company since July 1997 and as Executive Vice President since October 1997. Ms. Kessel has served as Chief Financial Officer and Treasurer of Metromedia International Group, Inc. ("MMG") since 1995 and Executive Vice President of MMG since 1996. In addition, Ms. Kessel served as Executive Vice President of Orion Pictures Corporation ("Orion"), a motion picture production and distribution company, from January 1993 through July 1997, Senior Vice President of Metromedia Company since 1994 and President of Kluge & Company since January 1994. Prior to that time, Ms. Kessel served as Senior Vice President and a Director of Orion from June 1991 to November 1992 and Managing Director of Kluge & Company from April 1990 to January 1994. Ms. Kessel is Executive Vice President and a member of the Board of Directors of Big City Radio, Inc. ("YFM"), an American Stock Exchange listed company that operates radio stations in New York, Los Angeles and Chicago, and of MMG.

    JOHN W. KLUGE has been a Director of the Company since July 1997. Mr. Kluge has been the President and Chairman of Metromedia Company and its predecessor-in-interest, Metromedia, Inc., for over five years. Mr. Kluge has been the Chairman of the Board of MMG since 1995. In addition, Mr. Kluge was Chairman of the Board of Directors and a Director of Orion from 1992 until July 1997. He also serves as a Director of Conair Corporation and Occidental Petroleum Corporation.

    DAVID ROCKEFELLER has served as a Director of the Company since October 1997. He currently serves as Chairman of The Chase Manhattan Bank's International Advisory Committee, as Chairman of Rockefeller Center Properties, Inc. (since 1995) and as a Director of Rockefeller & Co., Inc. (since 1994), a privately owned investment management firm. From 1961 to 1981, Mr. Rockefeller served as Chairman of The Chase Manhattan Corporation and The Chase Manhattan Bank, N.A. From 1981 to 1995, he served as Chairman of Rockefeller Group, Inc.

    STUART SUBOTNICK has been a Director of the Company since July 1997. Mr. Subotnick has been the Vice Chairman of the Board of Directors of MMG since 1995 and President and Chief Executive Officer of MMG since December 1996. In addition, Mr. Subotnick served as Vice Chairman of the Board of Directors of Orion from 1992 until July 1997. Mr. Subotnick has served as Executive Vice President of Metromedia Company and its predecessor-in-interest, Metromedia, Inc., for over five years. Mr. Subotnick has served as Vice Chairman of MMG since November 1995 and President and Chief Executive Officer of MMG since November 1996. Mr. Subotnick is also a Director of Carnival Cruise Lines, Inc. and Chairman of the Board of Directors of YFM.

    ARNOLD L. WADLER has served as Executive Vice President, General Counsel and Secretary of the Company since October 1997 and has served as a Director of the Company since July 1997. Mr. Wadler has served as Executive Vice President, General Counsel and Secretary of MMG since August 29, 1996 and, from November 1, 1995 until that date, as Senior Vice President, General Counsel and Secretary of MMG and as the Executive Vice President, General Counsel, Secretary and Director of YFM since December 1997. In addition, Mr. Wadler serves as a Director of MMG and has served as a Director of Orion from 1991 until July 1997 and as Senior Vice President, Secretary and General Counsel of Metromedia Company, and its predecessor-in-interest, Metromedia, Inc., for over five years.

    LEONARD WHITE has served as a Director of the Company since October 1997. Mr. White has served as President and Chief Executive Officer of Rigel Enterprises since July 1997. Mr. White served as President and Chief Executive Officer of Orion from 1992 until 1997 and as President and Chief Executive Officer of Orion Home Entertainment Corporation from 1987 to 1992. Mr. White also serves as a director of MMG, YFM and American Film Technologies, Inc.

BOARD OF DIRECTORS

    There are presently nine members on the Board of Directors of the Company. Holders of the Class B Common Stock are entitled to elect 75% of the Board of Directors and holders of the Class A Common Stock are entitled to vote as a separate class to elect the remaining directors. Currently six of the nine directors are nominees of the holders of Class B Common Stock and as a result holders of the Class B Common Stock are entitled to fill three vacancies on the Board of Directors. Members of each class of directors will hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Company, the directors are elected by a plurality vote of all votes cast at such meeting entitled to vote for such directors and hold office for a one-year term.

COMPENSATION OF DIRECTORS

    During 1998, each director of the Company who was not an officer, employee or affiliate of the Company (the "Non-Employee Directors") will be entitled to receive a $20,000 annual retainer plus a separate attendance fee of $1,200 for each meeting of the Board of Directors attended by a Non-Employee Director in person or $500 for each meeting of the Board of Directors in which a Non-Employee Director participated by conference telephone call. Members of committees of the Board of Directors are paid $500 for each meeting attended. In addition, the Company's 1998 Incentive Stock Plan entitles any Non-Employee Director who first serves on the Board of Directors subsequent to the adoption of the 1998 Incentive Stock Plan to receive awards under such plan of 20,000 shares of Class A Common Stock, each having an exercise price equal to the fair market value of a share of Class A Common Stock on the date of grant. Awards to Non-Employee Directors under the 1998 Incentive Stock Plan will be aggregated with awards under the 1997 Incentive Stock Plan so that total awards under each plan will not exceed 20,000 shares of Class A Common Stock.

    Non-Employee Directors who meet the criteria for "outside director" under
Section 162(m) of the Internal Revenue Code ("Independent Directors") are entitled to receive options to purchase 20,000 shares of the Company's Class A Common Stock under the Company's 1997 Incentive Stock Plan. Under the 1997 Incentive Stock Plan, each Non-Employee Director who was a director of the Company on October 28, 1997 was granted an option to purchase 20,000 shares of the Company's common stock at an exercise price of $4.00, the price of the Class A Common Stock on the date of the Initial Public Offering.

    The 1997 Incentive Stock Plan further provides that each person who becomes an Independent Director of the Company after October 28, 1997 will receive an option to purchase 20,000 shares of the Company's Class A Common Stock on the day such director is elected as a director, at an exercise price equal to the closing price of the common stock on the trading day preceding such director's election. Options granted to these Non-Employee Directors fully vest and become exercisable as to all 20,000 shares on the date of grant.

    In addition, on August 20, 1997, the Company granted to each of Mr. Kluge and Mr. Subotnick options to purchase 1,014,000 shares of Class A Common Stock at an exercise price of $.49 per share and to each of Mr. Wadler and Ms. Kessel options to purchase 202,800 shares of Class A Common Stock at an exercise price of $.49 per share.

EXECUTIVE COMPENSATION

    The following table provides you with information on the compensation awarded to, earned by or paid to our Chief Executive Officer and our four other most highly compensated executive officers whose individual compensation exceeded $100,000 during the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996 for services rendered in all capacities to us and our subsidiaries. The persons listed in the table below are referred to as the "Named Executive Officers."

                                                                                         LONG TERM
                                                ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                     -----------------------------------------   -------------------------
                                                                                  NUMBER OF
                                                                                    SHARES          ALL
                                                                  OTHER ANNUAL    UNDERLYING       OTHER
                                                                  COMPENSATION      STOCK         COMPENS.
NAME AND PRINCIPAL POSITION          YEAR  SALARY($)   BONUS($)      ($)(1)       OPTIONS(2)        ($)
-----------------------------------  ----  ---------   --------   ------------   ------------     --------
Stephen A. Garofalo................  1998    328,385    100,000      23,301           --            --
  Chairman and Chief                 1997    295,000     50,000      14,157         1,521,000(6)    --
  Executive Officer                  1996    225,000      --         --               --            --

Howard M. Finkelstein..............  1998    321,462    100,000      24,074           --            --
  President and Chief                1997    196,756     50,000      11,769         6,084,000(7)    --
  Operating Officer(3)               1996     --          --         --               --            --

Vincent A. Galluccio...............  1998    183,400     15,000       1,673           150,000(8)    --
  Senior Vice President              1997    181,522      --         --             1,090,920(9)    --
                                     1996    127,087      --         --               --            --

Gerard Benedetto...................  1998    181,423      --          3,355           550,000(10)   --
  Vice President--Chief              1997     --          --         --               --            --
  Financial Officer(4)               1996     --          --         --               --            --

Nicholas M. Tanzi..................  1998    158,000     65,000       2,819           150,000(8)    --
  Vice President--Sales(5)           1997     --          --         --               360,840(11)   --
                                     1996     --          --         --               --            --

------------------------

(1) Includes amounts paid as automobile allowance, insurance premiums and 401(k) matching funds.

(2) This information gives effect to our Stock Splits.

(3) Officer was hired by Company during 1997, thus preceding year's compensation is not applicable.

(4) Officer was hired by Company during 1998, thus preceeding years' compensation is not applicable.

(5) Officer was hired by Company during 1997, thus preceding year's compensation is not applicable. Compensation information for 1997 is omitted because aggregate compensation during such fiscal year was less than $100,000.

(6) Includes presently exercisable options to purchase 1,521,000 shares of Class A Common Stock at an exercise price of $.49 per share.

(7) Includes presently exercisable options to purchase 6,084,000 shares of Class A Common Stock at an exercise price of $.49 per share.

(8) Includes options to purchase 150,000 shares of Class A Common Stock at an exercise price of $10.50 per share that will become exercisable ratably over a four year period commencing August 31, 1999.

(9) Includes presently exercisable options to purchase 640,920 shares of Class A Common Stock at an exercise price of $.49 per share and the options to purchase 150,000 shares of Class A Common Stock which the officer exercised during 1998. Also, includes options to purchase 300,000 shares of Class A Common Stock at an exercise price of $4.00 per share that will become exercisable ratably over a four year period commencing October 28, 1998.

(10) Includes options to purchase 400,000 and 150,000 shares of Class A Common Stock at an exercise price of $3.88 and $10.50 per share that will become exercisable ratably over a four year period commencing January 6, 1999 and August 31, 1999, respectively.

(11) Includes presently exercisable options to purchase 60,840 shares of Class A Common Stock at an exercise price of $1.91 per share and options to purchase 300,000 shares of Class A Common Stock at an exercise price of $4.00 per share that will become exercisable ratably over a four year period commencing October 28, 1998.

    During 1998 and 1997, Mr. Wadler and Ms. Kessel, each of whom serves as an executive officer of the Company, were employed and paid by Metromedia Company pursuant to a management agreement with Metromedia Company dated as of January 2, 1998 (the "Management Agreement"). Please refer to the section in this Prospectus entitled "Certain Relationships and Related Transactions--Recent Transactions--Management Agreement." The Company did not pay any other amounts to the Named Executive Officers during 1998 or 1997.

EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with each of the following Named Executive Officers.

    GAROFALO EMPLOYMENT AGREEMENT. Mr. Garofalo's employment agreement, dated as of February 26, 1997, has a five year term. It provides Mr. Garofalo a base salary of $295,000 for the first year, $335,000 for the second year, $375,000 for the third year, $415,000 for the fourth year and $455,000 for the fifth year. Mr. Garofalo is also entitled to receive an annual incentive bonus to be determined by the Compensation Committee of the Board of Directors. The incentive bonus will not be less than $100,000 per year. Mr. Garofalo's employment agreement also provides for other employee benefits such as a car allowance, life insurance, health care and certain disability and death benefits. In addition, Mr. Garofalo was granted options to purchase 1,521,000 shares of Class A Common Stock at an exercise price of $.49 per share. These options are immediately exercisable and expire 10 years from their grant. We registered the shares of Class A Common Stock underlying the options under the Securities Act upon the consummation of the Initial Public Offering. Except in the case of disability, we may terminate Mr. Garofalo's employment only for cause upon which termination Mr. Garofalo will have no right to receive any compensation or benefit from us. If the agreement is terminated without cause, or if Mr. Garofalo terminates employment for good reason, we will be obligated to pay Mr. Garofalo an amount equal to the greater of (i) his monthly base salary as then in effect multiplied by the number of months remaining in the term of his employment as of such termination date and (ii) $1,000,000. "Good reason" includes (i) a reduction in the nature or scope of Mr. Garofalo's titles, authorities, powers, duties or responsibilities; (ii) a change in the method or formula for determining the bonus which results in a decrease in the amount of bonus payable to Mr. Garofalo; (iii) the removal of Mr. Garofalo as a member of the Board of Directors, unless such removal occurs after termination of Mr. Garofalo's employment for cause; (iv) a sale of all or substantially all of the ownership interests or assets of the Company or a merger or consolidation of the Company with any other corporation; (v) a change in control of the Company, defined as any person or entity becoming a beneficial owner as defined in Rule 13d-3 of the Securities Exchange Act of 1934 directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (vi) a material breach by the Company of its affirmative or negative covenants or undertakings in the employment agreement and a failure to remedy such breach within 15 days. Pursuant to the agreement, Mr. Garofalo has agreed not to compete with the Company for a period of one year following termination of the agreement. During such non-compete period, Mr. Garofalo will be entitled to receive an amount equal to his base salary as in effect on the date of termination so long as the agreement was not terminated prior to the expiration of the term by either party.

    FINKELSTEIN EMPLOYMENT AGREEMENT. Mr. Finkelstein's employment agreement, dated as of April 30, 1997, has a three year term. It provides Mr. Finkelstein with a base salary of $295,000 for the first year, $335,000 for the second year and $375,000 for the third year. Mr. Finkelstein is also entitled to receive an annual incentive bonus to be determined by the Compensation Committee of the Board of Directors. The incentive bonus will not be less than $100,000 for each year. Mr. Finkelstein's employment agreement also provides for other employee benefits such as a car allowance, life insurance, health care, and certain disability and death benefits. In addition, Mr. Finkelstein was granted options to purchase 6,084,000 shares of Class A Common Stock at an exercise price of $.49 per share, which options are immediately exercisable and expire 10 years from their grant. We registered such shares of Class A Common Stock under the Securities Act on Form S-8 upon the consummation of the Initial Public Offering. Except in the case of disability, we may terminate Mr. Finkelstein's employment only for cause upon which termination Mr. Finkelstein will have no right to receive any compensation or benefit from us. If the agreement is terminated without cause or if Mr. Finkelstein terminates employment for good reason, we will be obligated to pay to Mr. Finkelstein his base salary, bonus and benefits that are accrued and unpaid as of the date of termination as well as an amount equal to one and a half times his base salary as then in effect. "Good reason" includes (i) a reduction in the nature or scope of Mr. Finkelstein's titles, authorities, powers, duties or responsibilities; (ii) a change in the method or formula for determining the bonus which results in a decrease in the amount of bonus payable to Mr. Finkelstein; (iii) the removal of Mr. Finkelstein as a member of the Board of Directors, unless such removal occurs after termination of Mr. Finkelstein's employment for cause; (iv) a sale of all or substantially all of the ownership interests or assets of the Company or a merger or consolidation of the Company with any other corporation; (v) a change in control of the Company, defined as any person or entity (other than Mr. Garofalo) becoming a beneficial owner as defined in Rule 13d-3 of the Securities Exchange Act of 1934 directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (vi) a material breach by the Company of its affirmative or negative covenants or undertakings in the employment agreement and a failure to remedy such breach within 15 days. Pursuant to the agreement, Mr. Finkelstein has agreed not to compete with the Company for a period of one year following termination of the agreement. During such non-compete period, Mr. Finkelstein will be entitled to receive an amount equal to his base salary as in effect on the date of termination so long as the agreement was not terminated prior to the expiration of the term by either party.

    GALLUCCIO EMPLOYMENT AGREEMENT. Mr. Galluccio's employment agreement, dated as of August 31, 1998, has a one year term. It provides Mr. Galluccio with a base salary of $183,400. Mr. Galluccio is also entitled to receive an annual incentive bonus, which is dependent upon the Company's performance, to be determined by the Compensation Committee of the Board of Directors. If approved by the Compensation Committee, the incentive bonus has a target of 20% of Mr. Galluccio's base salary. Mr. Galluccio's employment agreement also provides for other employee benefits such as the right to participate in all group health and insurance programs. In addition, Mr. Galluccio was granted options to purchase 150,000 shares of Class A Common Stock at an exercise price of $10.50 per share. These shares have been registered under the Securities Act on Form S-8. Except in the case of disability or a change of control, we may terminate Mr. Galluccio's employment only for cause upon which termination Mr. Galluccio will have no right to receive any compensation or benefit from us. If Mr. Galluccio's employment is terminated for any reason other than for cause or in the event that there is a change of control of the Company and Mr. Galluccio is requested in connection with such change of control to perform his duties under this agreement on a regular, full-time basis at a location further than 75 miles from Mr. Galluccio's current principal office location, Mr. Galluccio, in his sole and absolute discretion, may deem this agreement to be terminated by the Company without cause and Mr. Galluccio will be entitled to receive his base salary for the remaining term of his employment agreement, all previously earned and accrued entitlements and benefits from us and our employee benefit plans and an amount equal to 25% of Mr. Galluccio's base salary. Pursuant to his employment agreement, Mr. Galluccio has agreed not to compete with the Company or any affiliated company for a period of two years following the termination of the agreement.

    BENEDETTO EMPLOYMENT AGREEMENT. Mr. Benedetto's employment agreement, dated as of August 31, 1998, has a three and one-half year term. It provides Mr. Benedetto with a minimum base salary of $200,000 for each year. Mr. Benedetto is also entitled to receive an annual incentive bonus, which is dependent upon the Company's performance, to be determined by the Compensation Committee of the Board of Directors. If approved by the Compensation Committee, the incentive bonus has a target of 20% of Mr. Benedetto's base salary. Mr. Benedetto's employment agreement also provides for other employee benefits such as the right to participate in all group health and insurance programs. In addition, Mr. Benedetto was granted options to purchase 150,000 shares of Class A Common Stock at an exercise price of $10.50 per share. These shares have been registered under the Securities Act on Form S-8. Except in the case of disability or a change of control, we may terminate Mr. Benedetto's employment only for cause upon which termination Mr. Benedetto will have no right to receive any compensation or benefit from us. If Mr. Benedetto's employment is terminated for any reason other than for cause or in the event that there is a change of control of the Company and Mr. Benedetto is requested in connection with such change of control to perform his duties under this agreement on a regular, full-time basis at a location further than 75 miles from Mr. Benedetto's current principal office location, Mr. Benedetto, in his sole and absolute discretion, may deem this agreement to be terminated by the Company without cause and Mr. Benedetto will be entitled to receive his base salary for the remaining term of his employment agreement, all previously earned and accrued entitlements and benefits from us and our employee benefit plans and an amount equal to 25% of Mr. Benedetto's base salary. Pursuant to his employment agreement, Mr. Benedetto has agreed not to compete with the Company or any affiliated company for a period of two years following termination of the agreement.

    TANZI EMPLOYMENT AGREEMENT. Mr. Tanzi's employment agreement, dated as of August 31, 1998, has a two year term. It provides Mr. Tanzi with a minimum base salary of $175,000 for each year. Mr. Tanzi is also entitled to receive an annual incentive bonus, which is dependent upon the Company's performance, to be determined by the Compensation Committee of the Board of Directors. If approved by the Compensation Committee, the incentive bonus has a target of 40% of Mr. Tanzi's base salary. Mr. Tanzi's employment agreement also provides for other employee benefits such as the right to participate in all group health and insurance programs. In addition, Mr. Tanzi was granted options to purchase 150,000 shares of Class A Common Stock at an exercise price of $10.50 per share. These shares have been registered under the Securities Act on Form S-8. Except in the case of disability or change of control, we may terminate Mr. Tanzi's employment only for cause upon which termination Mr. Tanzi will have no right to receive any compensation or benefit from us. If Mr. Tanzi's employment is terminated for any reason other than for cause or in the event that there is a change of control of the Company and Mr. Tanzi is requested in connection with such change of control to perform his duties under this agreement on a regular, full-time basis at a location further than 75 miles from Mr. Tanzi's current principal office location, Mr. Tanzi, in his sole and absolute discretion, may deem this agreement to be terminated by the Company without cause and Mr. Tanzi will be entitled to receive his base salary for the remaining term of his employment agreement, all previously earned and accrued entitlements and benefits from us and our employee benefit plans and an amount equal to 25% of Mr. Tanzi's base salary. Pursuant to his employment agreement, Mr. Tanzi has agreed not to compete with the Company or any affiliated company for a period of two years following termination of the agreement.

INDEMNIFICATION AGREEMENTS

    We have entered into indemnification agreements (the "Indemnification Agreements") with certain officers and directors. The Indemnification Agreements provide for indemnification of such directors and officers to the fullest extent authorized or permitted by law. The Indemnification Agreements also provide that
(i) we will advance all expenses incurred by the director or officer in defending certain litigation, (ii) we will appoint in certain circumstances an independent legal counsel to determine whether the director or officer is entitled to indemnification and (iii) we will continue to maintain directors' and officers' liability insurance (which currently consists of $25.0 million of primary coverage).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

HISTORICAL TRANSACTIONS

    As of December 31, 1996, we had outstanding approximately $4.9 million of indebtedness due to US ONE Communications of New York, Inc. ("US ONE"), a lessee of our dark fiber, which was personally guaranteed by Stephen A. Garofalo. On April 30, 1997, upon consummation of the Metromedia Investment, $1,370,000 of the indebtedness was repaid in cash from proceeds of the Metromedia Investment while the remainder was converted into a prepaid lease payment to us. Therefore, there is no such indebtedness currently outstanding.

    In February, 1996, we entered into a settlement agreement (the "Katz Settlement Agreement") with Howard Katz, the Company's former Chief Financial Officer, and Realprop Capital Corp. ("Realprop"), an affiliate of Mr. Katz, in connection with the termination of Mr. Katz's employment with us. Pursuant to the Katz Settlement Agreement, we agreed to pay Mr. Katz approximately $940,000 over a period of five years, including $90,000 per year pursuant to a consulting agreement (the "Consulting Agreement"). Under the Consulting Agreement, Realprop was to provide consulting services relating to Katz's knowledge and understanding of transactions and the conduct of business in which we engaged and to such other areas of consultation as Katz and we mutually agreed upon. On November 12, 1996, Howard Katz, Lauren Katz, Stephen Katz and Realprop (collectively, the "Katz Group") entered into an agreement (the "Katz Purchase Agreement") with Peter Sahagen, at the time Acting Vice Chairman--Finance of the Company. The Katz Purchase Agreement granted Mr. Sahagen the right to purchase an aggregate of 1,058,524 shares of Class A Common Stock and an option to purchase warrants for 831,532 shares of Class A Common Stock (collectively, the "Katz Securities") for an aggregate purchase price of $640,000. In conjunction with the Katz Purchase Agreement, in a letter agreement dated December 10, 1996, Howard Katz and Realprop Capital Corp. agreed to release us from all liabilities and obligations arising out of the Katz Settlement Agreement, and to reduce the term of the $90,000 per year Consulting Agreement from five years to three years. On February 11, 1997, Mr. Sahagen entered into a letter agreement with us acknowledging that he was acting as nominee for us with respect to the Katz Purchase Agreement and assigned to us all of his rights, title and interest in and to the Katz Purchase Agreement. We agreed to reimburse Mr. Sahagen for $25,000 in payments made to Mr. Katz for extending Mr. Sahagen's right to purchase the Katz Securities. On February 11, 1997, we entered into an agreement with the Katz Group, pursuant to which we purchased the Katz Securities for $640,000 and confirmed that the Consulting Agreement may be terminated by us after three years of its term had concluded. The purchase price was funded with a portion of the proceeds of the Metromedia Loan (as described). In March, 1998, we entered into an Amendment, Settlement and Release Agreement with the Katz Group and Evelyn Katz in connection with the foregoing.

    On April 15, 1996, we entered into an employment agreement with Gerald Vento pursuant to which Mr. Vento would serve as Chief Executive Officer of the Company. On the same day, we entered into a stock purchase agreement and a consulting agreement with VCNY. Pursuant to the stock purchase agreement, we issued 6,084,000 shares of Class A Common Stock to VCNY as consideration for prior services provided by VCNY. On October 9, 1996, we entered into a settlement agreement with Mr. Vento and VCNY. Pursuant to such settlement agreement, (i) we agreed to terminate Mr. Vento's employment agreement, (ii) VCNY agreed to sell to Stephen A. Garofalo 5,475,600 shares of Class A Common Stock (the "Vento Shares") and (iii) we agreed to pay $112,500 to VCNY on behalf of Mr. Vento. On January 3, 1997, Mr. Garofalo assigned his right to purchase the Vento Shares to Mr. Sahagen. On January 13, 1997, Mr. Sahagen and other parties purchased the Vento Shares for $425,000. Please refer to the section of this Prospectus entitled "Business--Legal Proceedings."

    On October 28, 1996, the Knobel 1995 Children's Investment Trust (the "Knobel Trust") granted to Stephen A. Garofalo an option to purchase 1,599,556 shares of Class A Common Stock for an aggregate purchase price of $500,000. By letter dated December 3, 1996, the option was amended to reduce the number of option shares to 1,295,356. Mr. Garofalo thereafter assigned this option to us. On February 11, 1997, we exercised this option by payment of the sum of $500,000 to the Knobel Trust. We paid such amount with a portion of the proceeds of the Metromedia Loan.

    On February 11, 1997, we entered into an agreement (the "Sahagen Agreement") with Mr. Sahagen. Pursuant to the Sahagen Agreement, we agreed to pay Mr. Sahagen a fee of $250,000 upon an equity investment in the Company of at least $10 million, in full and complete payment for all services rendered by Mr. Sahagen in his capacity as Acting Vice Chairman--Finance of the Company and in facilitating the Metromedia Investment and for any fees or compensation due to Mr. Sahagen pursuant to any prior agreements with us. Mr. Sahagen agreed to release us from any claims against us, subject to payments required by the Sahagen Agreement. We agreed to designate Mr. Sahagen or a suitable designee selected by Mr. Sahagen as a Director of the Company for a term of six months. We also granted Mr. Sahagen certain "piggyback" registration rights. In connection with the Metromedia Investment, we paid the $250,000 fee to Mr. Sahagen.

    On December 13, 1996, we issued and sold to Penny Lane Partners, L.P. ("Penny Lane"), for aggregate cash consideration of $2,025,000, (i) 600,000 shares of 10% cumulative convertible preferred stock (the "Series A Preferred Stock") bearing dividends at a rate of $.34 per share per annum, (ii) warrants to purchase 456,300 shares of Class A Common Stock at an exercise price of $1.24 per share (the "Penny Lane Warrants") and (iii) a contingent stock subscription warrant to purchase a number of shares of Class A Common Stock (such number to be determined based on certain future events) at an exercise price of $0.01 per share (the "Contingent Warrants"). In connection with the Metromedia Investment, Penny Lane allowed the Series A Preferred Stock and the Contingent Warrants to be redeemed at an aggregate redemption price of $2,115,000 (which includes accrued but unpaid dividends on the Series A Preferred Stock) and in connection therewith we agreed to increase the number of shares underlying the Penny Lane Warrants from 456,300 to 912,600. In January 1998, Penny Lane made a cashless exercise of all its warrants and the number of its shares issuable upon exercise was reduced by the number of shares at the closing on the day of exercise having a value equal to the aggregate exercise price. Accordingly, we issued Penny Lane 1,382,048 shares for all its warrants.

RECENT TRANSACTIONS

    METROMEDIA INVESTMENT. On February 10, 1997, Metromedia Company agreed to loan us $2,000,000. Please refer to the section in this Prospectus entitled "Security Ownership." Pursuant to an agreement dated March 6, 1997, Metromedia Company agreed to loan to us up to an additional $6,000,000, subject to certain conditions (together with the loan on February 10, the "Metromedia Loan"). On April 30, 1997, we repaid the Metromedia Loan with a portion of the proceeds from the Metromedia Investment. The Metromedia Loan was funded in two installments: (i) $1,140,000 on February 10, 1997 and (ii) $860,000 on February 14, 1997. It provided for a revolving loan of up to an additional $6,000,000. The Metromedia Loan was scheduled to mature on August 31, 1997 and bore interest at the prime rate announced by The Chase Manhattan Bank. We used the proceeds from the first installment of the Metromedia Loan to fund an escrow account which repurchased on our behalf 2,353,880 shares of Class A Common Stock and warrants to purchase 831,532 shares of Class A Common Stock (the "Repurchased Securities"). Pursuant to an escrow arrangement, we pledged the Repurchased Securities to Metromedia Company as security for the Metromedia Loan. We used the proceeds from the other installments of the Metromedia Loan for working capital. On April 30, 1997, we entered into an agreement (the "Metromedia Agreement"), pursuant to which we sold to Metromedia Company, Mr. Subotnick, Mr. Wadler and Ms. Kessel shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") (which constituted 100% of such series), for $32,500,000. The shares of the Series B Preferred Stock were exchanged for 16,884,636 shares of Class B Common Stock pursuant to the Series B Reclassification (as defined). We used the proceeds from this transaction to redeem the Series A Preferred Stock and Contingent Warrants ($2,115,000), to repay the Metromedia Loan and accrued interest thereon ($4,058,126), to repay indebtedness to US ONE ($1,370,000), to repay indebtedness to Sterling Capital LLC ($555,000), and used the balance for working capital. Upon repayment of the Metromedia Loan, the Repurchased Shares were released from escrow and delivered to us.

    MODIFICATION AGREEMENT. On October 28, 1997, we entered into a Modification Agreement with Metromedia Company, Mr. Subotnick, Mr. Wadler, Ms. Kessel and Mr. Garofalo pursuant to which the Metromedia Agreement was modified and Metromedia Company, Mr. Subotnick, Mr. Wadler, Ms. Kessel and Mr. Garofalo agreed to vote all of their shares of Series B Preferred Stock, common stock and Class A Common Stock to approve of the adoption of our Amended and Restated Certificate of Incorporation, the reclassification of the common stock into Class A Common Stock and of the Series B Preferred Stock into Class B Common Stock and the reverse stock split of shares of the Class A Common Stock and shares of the Class B Common Stock, as more fully described below.

    TRADEMARK LICENSE AGREEMENT. We are a party to a license agreement with Metromedia Company (the "Metromedia License Agreement"), pursuant to which Metromedia Company has granted us a nonexclusive, nontransferable, nonassignable right and license, without the right to grant sublicenses, to use the trade name, trademark and corporate name "Metromedia" in the United States and worldwide, royalty-free for a term of 10 years. The Metromedia License Agreement can be terminated by Metromedia Company upon one month's prior written notice in the event that (i) Metromedia Company or its affiliates own less than 20% of the common stock; (ii) a "change in control of the Company" occurs; or (iii) any of the stock or all or substantially all of the assets of any of our subsidiaries are sold or transferred, in which case, the Metromedia License Agreement will terminate with respect to such subsidiary. A "change in control of the Company" is defined as (i) a transaction in which a person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) not in existence at the time of the execution of the Metromedia License Agreement becomes the beneficial owner of stock entitling such person or group to exercise 50% or more of the combined voting power of all classes of stock of the Company; (ii) a change in the composition of Board of Directors whereby a majority of the members thereof are not directors serving on the Board of Directors at the time of the Metromedia License Agreement or any person succeeding such director who was recommended or elected by such directors; (iii) a reorganization, merger or consolidation where following consummation thereof, Metromedia Company would hold less than 20% of the combined voting power of all classes of the Company's stock; (iv) a sale or other disposition of all or substantially all of the assets of the Company; or (v) any transaction the result of which would be that the common stock would not be required to be registered under the Securities Exchange Act of 1934 and the holders of common stock would not receive common stock of the survivor to the transaction which is required to be registered under the Securities Exchange Act of 1934.

    In addition, Metromedia Company has reserved the right to terminate the Metromedia License Agreement in its entirety immediately upon written notice to us if, in Metromedia Company's sole judgment, our continued use of "Metromedia" as a trade name would jeopardize or be detrimental to the good will and reputation of Metromedia Company.

    Pursuant to the Metromedia License Agreement, we have agreed to indemnify Metromedia Company and hold it harmless against any and all losses, claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and reasonable legal expenses (and other expenses related thereto) arising in connection with the Metromedia License Agreement.

    SHARE RECLASSIFICATION AND EXCHANGES. On September 23, 1997, in connection with the Initial Public Offering, we approved of a reverse stock split pursuant to which each share of the old common stock, par value $.01 per share, was converted into .507 shares of the old common stock. On October 28, 1997, we approved two share exchanges pursuant to which 9,564,940 shares of the old common stock, par value $.01 per share, were exchanged for the same number of shares of Class A Common Stock and a total of 8,403.25 shares of the Series B Convertible Preferred Stock, par value $.01 per share, of the Company held by Metromedia Company, Stuart Subotnick, Arnold Wadler and Silvia Kessel were exchanged for 4,260,486 shares of our Class B Common Stock (without giving effect to the Stock Split) (the "Series B Reclassification"). Messrs. Kluge, Subotnick and Wadler and Ms. Kessel are directors of the Company and Messrs. Kluge and Subotnick are general partners of, and Mr. Wadler and Ms. Kessel are executive officers of, Metromedia Company. Immediately thereafter, Mr. Wadler and Ms. Kessel converted an aggregate of 39,327 shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock. These exchanges were exempt from registration under the Securities Act of 1933, by virtue of Section 3(a)(9) of such Act.

    MANAGEMENT AGREEMENT. We are a party to the Management Agreement pursuant to which Metromedia Company provides us with consultation and advisory services relating to legal matters, insurance, personnel and other corporate policies, cash management, internal audit and finance, taxes, benefit plans and other services as we may reasonably request. The Management Agreement terminates on December 31, 1998, and is automatically renewed for successive one year terms unless either party terminates upon 60 days prior written notice. The management fee under the Management Agreement is $500,000 per year, payable monthly at a rate of $41,667 per month. We are also obligated to reimburse Metromedia Company all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the Management Agreement. Pursuant to the Management Agreement, we have agreed to indemnify Metromedia Company and hold it harmless from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses (including reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation of any kind) imposed on, incurred by or asserted against Metromedia Company in connection with the Management Agreement. In 1997, Metromedia Company received no money for its out-of-pocket costs and expenses or for interest on advances extended by it to us pursuant to the Management Agreement. For the year ended December 31, 1998, we incurred $500,000 to Metromedia Company under this agreement.

    STOCK SPLITS. On July 23, 1998, the Executive Committee of the Board of Directors approved a two-for-one stock split of the shares of Class A Common Stock and Class B Common Stock in the form of a 100% stock dividend. The stock dividend was issued to stockholders of record as of the close of business on August 7, 1998. As of September 30, 1998, adjusted for the effect of such stock split, we had 38,730,226 shares of Class A Common Stock outstanding and 8,442,318 shares of Class B Common Stock outstanding. On December 3, 1998, the Executive Committee of the Board of Directors approved a two-for-one stock split of the shares of Class A Common Stock and Class B Common Stock in the form of a 100% stock dividend (the "Stock Split"). The stock dividend was issued to stockholders of record as of the close of business on December 8, 1998. As of January 8, 1999, adjusted for the effect of the Stock Split, we had 77,605,110 shares of Class A Common Stock outstanding and 16,884,636 shares of Class B Common Stock outstanding.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides you with certain information, as of January 1, 1999, regarding the beneficial ownership of our voting stock after giving effect to the Stock Splits by (i) each of our directors and director nominees, (ii) each person whom we believe beneficially owns more than 5% of our outstanding voting stock, (iii) each Named Executive Officer and (iv) all our executive officers and directors as a group. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, including through the exercise of options, warrants or other rights, or through the conversion of a security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, each stockholder listed below has sole voting and investment power of the shares beneficially owned by such person.

                                        CLASS A                  CLASS B
                                     COMMON STOCK            COMMON STOCK(1)
                                 ---------------------    ----------------------
                                                 PERCENT                  PERCENT
                                   NUMBER         OF        NUMBER          OF         PERCENT OF
                                  OF SHARES      CLASS     OF SHARES      CLASS    TOTAL VOTING POWER
                                 -----------     -----    -----------     ------   ------------------
Stephen A. Garofalo...........    22,747,756(2)  25.7%        --           --               8.9%
Metromedia Company............       --           *        15,731,024      93.2%           61.3%(14)
Putnam Investments, Inc.......    11,309,872(3)  12.8%        --           --               4.4%
Howard M. Finkelstein.........     6,084,000(4)   6.9%        --           --               2.4%
Vincent A. Galluccio..........       715,920(5)   *           --           --                 *
Gerard Benedetto..............       102,000(6)   *           --           --                 *
Nicholas M. Tanzi.............       138,440(7)   *           --           --                 *
Silvia Kessel.................       255,236(8)   *           --           --                 *
John W. Kluge.................     1,014,000(9)   1.1%     15,731,024(10)  93.2%           61.7%
David Rockefeller.............     1,414,552(11)  1.6%        --           --                 *
Stuart Subotnick..............     1,014,000(9)   1.1%     16,884,636(10) 100.0%           66.2%
Arnold L. Wadler..............       307,672(8)   *           --           --                 *
Leonard White.................        23,000(12)  *           --           --                 *
All Directors and Executive
  Officers as a Group.........    33,816,576(13) 38.2%     16,884,636     100.0%           78.6%

------------------------

*   less than 1.0%

(1) The shares of Class B Common Stock are convertible into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock and the holders of shares of Class B Common Stock are entitled to 10 votes per share.

(2) Includes presently exercisable options to purchase 1,521,000 shares of Class A Common Stock at an exercise price of $.49 per share. Mr. Garofalo's address is One North Lexington Avenue, White Plains, New York 10601.

(3) Based solely upon the Schedule 13-G, dated September 18, 1998 filed by Putnam Investments, Inc. The Putnam Investments, Inc. address is One Post Office Square, Boston, Massachusetts, 02109.

(4) Represents presently exercisable options to purchase 6,084,000 shares of Class A Common Stock at an exercise price of $.49 per share. Mr. Finkelstein's address is One North Lexington Avenue, White Plains, New York 10601.

(5) Represents presently exercisable options to purchase 640,920 and 75,000 shares of Class A Common Stock at an exercise price of $.49 and $4.00 per share, respectively.

(6) Includes presently exercisable options to purchase 100,000 shares of Class A Common Stock at an exercise price of $3.88 per share.

(7) Includes presently exercisable options to purchase 60,840 and 75,000 shares of Class A Common Stock at an exercise price of $1.91 and $4.00 per share, respectively. Also, includes 2,600 shares of Class A Common Stock owned by members of Mr. Tanzi's family to which Mr. Tanzi has been granted a proxy to vote. Mr. Tanzi's address is One North Lexington Avenue, White Plains, New York 10601.

(8) Includes 202,800 presently exercisable options to acquire shares of Class A Common Stock at an exercise price of $.49 per share held by each of Ms. Kessel and Mr. Wadler. Does not include shares owned by Metromedia Company. Ms. Kessel and Mr. Wadler are employed by Metromedia Company and disclaim beneficial ownership of the shares owned by Metromedia Company.

(9) Consists of 1,014,000 presently exercisable options to acquire shares of Class A Common Stock at an exercise price of $.49 per share held by each of Mr. Kluge and Mr. Subotnick. Mr. Kluge's address is 215 East 67th Street, New York, NY 10021 and Mr. Subotnick's address is 215 East 67th Street, New York, NY 10021.

(10) Includes 15,731,024 shares owned by Metromedia Company. Messrs. Kluge and Subotnick, Directors of the Company, are general partners of Metromedia Company.

(11) Represents 1,394,552 shares owned by DR & Descendants Partnership, of which Mr. Rockefeller is a partner and for which he exercises voting and investment power and presently exercisable options to purchase 20,000 shares of Class A Common Stock at an exercise price of $4.00 per share. Mr. Rockefeller disclaims actual beneficial ownership of shares owned by DR & Descendants Partnership except as to shares attributable to his proportionate interest in the partnership.

(12) Includes 20,000 presently exercisable options to acquire shares of Class A Common Stock at an exercise price of $4.00 per share.

(13) Includes presently exercisable options to acquire 10,679,520, 60,840, 100,000 and 190,000 shares of Class A Common Stock at an exercise price of $.49, $1.91, $3.88 and $4.00 per share, respectively.

(14) Metromedia Company's address is One Meadowlands Plaza, East Rutherford, NJ 07073.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    Under the Registration Rights Agreement, we are required to file not later than February 23, 1999 (90 days following the date of original issuance of the Initial Notes (the "Closing Date")) the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new notes substantially identical in all material respects to the Initial Notes except that the new notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under the Registration Rights Agreement. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and we refer you to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and a copy of which is available as set forth under the heading "Available Information."

    Under the Registration Rights Agreement, we are required to:

    - use our reasonable best efforts to cause the Registration Statement to be declared effective no later than May 24, 1999 (180 days after the Closing
      Date),

    - keep the Exchange Offer effective for not less than 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to holders of the Initial Notes, and

    - use our reasonable best efforts to consummate the Exchange Offer no later than June 23, 1999 (210 days after the Closing Date).

    The Exchange Offer being made here, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

    This Prospectus, together with the Letter of Transmittal, is being sent to
all record holders of Initial Notes as of       , 1999.

    Based on interpretations by the staff of the Securities and Exchange Commission, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by each holder of Exchange Notes (other than a broker-dealer who acquires the Initial Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, and other than any holder that is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder:

    - is acquiring the Exchange Notes in the ordinary course of its business,

    - is not participating in, and does not intend to participate in, a distribution of such Exchange Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes within the meaning of the Securities Act, and

    - is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

    By tendering the Initial Notes in exchange for Exchange Notes, each holder, other than a broker-dealer, will be required to make representations to that effect. If a holder of Initial Notes is participating in or intends to participate in, a distribution of the Exchange Notes, or has any arrangement or understanding with any person to participate in a distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange

Commission. Any such holder will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of Exchange Notes received in exchange for Initial Notes which were acquired by such broker-dealer as a result of market making or other trading activities. We have agreed that we will make this Prospectus available to any broker-dealer for a period of time not to exceed 180 days after the consummation of the Exchange Offer for use in connection with any such offer to resell, resale or other transfer. Please refer to the section in this Prospectus entitled "Plan of Distribution."

SHELF REGISTRATION STATEMENT

    In the event that:

    (i) because of any change in law or applicable interpretations thereof by the staff of the Securities and Exchange Commission, we are not permitted to effect the Exchange Offer, or

    (ii) for any other reason, the Exchange Offer is not consummated within 180 days from the Closing Date, or

    (iii) any holder of Initial Notes notifies us within 20 days following the consummation of the Exchange Offer that (x) such holder was prohibited by law of policy of the Securities and Exchange Commission from participating in the Exchange Offer, or (y) such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resale, or (z) such holder is a broker-dealer and holds Notes acquired directly from us or any of our Affiliates (within the meaning of the Securities Act), then in the case of clauses (i) through (iii) of this sentence, we will be obligated, at our sole expense, to:

    - use our reasonable best efforts, as promptly as practicable and in no event more than 30 days following such request, to file with the Securities and Exchange Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Initial Notes,

    - use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 120 days after the date we are required to file a Shelf Registration Statement, and

    - use our reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus which is a part of such Shelf Registration Statement to be usable by holders for a period of two years after the Shelf Registration Statement is declared effective or such shorter period of time that will terminate when all of the applicable Initial Notes have been sold thereunder.

    We will, in the event that a Shelf Registration Statement is filed, provide to each holder of the Initial Notes being registered copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Initial Notes being registered. A holder that sells Initial Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations).

LIQUIDATED DAMAGES

    In the event that:

    (i) we do not file the Registration Statement or the Shelf Registration Statement, as the case may be, with the Securities and Exchange Commission on or before the dates specified above for such filings,

    (ii) the Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective on or before the dates specified above for such effectiveness,

    (iii) the Exchange Offer is not consummated on or prior to June 23, 1999 (210 days after the Closing Date), or

    (iv) the Shelf Registration Statement is filed and declared effective but thereafter ceases to be effective or usable in connection with its intended purpose (each such event referred to in clauses (i) through (iv), a "Registration Default"), then we will be obligated to pay to each holder of Transfer Restricted Securities (as defined in the Registration Rights Agreement) liquidated damages. Liquidated damages will accrue and be payable semi-annually on the Initial Notes and the Exchange Notes (in addition to the stated interest on the Initial Notes and the Exchange Notes) in an amount equal to 0.50% per year during the first 90-day period, which will increase by 0.25% per year for each subsequent 90-day period, but in no event will such rate exceed 1.50% per year in the aggregate, regardless of the number of Registration Defaults. Liquidated damages will accrue from the date a Registration Default occurs until the date on which:

    - the Registration Statement is filed,

    - the Registration Statement or Shelf Registration Statement is declared effective and the Exchange Offer is consummated,

    - the Shelf Registration Statement is declared effective, or

    - the Shelf Registration Statement again becomes effective or made usable, as the case may be.

    Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

    Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Initial Notes who do not exchange their Initial Notes for Exchange Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Initial Notes, unless such Initial Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, we will have no obligation to do), or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Please refer to the section in this Prospectus entitled "Risk Factors--The Failure to Participate in The Exchange Offer Will Have Adverse Consequences."

TERMS OF THE EXCHANGE OFFER

    EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The Exchange Offer will expire at 5:00 p.m., New York City time, on
           , 1999, unless we extend it in our reasonable discretion (such date as it may be extended is referred to in this Prospectus as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934 and the Registration Rights Agreement.

    In order to extend the Expiration Date, we are obligated to notify the Exchange Agent of any extension by oral (promptly confirmed in writing) or written notice and to notify the holders of the Initial Notes by mailing an announcement or by means of a press release or other public announcement communicated, unless otherwise required by applicable law or regulation, prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

    We expressly reserve the right:

    - to delay acceptance of any Initial Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Initial Notes not previously accepted if any of the conditions set forth below under "--Conditions" have occurred and have not been waived by us (if permitted to be waived), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or

    - to amend the terms of the Exchange Offer in any manner.

    If we amend the Exchange Offer in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of such amendment including providing public announcement, or giving oral or written notice to the holders of the Initial Notes. A material change in the terms of the Exchange Offer could include, among other things, a change in the timing of the Exchange Offer, a change in the Exchange Agent, and other similar changes in the terms of the Exchange Offer. If any material change is made to terms of the Exchange Offer, we will disclose such change by means of a post-effective amendment to the Registration Statement of which this Prospectus is a part and will distribute an amended or supplemented Prospectus to each registered holder of Initial Notes. In addition, we will also extend the Exchange Offer for an additional five to ten business days as required by the Securities Exchange Act of 1934, depending on the significance of the amendment, if the Exchange Offer would otherwise expire during such period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

    PROCEDURES FOR TENDERING

    To tender your Initial Notes in the Exchange Offer, you must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or the facsimile, or an Agent's Message (as defined below), together with the certificates representing the Initial Notes being tendered and any other required documents, to the Exchange Agent on or prior to 5:00 p.m., New York City time, on the Expiration Date. Alternatively, you may either:

    - send a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Initial Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedure for book-entry transfer described below, on or prior to 5:00 p.m. on the Expiration Date, or

    - comply with the guaranteed delivery procedures described below.

    The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Initial Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against such participant.

    THE METHOD OF DELIVERY OF THE INITIAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND-DELIVERY SERVICE. IF SUCH DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. YOU SHOULD NOT SEND ANY LETTERS OF TRANSMITTAL OR INITIAL NOTES TO US. You must deliver all documents to the Exchange Agent at its address set forth below. You may also request your respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender on your behalf.

    Your tender of Initial Notes will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

    Only a holder of Initial Notes may tender such Initial Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Initial Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

    If you are the beneficial owner of Initial Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Initial Notes, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (each, an "Eligible Institution"), unless the Initial Notes are tendered:

    - by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal if the Exchange Notes are being issued directly to such registered holder (or deposited into the participant's account at DTC), or

    - for the account of an Eligible Institution.

    If the Letter of Transmittal is signed by the recordholder(s) of the Initial Notes tendered, the signature must correspond with the name(s) written on the face of the Initial Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Initial Notes.

    If the Letter of Transmittal is signed by a person other than the registered holder of any Initial Notes listed, such Initial Notes must be endorsed or accompanied by bond powers and a proxy that authorize such person to tender the Initial Notes on behalf of the registered holder in satisfactory form to us as determined in our sole discretion, in each case as the name of the registered holder or holders appears on the Initial Notes.

    If the Letter of Transmittal or any Initial Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the Letter of Transmittal.

    A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by the Initial Notes tendered (or a timely confirmation received of a book-entry transfer of Initial Notes into the Exchange Agent's account at DTC with an Agent's Message) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Initial Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Initial Notes (or a timely confirmation received of a book-entry transfer of Initial Notes into the Exchange Agent's account at DTC with an Agent's Message) with the Exchange Agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of the Exchange Offer or irregularities or defects in tender as to particular Initial Notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. We, the Exchange Agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of Initial Notes. None of us or the Exchange Agent will incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Initial Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holders of such Initial Notes, unless otherwise provided in the Letter of Transmittal, as promptly as practicable following the Expiration Date.

    In addition, we reserve the right in our sole discretion, subject to the provisions of the Indenture, to:

    - purchase or make offers for any Initial Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "--Expiration Date; Extensions; Amendments; Termination", to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement, and

    - to the extent permitted by applicable law, purchase Initial Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

    ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept all Initial Notes properly tendered, promptly after the Expiration Date, and will issue the Exchange Notes promptly after the Expiration Date and acceptance of the Initial Notes. Please refer to the section of this Prospectus entitled "--Conditions" below. For purposes of the Exchange Offer, Initial Notes will be deemed to have been accepted as validly tendered for exchange when, as and if we had given oral or written notice to the Exchange Agent.

    In all cases, issuance of Exchange Notes for Initial Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Initial Notes or a timely Book-Entry Confirmation of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal or an Agent's Message and all other required documents, in each case, in form satisfactory to us and the Exchange Agent. If any tendered Initial Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Initial Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Initial Notes will be returned without expense to the tendering holder thereof (or, in the case of Initial Notes tendered by book-entry transfer procedures described below, such non-exchanged Initial Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after withdrawal, rejection of tender, the Expiration Date or earlier termination of the Exchange Offer.

    BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Initial Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of Initial Notes by causing DTC to transfer such Initial Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer.

    However, although delivery of Initial Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in the Prospectus to deposit of Initial Notes will be deemed to include DTC's book-entry delivery method.

    GUARANTEED DELIVERY PROCEDURE

    If you are a registered holder of Initial Notes and desire to tender such Initial Notes, and the Initial Notes are not immediately available, or time will not permit your Initial Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis and an Agent's Message delivered, you may still tender in the Exchange Offer if:

    - you tender through an Eligible Institution,

    - prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by us (by facsimile transmission, mail or hand delivery), setting forth your name and address as holder of the Initial Notes and the amount of Initial Notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the Expiration Date the certificates for all tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation with an Agent's Message, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and

    - the certificates for all tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

    WITHDRAWAL OF TENDERS

    Except as otherwise provided in this Prospectus, you may withdraw tenders of Initial Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under "--Exchange Agent" and prior to acceptance for exchange thereof by us. Any such notice of withdrawal must:

    - specify the name of the person having tendered the Initial Notes to be withdrawn (the "Depositor"),

    - identify the Initial Notes to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Initial Notes),

    - be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Initial Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Initial Notes to register the transfer of such Initial Notes into the name of the Depositor withdrawing the tender,

    - specify the name in which any such Initial Notes are to be registered, if different from that of the Depositor, and

    - if applicable because the Initial Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor.

    All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us and our determination will be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Initial Notes which have been tendered for exchange which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Initial Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Initial Notes will be credited to an account maintained with DTC for the Initial Notes) as promptly as practicable after withdrawal, rejection of tender, Expiration Date or earlier termination of the Exchange Offer. Properly withdrawn Initial Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the Expiration Date.

    CONDITIONS

    Notwithstanding any other term of the Exchange Offer, we will not be required to accept Initial Notes for exchange, or issue Exchange Notes in exchange for any Initial Notes, and we may terminate or amend the Exchange Offer as provided in this Prospectus before the acceptance of such Initial Notes, if:

    - an action or proceeding has been instituted or threatened in any court or before any governmental agency or body that in our judgment would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with the Exchange Offer;

    - a change in the current interpretation of the staff of the Securities and Exchange Commission has occurred which current interpretation permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Initial Notes to be offered for resale, resold or otherwise transferred by holders thereof (other than in certain circumstances);

    - a law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offer;

    - a stop order has been issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the Registration Statement of which this Prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or proceedings shall have been initiated or, to our knowledge, threatened for that purpose;

    - a governmental approval has not been obtained, which approval we deem in our sole discretion, necessary for the consummation of the Exchange Offer; or

    - a change, or a development involving a prospective change, in our business or financial affairs has occurred which, in our sole judgment, might materially impair our ability to proceed with the Exchange Offer.

    These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, subject to applicable law. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

    If we determine that we may terminate the Exchange Offer, as provided above, we may:

    - refuse to accept any Initial Notes and return any Initial Notes that have been tendered to the holders thereof,

    - extend the Exchange Offer and retain all Initial Notes tendered prior to the Expiration Date, subject to the rights of such holders of tendered Initial Notes to withdraw their tendered Initial Notes, or

    - waive such termination event with respect to the Exchange Offer and accept all properly tendered Initial Notes that have not been withdrawn or otherwise amend the terms of the Exchange Offer in any respect as provided under the section in this Prospectus entitled "--Expiration Date; Extensions; Amendments; Termination."

    The Exchange Offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange.

    We have no obligation to, and will not knowingly, permit acceptance of tenders of Initial Notes from our Affiliates (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Securities and Exchange Commission, or if the Exchange Notes to be received by such holder or holders of Initial Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

    ACCOUNTING TREATMENT

    We will record the Exchange Notes at the same carrying value as the Initial Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the Exchange Offer and the unamortized expenses related to the issuance of the Exchange Notes over the term of the Exchange Notes.

    EXCHANGE AGENT

    We have appointed IBJ Whitehall Bank & Trust Company as Exchange Agent for the Exchange Offer. All questions and requests for assistance and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent as follows:

                       By Mail:
                       IBJ Whitehall Bank & Trust Company
                       P.O. Box 84
                       Bowling Green Station
                       New York, NY 10274-0084
                       ATTN: Reorganization Operations Department

                       By Hand/Overnight Delivery:
                       IBJ Whitehall Bank & Trust Company
                       One State Street
                       New York, NY 10004
                       ATTN: Securities Processing Window, Subcellar One, (SC-1)

                       Facsimile Transmission: (212) 858-2611
                       Confirm by Telephone: (212) 858-2103
                       Via Telex No.: 177754

    FEES AND EXPENSES

    We will bear the expenses of soliciting tenders pursuant to the Exchange Offer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, our offices and regular employees may make additional solicitations by telegraph, telephone, telecopy or in person.

    We will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. However, we will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with the Exchange Offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Initial Notes, and in handling or forwarding tenders for exchange.

    We will pay the expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

    We will pay all transfer taxes, if any, applicable to the exchange of Initial Notes pursuant to the Exchange Offer. However, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder if:

    - certificates representing Exchange Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Initial Notes tendered, or

    - tendered Initial Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or

    - a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the Exchange Offer.

    If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

THE FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

    If you do not exchange your Initial Notes for Exchange Notes pursuant to the Exchange Offer, you will not be able to resell, offer to resell or otherwise transfer the Initial Notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the Initial Notes under the Securities Act except in the limited circumstances provided under the Registration Rights Agreement. The restrictions on transfer of your Initial Notes arise because we issued the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, if you want to exchange your Initial Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the Initial Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Initial Notes would be adversely affected. Please refer to the section in this Prospectus entitled "Risk Factors."

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

    The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes, except that the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. We issued the Initial Notes and will issue the Exchange Notes pursuant to the Indenture, dated as of November 25, 1998, between us and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"). The terms of the Exchange Notes will include those stated in the Indenture and the Security Agreement, dated as of November 25, 1998, among us, the Trustee and IBJ Whitehall Bank & Trust Company as security intermediary (the "Security Agreement") and those made part of the Indenture by reference to the Trust Indenture Act. The Exchange Notes will be subject to all such terms, and we refer you to the Indenture, the Security Agreement and the Trust Indenture Act for a statement of such terms. Except as otherwise indicated, the following description relates both to the Initial Notes and the Exchange Notes and is a summary of the material provisions of the Indenture and the Security Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Security Agreement because they, and not this description, define your rights as holder of the Exchange Notes. We have filed copies of the Indenture and the Security Agreement as exhibits to the Registration Statement which includes this Prospectus. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Metromedia Fiber Network, Inc. and not to any of its Subsidiaries. Also, in this description "Initial Notes" and "Exchange Notes" are collectively referred to as the "Notes."

    As of the Issue Date, all of our Subsidiaries will be Restricted Subsidiaries. Under certain circumstances, we will be able to designate existing or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants contained in the Indenture. Our investment in ION and our investment in the joint venture constructing the German Network will not be considered Subsidiaries for purposes of the Indenture.

TERMS OF NOTES

    The Notes:

    - are general obligations of the Company,

    - rank without preference in right of payment with all existing and future unsecured senior Indebtedness of the Company,

    - rank senior in right of payment to all subordinated Indebtedness of the Company that may be issued in the future, if any, and

    - are not secured by any assets, and, therefore, will be effectively subordinated to any existing and future secured Indebtedness of the Company and its Subsidiaries, including the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.

    We conduct substantially all of our operations through our Subsidiaries and, therefore, we are dependent on the cash flow of our Subsidiaries to meet our obligations, including our obligations with respect to the Notes. The Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our Subsidiaries, including any Guarantees of such Subsidiaries with respect to the Credit Agreement. Any right of the Company to receive assets of any of its Subsidiaries upon the liquidation or reorganization of such Subsidiary (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary. In such case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary that is senior to that held by the Company. Please refer to the sections in this Prospectus entitled "Risk Factors--Risk Factors Relating to the Notes--Company Structure."

PRINCIPAL, MATURITY AND INTEREST

    The Company will issue Notes with a maximum aggregate principal amount of $650.0 million. The Company will issue Notes in denominations of $1,000.00 and integral multiples of $1,000.00. For each Initial Note accepted for exchange, the holder of such Initial Note will receive an Exchange Note having a principal amount equal to that of the surrendered Initial Note. The Notes will mature on November 15, 2008.

    Interest on the Exchange Notes will accrue at the rate of 10% per year and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 1999. The Company will make each interest payment to the Holders of record of these Notes on the immediately preceding May 1 and November 1.

    Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Initial Notes or, if no interest has been paid on the Initial Notes, from November 25, 1998. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer, registered holders of Exchange Notes on such record date will receive interest accruing from the most recent date to which interest has been paid on the Initial Notes or, if no interest has been paid, from November 25, 1998. Holders of Initial Notes whose Initial Notes are accepted for exchange will not receive any payment in respect of interest on such Initial Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer. If, however, the relevant record date for interest payment occurs prior to the consummation of the Exchange Offer, registered holders of Initial Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from November 25, 1998. Interest will cease to accrue on Initial Notes accepted for exchange from and after the date of consummation of the Exchange Offer, except as described in the immediately preceding sentence. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

    If a Holder has given wire transfer instructions to the Company, the Company will make all payments of principal, premium, if any, and interest on the Notes to such Holder by wire transfer of immediately available funds in accordance with those instructions. All other payments of principal, premium, if any, and interest on the Notes are payable at the office or agency of the Company maintained for such purpose within the City and State of New York unless the Company has elected to pay interest on the Notes by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The Trustee initially will be the Paying Agent and Registrar under the Indenture, and the Company may act as Paying Agent or Registrar under the Indenture.

THE SECURITY AGREEMENT

    The Company's obligation to pay interest on the Notes on May 15, 1999, November 15, 1999, and May 15, 2000 is secured by funds held by IBJ Whitehall Bank & Trust Company, as security agent (the "Security Agent") under an agreement between the Company and the Security Agent (the "Security Agreement"). Concurrently with the closing of the offering of the Initial Notes, the Company deposited with the Security Agent in the security account (the "Security Account") approximately $91.5 million in U.S. Government Securities, that, together with the proceeds from the investment thereof, will be sufficient to pay when due the first three interest payments on the Notes. Following the third interest payment on the Notes, any amounts remaining in the Security Account will be released to the Company and will thereafter remain subject to the applicable provisions of the Indenture.

OPTIONAL REDEMPTION

    Except as set forth below, the Notes will not be redeemable at the Company's option prior to November 15, 2003.

    After November 15, 2003, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

YEAR                                                                     PERCENTAGE
-----------------------------------------------------------------------  -----------
2003...................................................................     105.000%
2004...................................................................     103.333%
2005...................................................................     101.667%
2006 and thereafter....................................................     100.000%

    Notwithstanding the foregoing, at any time prior to November 15, 2001, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally issued pursuant to the Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if:

    - the Company uses the Net Cash Proceeds received from any Public Equity Offering made by the Company resulting in gross proceeds to the Company of at least $100 million, and

    - at least 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture remain outstanding immediately after the occurrence of any such redemption.

    The Company may make any such redemption upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the closing of the related Public Equity Offering).

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

    - in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed, or

    - if the Notes are not so then listed, on a pro rata basis, by lot or by such method as the Company deems fair and appropriate.

    No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount of such Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of such Note will be issued in the name of the Holder of such original Note upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption unless the Company defaults in the payment of such interest.

MANDATORY REDEMPTION

    The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a Change of Control occurs, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof (the "Change of Control Payment"), plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). However, the Company shall not be obligated to repurchase Notes pursuant to a Change of Control Offer if it has exercised its rights to redeem all of the Notes pursuant to the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), in accordance with the procedures required by the Indenture and described in such notice.

    The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

    On the Change of Control Payment Date, the Company will, to the extent lawful:

    - accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

    - deposit with the Paying Agent an amount equal to the Change of Control Payment plus accrued and unpaid interest thereon and Liquidated Damages, if any, in respect of all Notes or portions thereof so tendered, and

    - deliver or cause to be delivered to the Trustee Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

    The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment plus accrued and unpaid interest thereon and Liquidated Damages, if any, for such Notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note in principal amount equal to any unpurchased portion of Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    The Company's ability to purchase Notes upon a Change of Control may be limited by the Company's then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any such required purchases. The Company shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn.

    ASSET SALES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless:

    (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of. For purposes of this covenant, fair market value will be as determined in good faith by the Board of Directors (including as to the value of all non cash consideration) and set forth in an Officer's Certificate delivered to the Trustee,

    (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Telecommunications Assets, and

   (iii) the Company (or such Restricted Subsidiary, as the case may be) applies the Net Proceeds received from such Asset Sale within 360 days following the receipt of such Net Cash Proceeds, to the extent the Company elects:

        (a) to the permanent redemption or repurchase of outstanding Indebtedness (other than Subordinated Indebtedness) that is secured Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), or Indebtedness of the Company or such Restricted Subsidiary that ranks equally with the Notes but has a maturity date that is prior to the maturity date of the Notes, and/or

        (b) to reinvest such Net Cash Proceeds (or any portion thereof) in Telecommunications Assets.

    Notwithstanding anything herein to the contrary, with respect to the reinvestment of Net Cash Proceeds, only proceeds from an Asset Sale of assets, or Equity Interests, of a Foreign Subsidiary may be used to retire Indebtedness of a Foreign Subsidiary or reinvest in assets or Equity Interests of a Foreign Subsidiary.

    The balance of the Net Cash Proceeds that are not applied or invested as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

    When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company will be required to make a pro rata offer to all Holders of Notes and PARI PASSU Indebtedness with comparable provisions requiring such

Indebtedness to be purchased with the proceeds of such Asset Sale (an "Asset Sale Offer") to purchase the maximum principal amount or accreted value in the case of Indebtedness issued with an original issue discount of Notes and PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in the Indenture and the agreements governing such PARI PASSU Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and PARI PASSU Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and PARI PASSU Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

    For purposes of this provision, the following amounts will be deemed to be cash and/or Cash Equivalents:

    (i) any liabilities (as shown on the Company's (or such Restricted Subsidiary's, as the case may be), most recent balance sheet), other than Subordinated Indebtedness, of the Company or any Restricted Subsidiary, that are assumed by the transferee of any such assets pursuant to an agreement that immediately releases the Company and all of its Restricted Subsidiaries from all liability in respect thereof,

    (ii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Company and all of its Restricted Subsidiaries immediately are released from all Guarantees of payment of such Indebtedness and such Indebtedness is no longer the liability of the Company or any of its Restricted Subsidiaries, and

   (iii) any securities, notes or other obligations received by the Company (or such Restricted Subsidiary, as the case may be) from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company (or such Restricted Subsidiary, as the case may be) into cash and/or Cash Equivalents (to the extent of the cash and/or Cash Equivalents received).

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as stockholders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company),

    (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Consolidated Subsidiary of the Company),

    (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity, or

    (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless:

    (a) at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries on and after the Issue Date (excluding Restricted Payments permitted by, and made pursuant to, clauses (ii), (iii) and (viii) of the next succeeding paragraph), is less than the sum, without duplication and except as credited in the next succeeding paragraph, of:

        (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

        (ii) 100% of the aggregate Net Cash Proceeds received by the Company on and after the Issue Date as a Capital Contribution or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted or exchanged into such Equity Interests (other than Equity Interests (or Disqualified Stock or converted debt securities) sold to a Subsidiary of the Company), plus the amount of Net Cash Proceeds received by the Company upon such conversion or exchange, plus

       (iii) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries on and after the Issue Date resulting from (x) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, (y) proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any of the immediately preceding clauses (x), (y) or (z) the aggregate amount of Restricted Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary on and after the Issue Date, plus

        (iv) to the extent that any Restricted Investment that was made on and after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of, to the extent paid to the Company or a Restricted Subsidiary, (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

    The foregoing provisions will not prohibit:

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions;

    (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such Net Cash Proceeds that are utilized for, and the Equity Interests issued or exchanged for, any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph;

    (iii) the defeasance, redemption, retirement, repurchase or other acquisition of Subordinated Indebtedness with the Net Cash Proceeds from, or issued in exchange for, a substantially concurrent incurrence of Permitted Refinancing Indebtedness; PROVIDED that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph;

    (iv) the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

    (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any member of the Company's or such Restricted Subsidiary's management; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any fiscal year;

    (vi) retiring any Equity Interests of the Company to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency;

    (vii) Investments in Telecommunications Assets, PROVIDED that the aggregate fair market value (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, does not exceed the sum of (y) $15.0 million, plus (z) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (vii) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, except to the extent any such net reduction amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph;

    (viii) Investments in Telecommunications Assets made with the Net Cash Proceeds, the fair market value of Telecommunications Assets or Equity Interests of a Person that becomes a Restricted Subsidiary (PROVIDED the assets of such Person consist entirely or substantially entirely of Telecommunications Assets) received from the sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) and, PROVIDED, FURTHER, that the amount of any such Net Cash Proceeds that are utilized for any such Investment shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph;

    (ix) Investments in ION, PROVIDED that the aggregate fair market value thereof (measured on the date each such Investment was made or returned, as applicable), when taken together with all other

Investments made pursuant to this clause (ix) does not exceed the sum of (I) $15.0 million, plus, (II) for each fiscal year, an amount equal to the amount of cash received by the Company or any of its Restricted Subsidiaries from ION or any of its Subsidiaries during such fiscal year except to the extent any such amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph during such fiscal year plus, (III) to the extent necessary to pay reasonable and necessary operating expenses of ION, an amount not to exceed $1.0 million in each fiscal year; and

    (x) Investments in the German Joint Venture, PROVIDED that the aggregate fair market value (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, does not exceed the sum of (I) $100.0 million, plus (II) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (x) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, except to the extent such amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph.

    The Board of Directors may not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made (other than any de minimus amount required to capitalize such Subsidiary in connection with its organization)) as an Unrestricted Subsidiary (a "Designation") unless:

    (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

    (ii) the Company would, immediately after giving effect to such Designation, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (iii) the Company would not be prohibited under the Indenture from making an Investment at the time of such Designation (assuming the effectiveness of such Designation for purposes of this covenant) in an amount equal to the fair market value of the net Investment of the Company and all Restricted Subsidiaries in such Subsidiary on such date.

    In the event of any such Designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first or second paragraph of this covenant or Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the fair market value of such Investments at the time of such Designation.

    The Indenture will further provide that a Designation may be revoked and an Unrestricted Subsidiary may thus be redesignated as a Restricted Subsidiary (a "Revocation") by a resolution of the Board of Directors delivered to the Trustee; PROVIDED that the Company will not make any Revocation unless:

    (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

    (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred at such time for all purposes under the Indenture.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company (or such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment. The fair market value of any asset(s) or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors (such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million).

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including by way of merger, consolidation or acquisition), with respect to (collectively, "incur") any Indebtedness and the Company will not issue or incur any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue or incur any shares of Preferred Stock. However, the Company may incur Indebtedness or issue or incur shares of Disqualified Stock and its Restricted Subsidiaries may incur Acquired Debt or Acquired Preferred Stock if either:

    (i) the Consolidated Leverage Ratio at the end of the Company's most recently ended fiscal quarter (the "Reference Period") for which a consolidated balance sheet of the Company is available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued or incurred would have been less than 5.5 to 1.0 (if the Reference Period ends on or prior to December 31, 2001), or 5.0 to 1.0 (if the Reference Period ends subsequent to December 31, 2001), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Preferred Stock had been issued, as the case may be, at the beginning of the Reference Period; or

    (ii) the Consolidated Capital Ratio at the end of the Reference Period would have been less than 2.0 to 1.0, determined after giving effect to the incurrence or issuance of such Indebtedness or Preferred Stock and, to the extent set forth in the definitions used herein, on a pro forma basis (including a pro forma application of the net proceeds therefrom).

    Notwithstanding the foregoing, the provisions of the paragraph set forth immediately above will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

    (a) the incurrence by the Company of Indebtedness represented by the Notes;

    (b) the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

    (c) the incurrence of Indebtedness by the Company to any Consolidated Subsidiary or Indebtedness of any Restricted Subsidiary to the Company or any Consolidated Subsidiary (but such Indebtedness shall be deemed to be incurred upon such Indebtedness being held by any person other than the Company or such Consolidated Subsidiary including upon Designation and upon such Restricted Subsidiary otherwise no longer being a Consolidated Subsidiary); PROVIDED that in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes;

    (d) the incurrence by the Company of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this clause (d) (plus any Permitted Refinancing Indebtedness and any other Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $25.0 million;

    (e) the incurrence by the Company, or any Guarantee thereof by any Restricted Subsidiary (other than any Foreign Subsidiary), of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this clause (e) (plus any Permitted Refinancing Indebtedness and any other Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $150.0 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Asset Sales" or (ii) assumed by a transferee in an Asset Sale;

    (f) the incurrence by the Company or any Foreign Subsidiaries of Purchase Money Indebtedness; PROVIDED that in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP in good faith by the Board of Directors of the Company) to the Company or such Foreign Subsidiary, as applicable, of the property so purchased, developed, acquired, constructed, improved or leased;

    (g) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any floating rate Indebtedness or foreign currency based Indebtedness, respectively, that is permitted by the terms of the Indenture to be outstanding; PROVIDEDthat the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;

    (h) the incurrence by a Foreign Subsidiary of Indebtedness pursuant to a Foreign Subsidiary Credit Agreement (or any Guarantee thereof by any other Foreign Subsidiary) in an aggregate principal amount incurred and outstanding at any time pursuant to this clause (h) (plus any Permitted Refinancing Indebtedness and any other Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $50.0 million (or the equivalent thereof at the time of incurrence in the applicable foreign currencies), minus the amount of any such Indebtedness
       (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Asset Sales" or
       (ii) assumed by a transferee of an Asset Sale;

    (i) the Company and its Restricted Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry (other than to the extent not supporting Indebtedness); and

    (j) the incurrence by the Company or any of its Restricted Subsidiaries, as applicable, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, refund, refinance or replace Indebtedness that was incurred pursuant to the first paragraph hereof or clauses (a), (b), (d), (e), (f), (h) or this clause (j) of this paragraph.

    Indebtedness or Preferred Stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary or upon a Revocation such that such Subsidiary becomes a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

    Upon each incurrence, the Company may designate pursuant to which provision of this covenant such Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred by the Company under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

    The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

    LIENS

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, or upon any income or profits therefrom unless all payments due under the Indenture and the Notes are secured (except as provided in the next clause) on an equal and ratable basis with the obligations so secured and no Lien shall be granted or be allowed to exist which secures Subordinated Indebtedness except with respect to Acquired Debt, in which case, however, such Liens must be made junior and subordinate to the Liens granted to the Holders of the Notes.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (y) on its Capital Stock or (z) with respect to any other interest or participation in, or measured by, its profits, or

    (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries,

    (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or

    (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

    However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (a) Existing Indebtedness as in effect on the Issue Date,

    (b) the Indenture, the Notes and Indebtedness ranking PARI PASSU with the Notes provided such provisions are no more restrictive than the Notes,

    (c) the Credit Agreement, any Foreign Subsidiary Credit Agreement, PROVIDED that the restrictions contained in the Credit Agreement are no more restrictive, taken as a whole, than those contained in a credit agreement with terms that are commercially reasonable for a borrower that has substantially comparable Indebtedness, and PROVIDED, FURTHER, that no such provision shall prohibit or restrict the ability of any Restricted Subsidiary to pay dividends or make other upstream distributions or other payments to the Company or any of its Restricted Subsidiaries,

    (d) applicable law,

    (e) any instrument governing Indebtedness or Capital Stock of a Person or assets acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred,

    (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

    (g) purchase money obligations (including pursuant to Purchase Money Indebtedness obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, constructed, leased or improved,

    (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into,

    (i) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,

    (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien,

    (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, and

    (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

    (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

    (iii) no Default or Event of Default (or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default) shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

    (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

    (v) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien subject to the provisions of the Indenture described under "--Liens" above, the Company or the successor entity to the Company shall have secured the Notes as required by said covenant; and

    (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

    The Indenture will also provide that the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among the Company and its Wholly Owned Restricted Subsidiaries.

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

    For purposes of the foregoing, the transfer (by assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    TRANSACTIONS WITH AFFILIATES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

    (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, and

    (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions (A) involving aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate that such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and that, except with respect to matters governed by the Management Agreement, certifying that such Affiliate Transaction complies with clause (i) above and is in the best interests of the Company or such Restricted Subsidiary and (B) if involving aggregate consideration in excess of $15.0 million, a favorable written opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view is also obtained by the Company from an accounting, appraisal or investment banking firm of national standing.

    Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

    (i) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans,

    (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business,

    (c) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or

    (d) Management Advances and payments in respect thereof,

    (ii) transactions between or among the Company and/or its Restricted Subsidiaries,

    (iii) payment of reasonable directors fees,

    (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company,

    (v) Affiliate Transactions in effect or approved by the Board of Directors on the Issue Date, including any amendments thereto (PROVIDED that the terms of such amendments are not materially less favorable to the Company than the terms of such agreement prior to such amendment),

    (vi) transactions with respect to capacity between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or another Affiliate and joint sales and marketing pursuant to an agreement or agreements between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or another Affiliate (PROVIDED that in the case of this clause (vi), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party or, in the case of a transaction with an Unrestricted Subsidiary, ION or another Affiliate, are either (x) entered into in connection with a transaction involving the selection by a customer of cable system capacity entered into in the ordinary course of business or (y) involve the provision by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, ION or another Affiliate of sales and marketing services, operations, administration and maintenance services or development services for which the Company or such Restricted Subsidiary receives a fair rate of return (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) above its expenses of providing such services), and

    (vii) Restricted Payments that are permitted by the covenant described above under the caption "--Restricted Payments."

BUSINESS ACTIVITIES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, engage, to more than a de minimus extent, in any business other than a Telecommunications Business.

PAYMENTS FOR CONSENT

    The Company and each of its Restricted Subsidiaries will not directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend such terms or provisions of the Indenture or the Notes in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    REPORTS

    Whether or not required by the rules and regulations of the Securities and Exchange Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of the Notes:

    (i) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and

    (ii) all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Securities and Exchange Commission's rules and regulations.

    In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Securities and Exchange Commission, the Company will file a copy of all such information and reports with the Securities and Exchange Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture will provide that each of the following will constitute an Event of Default:

    (i) default for 30 days in the payment when due of interest on the Notes;

    (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes;

    (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described above under the captions "--Change of Control," or "--Asset Sales";

    (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;

    (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $15 million or more;

    (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days; and

    (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, the Notes) if it determines that withholding notice is in their interest.

    The Holders of a majority (or super majority of at least 66 2/3% in the case of any covenant requiring 66 2/3% to amend) in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes.

    The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS OR
  SHAREHOLDERS

    No director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company with respect to the Notes or the Indenture, or for any claim based on, or in respect or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note will waive and release any and all such liability. Such waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture will be discharged and cancelled upon the delivery by the Company to the Trustee for cancellation of all the Notes or upon irrevocable deposit with the Trustee, within not more than one year prior to the final stated maturity of the Notes, or when the Notes are to be called for redemption within one year under arrangements satisfactory to the Trustee, of funds sufficient for the payment or redemption of all the Notes.

    In addition, the Indenture will provide that the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"), except for:

    (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

    (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

    (iv) the Legal Defeasance provisions of the Indenture.

    In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are contained in the Indenture ("Covenant Defeasance") and, thereafter, any omission to comply with such obligations will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (but not including non-payment, bankruptcy, receivership, rehabilitation or insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

    (i) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

    (ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, since the Issue Date, the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (iii) in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

    (vi) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

    (vii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers' Certificate, in clauses (i) through (vi) and, in the case of the opinion of counsel, in clauses (i) (with respect to the validity and perfection of the security interest) and clauses (ii) and (iii) of this paragraph, have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the procedures set forth in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

    The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before:

    (i) a selection of Notes to be redeemed,

    (ii) an interest payment date, or

    (iii) the mailing of notice of a Change of Control Offer or Asset Sale
Offer.

    The registered Holder of a Note will be treated as the owner of it for all purposes under the Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

    The Indenture will contain provisions permitting the Company and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; PROVIDED that no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant "Repurchase at the Option of the Holders--Change of Control" in a manner adverse to the Holders or, except with respect to the Lien on the Security Account, release or modify a Lien granted to the Holders of the Notes; and PROVIDED that no such modification may, without the consent of each Holder affected thereby:

    (i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption Date) or reduce the Change of

Control Payment or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred, or

    (ii) alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Notes as a right, or at the option, of the Company in a manner adverse to the Holders, or

    (iii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or

    (iv) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

    (v) cause the Notes to become subordinate in right of payment to any other Indebtedness, or

    (vi) release any funds from the Security Account in any manner inconsistent with the provisions of the Security Agreement as in effect on the Issue Date or modify any provision of the Security Agreement in a manner adverse to the Holders of the Notes.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

    (i) to cure any ambiguity, defect or inconsistency,

    (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes,

    (iii) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture,

    (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or

    (v) to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue, or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. In case an Event of Default shall occur (which shall not be cured) the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of their own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

    The Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

    The Company will submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the Notes and the Indenture.

CERTAIN DEFINITIONS

    We have provided below certain defined terms used in the Indenture. We urge you to read the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this Prospectus for which we have provided no definition.

    "ACQUIRED DEBT" or "ACQUIRED PREFERRED STOCK" means, with respect to any specified Person, Indebtedness or Preferred Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person (including by Designation or Revocation) provided such Indebtedness or Preferred Stock is not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

    "ASSET SALE" means:

    (i) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition in the ordinary course of business of capacity on any fiber optic or cable system owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by the Company or any Restricted Subsidiary for use in a Telecommunications Business of the Company or any Restricted Subsidiary (PROVIDED that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and

    (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any Subsidiary.

    Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Consolidated Subsidiary or by a Subsidiary to the Company or to a Consolidated Subsidiary,
(ii) an issuance of Equity Interests by a Subsidiary to the Company or to a Consolidated Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments," (iv) Permitted Investments made in accordance with clause (a) or (c) of the definition thereof, (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of a Telecommunications Business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business, (vi) the surrender or waiver by the Company or any of its Restricted Subsidiaries of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind by the Company or any of its Restricted Subsidiaries or the grant by the Company or any of its Restricted Subsidiaries of a Lien not prohibited by the Indenture, (vii) the sale of Cash Equivalents in the ordinary course of business; and (viii) sales, transfers, assignments and other dispositions of assets (or related assets in related transactions) in the ordinary course of business with an aggregate fair market value of less than $1.0 million.

    "BOARD OF DIRECTORS" means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

    "BOARD RESOLUTION" means a duly authorized resolution of the Board of Directors.

    "CAPITAL CONTRIBUTION" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition, PROVIDED that with respect to any Foreign Subsidiary, Cash Equivalents shall also mean those investments that are comparable to clauses (iii) through (vi) above in such Foreign Subsidiary's country of organization or country where it conducts business operations.

    "CHANGE OF CONTROL" means the occurrence of any of the following:

    (i) any "person" or "group" (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares) of the Company and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Company than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation),

    (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company,

   (iii) the Company consolidates or merges with or into any other Person, other than a consolidation or merger (a) of the Company into a Wholly Owned Restricted Subsidiary of the Company or (b) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction, or

    (iv) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any person other than a Wholly Owned Restricted Subsidiary of the Company or a Permitted Holder or a person more than 50% of the Voting Stock (measured by voting power rather than by number of shares) of which is owned, directly or indirectly, following such transaction or transactions by the Permitted Holders; PROVIDED, HOWEVER, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on cable systems owned, controlled or operated by the Company or any Restricted Subsidiary or fiber optic or of telecommunications capacity or transmission rights, rights-of-way or conduit acquired by the Company or any Restricted Subsidiary for use in the Telecommunications Business of the Company or a Restricted Subsidiary, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Restricted Subsidiary shall not be deemed a disposition of assets for purposes of this clause (iv).

    The definition of a Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. The Indenture is governed by New York law, and there is no clearly established meaning under New York law of the phrase "substantially all" of the assets of a corporation. Accordingly, the ability of a Holder of Notes to require the Company to purchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

    "CONSOLIDATED CAPITAL RATIO" means, with respect to the Company as of any date, the ratio of (i) the aggregate consolidated amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding to (ii) the Consolidated Net Worth of the Company and its Consolidated Subsidiaries as of such date.

    "CONSOLIDATED CASH FLOW" means, with respect to the Company for any period, the Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period plus (A) to the extent that any of the following items were deducted in computing such Consolidated Net Income, but without duplication, (i) provision for taxes based on income or profits of the Company and its Consolidated Subsidiaries for such period, plus (ii) consolidated interest expense of the Company and its Consolidated Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale (other than for backhaul capacity) charged to cost of sales) but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Consolidated Subsidiaries for such period, minus (B) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business) in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained) and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

    "CONSOLIDATED LEVERAGE RATIO" means, with respect to the Company, as of any date, the ratio of (i) the aggregate consolidated amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding to (ii) the annualized Consolidated Cash Flow of the Company and its Consolidated Subsidiaries for the most recently ended fiscal quarter.

    "CONSOLIDATED NET INCOME" means, with respect to the Company for any period, the aggregate of the Net Income of the Company and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

    (i) the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Consolidated Subsidiary thereof by such Person but not in excess of the Company's Equity Interests in such Person,

    (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, except that the Company's equity in the net income of any such Restricted Subsidiary for such period may be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company as a dividend,

    (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

    (iv) the equity of the Company or any Restricted Subsidiary in the net income (if positive) of any Unrestricted Subsidiary shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to the Company or a Consolidated Subsidiary as a dividend or other distribution (but not in excess of the amount of the Net Income of such Unrestricted Subsidiary for such period) and

    (v) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to the Company as of any date, the sum of (i) the consolidated equity of the common shareholders of the Company and its Consolidated Subsidiaries that are Consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on the Company's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by the Company or a Restricted Subsidiary that is a Consolidated Subsidiary of the Company, (y) all outstanding net Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each such case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONSOLIDATED SUBSIDIARY" means, for any Person, each Restricted Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

    "CONTINUING DIRECTORS" means individuals who at the beginning of the period of determination constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is the designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

    "CREDIT AGREEMENT" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by the Company and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

    "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants Restricted Payments."

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING ASSETS" means property, plant and equipment and other tangible business assets existing as of the Closing Date used in a Telecommunications Business of the Company, but does not include cash or Cash Equivalents existing on the Closing Date, and the proceeds from the sale, disposition or other transfer of any Existing Assets outside the ordinary course of business.

    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Closing Date, until such amounts are repaid.

    "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company which
(i) is not organized under the laws of the United States, any state thereof or the District of Columbia, and (ii) conducts substantially all of its business operations outside the United States of America.

    "FOREIGN SUBSIDIARY CREDIT AGREEMENT" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by one or more of the Company's Foreign Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

    "GERMAN JOINT VENTURE" means the Person(s) formed or organized to engineer, develop and construct the German Network.

    "GOVERNMENT SECURITIES" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentally thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance of the deferred and unpaid purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit (or reimbursement agreements in respect thereof), banker's acceptances and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), Disqualified Stock of such Person and Preferred Stock of such Person's Restricted Subsidiaries and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company or such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants and Restricted Payments."

    "ION" means International Optical Network, L.L.C., a Delaware limited liability company.

    "ISSUE DATE" means the date of first issuance of the Initial Notes under the Indenture.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MANAGEMENT ADVANCES" means loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (i) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (ii) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (iii) otherwise in the ordinary course of business not exceeding $3.0 million in the aggregate at any time outstanding.

    "MANAGEMENT AGREEMENT" means the Metromedia Management Agreement as the same may be amended, supplemented, modified, restated or replaced from time to time with the approval of a majority of the disinterested members of the Board of Directors.

    "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Capital Stock and by the Company and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Closing Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability by the Company or any of its respective Restricted Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

    "OFFICER" means the President, the Chief Executive Officer, any Executive Vice President, and the Chief Financial Officer of the Company.

    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

    "PARI PASSU INDEBTEDNESS" means Indebtedness of the Company ranking PARI PASSU in right of payment with the Notes.

    "PERMITTED HOLDER" means Metromedia Company, its general partners and their respective Related Persons and Persons that would constitute a Class B Permitted Holder as defined in the Company's Amended and Restated Certificate of Incorporation.

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Consolidated Subsidiary of the Company that is engaged entirely or substantially entirely in a Telecommunications Business; (b) any Investment in Cash Equivalents; and (c) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment (i) such Person becomes a Consolidated Subsidiary of the Company that is engaged entirely or substantially entirely in a Telecommunications Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Consolidated Subsidiary of the Company that is engaged entirely or substantially entirely in a Telecommunications Business.

    "PERMITTED LIENS" means (i) Liens to secure Indebtedness permitted by clauses (e) (f), (g) and (h) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", PROVIDED that with respect to Liens to secure Indebtedness permitted by clause (f) thereof or any Permitted Refinancing Indebtedness of such Indebtedness, such Lien must cover only the assets acquired with such Indebtedness; (ii) Liens in favor of the Company or any Restricted Subsidiary;
(iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Closing Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) zoning restrictions, rights-of-way, easements and similar charges or encumbrances incurred in the ordinary course which in the aggregate do not detract from the value of the property thereof, and (ix) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or otherwise reasonably determined by the Company to be necessary and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the

Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred solely by the Company or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is secured only by the assets, if any, that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

    "PREFERRED STOCK" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

    "PUBLIC EQUITY OFFERING" means an underwritten offering of common stock of the Company for cash pursuant to an effective registration statement under the Securities Act.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (including Acquired Debt, in the case of leases, Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of the engineering, construction, installation, acquisition, lease (other than pursuant to a sale and leaseback of Existing Assets), development or improvement of any Telecommunications Assets used by the Company or any Restricted Subsidiary, in the case of Indebtedness incurred by the Company, or any Foreign Subsidiary, in the case of Indebtedness incurred by any Foreign Subsidiary, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

    "RELATED PERSON" means any Person who controls, is controlled by or is under common control with a Permitted Holder; PROVIDED, that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

    "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context specifically requires otherwise, Restricted Subsidiary means a direct or indirect Restricted Subsidiary of the Company.

    "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Notes, in any respect.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "TELECOMMUNICATIONS ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business and the Equity Interests of a Person engaged entirely or substantially entirely in a Telecommunications Business.

    "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; PROVIDED, THAT, the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary at the time of such designation: (a) has no Indebtedness other than Non-Recourse Debt; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants and Restricted Payments." The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and (ii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

    Except as described below, we will initially issue the Exchange Notes in the form of one or more registered Exchange Notes in global form without coupons (each a "Global Note"). We will deposit each Global Note on the date of the closing of the Exchange Offer (the "Exchange Offer Closing Date") with, or on behalf of, DTC in New York, New York, and register the Exchange Notes in the name of DTC or its nominee, or will leave such Notes in the custody of the Trustee.

    DEPOSITORY PROCEDURES

    We are providing you with the following description of the operations and procedures of DTC, Euroclear and Cedel solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations and procedures and urge you to contact the system or their participants directly to discuss these matters.

    DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants" and together with the Direct Participants, the "Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant, and not on the records maintained by DTC.

    DTC has also advised us that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants with an interest in the Global Notes, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

    Investors in the Global Notes may hold their interests in such Notes directly through DTC if they are Direct Participants in DTC or indirectly through organizations (including Euroclear and Cedel) that are Direct Participants in DTC. Euroclear and Cedel will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

    The laws of some states require that certain persons may take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments with respect to the principal of, premium, if any, and interest on, any Exchange Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Exchange Notes under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, liquidated damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered Holder under the Indenture. Consequently, none of us, the Trustee or any of our agents, or the Trustee's agents has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Direct Participants and the Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Direct Participants or the Indirect Participants, as the case may be, and will not be the responsibility of DTC, the Trustee or us.

    None of us or the Trustee will be liable for any delay by DTC or any Direct Participant or Indirect Participant in identifying the beneficial owners of the related Exchange Notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes).

    Except for trades involving only Euroclear and Cedel participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Please refer to the section in this Prospectus entitled "--Same Day Settlement and Payment."

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary. However, such cross market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

    DTC has advised us that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default with respect to the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

    Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or any of our or the Trustee's respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive Notes in registered certificated form if:

    - DTC notifies us that it is unwilling or unable to continue as depository for the Global Notes and we fail to appoint a successor depository within 90 days, or

    - DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or

    - we elect to cause the issuance of the Certificated Notes upon a notice to the Trustee, or

    - a Default or Event of Default under the Notes has occurred and is continuing, or

    - such a request is made but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture.

    In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

    EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

    Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

    SAME DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Notes. With respect to Notes in certificated form, we will make all payments of principal, premium, if any, and interest on the Notes at our office or agency maintained for such purpose within the City and State of New York (initially the office of the Paying Agent maintained for such purpose) or, at our option, by check mailed to the Holders thereof at their respective addresses set forth in the register of Holders of Notes. However, we are required to make all payments of principal, premium, if any, and interest on Notes in certificated form the Holders of which have given us wire transfer instructions, by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated Notes will also be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Direct Participant or Indirect Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following discussion is a summary of certain United States federal income and estate tax considerations that may be relevant to the exchange of Initial Notes for Exchange Notes pursuant to the Exchange Offer and to the purchase, ownership and disposition of the Exchange Notes. This summary does not purport to be a complete analysis of all of the potential United States federal income and estate tax considerations relating to the purchase, ownership and disposition of the Exchange Notes and generally does not address any other taxes that might be applicable to a holder of the Exchange Notes. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special United States tax counsel to the Company, the discussion accurately reflects the material United States federal income tax consequences to U.S. and non-U.S. Holders (as defined) of the consummation of the Exchange Offer and the ownership and disposition of the Exchange Notes. We cannot assure you that the United States Internal Revenue Service (the "IRS") will take a similar view of such consequences. Further, the discussion does not address all aspects of taxation that may be relevant to particular holders of Initial Notes or Exchange Notes in light of their individual circumstances (including the effect of any foreign, state or local laws) or to certain types of purchasers subject to special treatment under United States federal income tax laws (including dealers in securities, insurance companies, financial institutions, persons that hold the Initial Notes or Exchange Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction or a constructive sale, persons whose functional currency is not the U.S. dollar and tax-exempt entities). The discussion below assumes that the Initial Notes or Exchange Notes are held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

    The discussion of the United States federal income and estate tax considerations below is based on currently existing provisions of the Code, the applicable Treasury regulations promulgated and proposed thereunder (the "Treasury Regulations"), judicial decisions, and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws.

    As used in this section, the term "U.S. Holder" means a beneficial owner of an Exchange Note who or which is for United States federal income tax purposes
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. The term also includes certain former citizens of the United States whose income and gain on the Exchange Notes will be subject to United States taxation. As used herein, the term "Non-U.S. Holder" means a beneficial owner of an Exchange Note that is not a U.S. Holder.

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

    The exchange of Initial Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" or otherwise as a taxable event to holders. Consequently, (i) no gain or loss will be realized by a holder upon receipt of an Exchange Note, (ii) the holding period of the Exchange Note will include the holding period of the Initial Note exchanged therefor and (iii) the adjusted tax basis of the Exchange Note will be the same as the adjusted tax basis of the Initial Note exchanged therefor immediately before the exchange.

TAX CONSIDERATIONS FOR U.S. HOLDERS

    PAYMENTS OF INTEREST

    Interest on an Exchange Note generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes.

    MARKET DISCOUNT AND BOND PREMIUM

    If a U.S. Holder purchases an Exchange Note for an amount that is less than its principal amount, the difference generally will be treated as "market discount". In such case, any partial principal payment on and gain realized on the sale, exchange or retirement of the Exchange Note and unrealized appreciation on certain nontaxable dispositions of the Note will be treated as ordinary income to the extent of the market discount that has not previously been included in income and that is treated as having accrued on the Exchange Note prior to such payment or disposition and the U.S. Holder might be required to defer all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Note (in each case, unless the U.S. Holder has made an election to include such market discount in income as it accrues). Unless the U.S. Holder elects to treat market discount as accruing on a constant yield method, market discount will be treated as accruing on a straight-line basis over the remaining term of the Exchange Note. An election made to include market discount in income as it accrues will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

    If a U.S. Holder purchases an Exchange Note for an amount in excess of all amounts payable on the Exchange Note after the purchase date, other than payments of stated interest, such excess will be treated as "bond premium". In general, a U.S. Holder may elect to amortize bond premium over the remaining term of the Exchange Note on a constant yield method. The amount of bond premium allocable to any accrual period is offset against the stated interest allocable to such accrual period (and any excess may be deducted, subject to certain limitations). An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which such election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

    SALE, EXCHANGE OR RETIREMENT OF NOTES

    Upon the sale, exchange or retirement of a an Exchange Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount of cash plus the fair market value of any property received (not including any amount attributable to accrued but unpaid interest) and such holder's adjusted tax basis in the Exchange Note. A U.S. Holder's adjusted tax basis in an Exchange Note will be its cost, increased by any accrued market discount included in income and reduced by any amortized bond premium and any principal payment on the Exchange Note received by such holder.

    Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of an Exchange Note by a U.S. Holder generally will be capital gain or loss if the Exchange Note is held as a capital asset by the U.S. Holder. Net capital gains of individuals are subject to tax at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

    Generally, payments of principal or interest on the Exchange Notes by the Company or any paying agent to a beneficial owner of an Exchange Note that is a Non-U.S. Holder will not be subject to U.S. federal income or income withholding tax, provided that, in the case of interest, (i) such Non-U.S.

Holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of stock of the Company entitled to vote, (ii) such Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related to the Company actually or constructively through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code and (iv) either (a) the Non-U.S. Holder provides the Company or its agent with an IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and Treasury Regulations or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the Exchange Note and provides a statement to the Company or its agent signed under penalties of perjury in which such organization, bank or financial institution certifies that such a Form W-8 (or suitable substitute) has been received by it from the Non-U.S. Holder or from another financial institution acting on behalf of the Non-U.S. Holder and furnishes the Company or its agent with a copy thereof. If these requirements cannot be met, a Non-U.S. Holder generally will be subject to United States federal income withholding tax at a rate of 30% (or such lower rate provided by an applicable treaty) with respect to payments of interest on the Exchange Notes. The Non-U.S. Holder must inform the Company or its agent or the financial institution to which the Non-U.S. Holder provided the Form W-8 (or suitable substitute) within 30 days of any change in the information provided in such form.

    Treasury Regulations generally effective for payments made after December 31, 1999 (the "New Regulations") provide alternative methods for satisfying the certification requirements described in clause (iv) above. The New Regulations also will require, in the case of Exchange Notes held by a foreign partnership, that (i) the certification be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a U.S. taxpayer identification number.

    A Non-U.S. Holder of an Exchange Note generally will not be subject to United States federal income or income withholding tax on gain realized on the sale, exchange, redemption, retirement or other disposition of such Exchange Note, unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States.

    Notwithstanding the above, if a Non-U.S. Holder of an Exchange Note is engaged in a trade or business in the United States and if interest on the Exchange Note, or gain realized on the disposition of the Exchange Note, is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular United States federal income tax on such interest or gain in the same manner as if it were a U.S. Holder, unless an applicable treaty provides otherwise. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it generally is not subject to income withholding if the Non-U.S. Holder delivers a properly executed IRS Form 4224 (or other form applicable under the New Regulations) to the payor.

    An Exchange Note held by an individual Non-U.S. Holder who at the time of death is not a United States citizen or resident of the United States (as defined for United States federal estate tax purposes) will not be subject to United States federal estate taxation as a result of such individual's death unless (i) the individual owns, actually or constructively, 10% or more of the combined voting power of all classes of stock of the Company entitled to vote or
(ii) the interest on the Exchange Note is effectively connected with the conduct by such individual of a trade or business in the United States.

TAX CONSIDERATIONS APPLICABLE TO BOTH U.S. HOLDERS AND NON-U.S. HOLDERS

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    Under current United States federal income tax law, a 31% backup withholding tax might apply to certain payments on, and the proceeds from a sale, exchange or redemption of, the Exchange Notes, unless the holder of the Exchange Note (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

    Backup withholding and information reporting generally will not apply to payments made by the Company or a paying agent on an Exchange Note to a Non-U.S. Holder if the certification described under "Tax Considerations for Non-U.S. Holders" is duly provided or the Non-U.S. Holder otherwise establishes an exemption and the payor does not have actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied. The payments of proceeds from the disposition of an Exchange Note to or through a non-United States office of a "broker" (as defined in applicable Treasury Regulations) that is (i) a United States person, (ii) a controlled foreign corporation for United States federal income tax purposes, (iii) a foreign person, 50% or more of whose gross income from all sources for certain periods is from activities effectively connected with the conduct of a United States trade or business or (iv) after December 31, 1999, a foreign partnership if either (a) more than 50% of the income or capital interest is owned by U.S. Holders or (b) such partnership has certain connections to the United States, will be subject to information reporting requirements unless such broker has documentary evidence in its files of the holder's Non-U.S. Holder status and has no actual knowledge to the contrary or otherwise establishes an exemption. Before January 1, 2000, backup withholding will not apply to any payment of the proceeds from the sale of an Exchange Note made to or through a foreign office of a broker. However, after December 31, 1999, backup withholding might apply if the broker has actual knowledge that the payee is a U.S. Holder. Payments of the proceeds from the sale of an Exchange Note to or through the United States office of a broker are subject to information reporting and possible backup withholding unless the holder certifies, under penalties of perjury, that it is not a U.S. Holder and that certain other conditions are met or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

    Holders of Exchange Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund if the required information is furnished to the IRS.

    THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND OF PURCHASING, HOLDING AND DISPOSING OF THE INITIAL NOTES OR THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS AND THE EFFECT OF THE NEW REGULATIONS WITH RESPECT TO PAYMENTS MADE AFTER DECEMBER 31, 1999.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer in exchange for Initial Notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the Exchange Notes received by it in connection with the Exchange Offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the consummation of the Exchange Offer, and ending on the close of business 180 days after the consummation of the Exchange Offer, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the consummation of the Exchange Offer, we will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, will pass upon certain legal matters, including certain tax matters on our behalf, with respect to the Exchange Notes.

                                    EXPERTS

    The consolidated financial statements of Metromedia Fiber Network, Inc. at December 31, 1996 and December 31, 1997 and for the years then ended, appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this Prospectus. Our consolidated statements of operations, stockholders' deficiency and cash flows for the twelve months ended December 31, 1995 have been audited by M.R. Weiser & Co. LLP, Certified Public Accountants, as stated on their report. Their report contains an explanatory paragraph regarding an uncertainty as to our ability to continue as a going concern. Such financial statements are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    We have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission covering the Exchange Notes, and this Prospectus is part of our Registration Statement. For further information on the Company and the Exchange Notes, you should refer to our Registration Statement and its exhibits. This Prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the Prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our Registration Statement.

    We are currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. In addition, the Indenture governing the Initial Notes and the Exchange Notes to be issued in this Exchange Offer requires that we file reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission and provide those reports to the Trustee and holders of the Notes. The reports and other information that we file with the Securities and Exchange Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of such materials from us upon request. We have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any of the Exchange Notes remain outstanding, we will furnish you as a holder of the Exchange Notes and will, if permitted, file with the Securities and Exchange Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants, and (ii) all reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if we were required to file such reports. In addition, for so long as any of the Exchange Notes remain outstanding, we have agreed to make available to any prospective purchaser of the Exchange Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144 under the Securities Act.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents and other materials, which we have filed with the Securities and Exchange Commission, are incorporated herein and specifically made a part of this Prospectus by this reference:

(1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

(2) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, March 31, 1998, June 30, 1998 and September 30, 1998;

(3) Proxy Statement for the Annual Meeting of Stockholders filed on May 18, 1998; and

(4) Current Reports on Form 8-K filed on February 24, 1998, June 15, 1998, July 16, 1998 and December 4, 1998.

    In addition, all documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete. In each instance, where applicable, we refer you to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all respects by such reference.

    This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. Copies of such documents, other than exhibits to such documents that are not specifically incorporated by reference herein, are available without charge to any person to whom this Prospectus is delivered, upon written or oral request to: Metromedia Fiber Network, Inc., c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ 07073; Attention: General Counsel; tel: (201) 531-8000.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Operations for the Nine-Month Periods Ended September 30,
  1998 and 1997 (unaudited)..........................................................        F-2
Consolidated Balance Sheet as of September 30, 1998 (unaudited)......................        F-3
Consolidated Statements of Cash Flows for the Nine-Month Periods Ended September 30,
  1998 and 1997 (unaudited)..........................................................        F-4
Notes to Consolidated Financial Statements (unaudited)...............................        F-5
Reports of Independent Auditors......................................................       F-11
Consolidated Balance Sheets as of December 31, 1997 and 1996.........................       F-13
Consolidated Statements of Operations for the years ended December 31, 1997, 1996 and
  1995...............................................................................       F-14
Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and
  1995...............................................................................       F-15
Consolidated Statements of Changes in Stockholders' Equity (Deficiency) for the years
  ended December 31, 1997, 1996 and 1995.............................................       F-16
Notes to Consolidated Financial Statements...........................................       F-18

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                      (IN 000'S, EXCEPT PER SHARE AMOUNTS)

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
Revenue...................................................................................  $   20,840  $    1,745
Expenses:
  Cost of sales...........................................................................       9,499       2,647
  Selling, general and administrative.....................................................       9,811       3,722
  Consulting and employment incentives....................................................         248      19,124
  Settlement agreement....................................................................       3,400      --
  Depreciation and amortization...........................................................         738         567
                                                                                            ----------  ----------

Income (loss) from operations.............................................................      (2,856)    (24,315)
Interest income...........................................................................       5,028         491
Interest expense..........................................................................         (16)       (732)
Income (loss) from joint venture..........................................................        (264)     --
                                                                                            ----------  ----------

Income (loss) before income taxes.........................................................       1,892     (24,556)
Income taxes..............................................................................         825      --
                                                                                            ----------  ----------
Net income (loss).........................................................................  $    1,067  $  (24,556)
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Net income (loss) per share, basic........................................................  $      .01  $     (.64)
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Net income (loss) per share, diluted......................................................  $      .01         N/A
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Weighted average number of shares outstanding, basic......................................      93,196      38,652
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Weighted average number of shares outstanding, diluted....................................     108,604         N/A
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                             See accompanying notes

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

                        (IN 000'S, EXCEPT SHARE AMOUNTS)

                                                                                                     SEPTEMBER 30,
                                                                                                         1998
                                                                                                     -------------
                                                                                                      (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash and cash equivalents........................................................................   $    76,335
  Accounts receivable..............................................................................        17,902
  Prepaid expenses and other current assets........................................................         1,042
                                                                                                     -------------
    Total current assets...........................................................................        95,279
  Fiber optic transmission network and related equipment, net......................................       148,579
  Property and equipment, net......................................................................         1,732
  Investment in/advances to joint venture..........................................................         2,537
  Other assets.....................................................................................         7,300
                                                                                                     -------------
    Total assets...................................................................................   $   255,427
                                                                                                     -------------
                                                                                                     -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................................   $     3,409
  Accrued expenses.................................................................................        39,119
  Current portion of deferred revenue..............................................................         6,409
  Current portion of capital lease obligations.....................................................            55
                                                                                                     -------------
    Total current liabilities......................................................................        48,992
Capital lease obligations..........................................................................        19,687
Deferred revenue...................................................................................        32,006
Commitments and contingencies (see notes)
Stockholders' equity:
  Class A common stock, $.01 par value; 180,000,000 shares authorized; 77,460,452 shares issued and
    outstanding....................................................................................           774
  Class B common stock, $.01 par value; 20,000,000 shares authorized; 16,884,636 shares issued and
    outstanding....................................................................................           169
  Additional paid-in capital.......................................................................       195,955
  Accumulated deficit..............................................................................       (42,156)
                                                                                                     -------------
    Total stockholders' equity.....................................................................       154,742
                                                                                                     -------------
    Total liabilities and stockholders' equity.....................................................   $   255,427
                                                                                                     -------------
                                                                                                     -------------

                             See accompanying notes

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                   (IN 000'S)

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................................................  $    1,067  $  (24,556)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
    Depreciation and amortization.........................................................         738         567
    Options issued for settlement agreement...............................................       3,000          --
    Stocks, options and warrants issued for services......................................         248      19,344
    Reserve for accounts receivable.......................................................         156          --
    Loss from joint venture...............................................................         264          --
CHANGE IN OPERATING ASSETS AND LIABILITIES:
    Accounts receivable...................................................................     (17,221)       (162)
    Accounts payable and accrued expenses.................................................       3,442      (3,877)
    Deferred revenue......................................................................      26,920       8,225
    Other.................................................................................      (1,749)     (3,411)
                                                                                            ----------  ----------
  Net cash provided by (used in) operating activities.....................................      16,865      (3,870)
                                                                                            ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on fiber optic transmission network and related equipment............     (71,739)     (1,522)
Deposit...................................................................................      (4,675)         --
Investment in/advances to joint venture...................................................      (2,745)         --
Capital expenditures on property and equipment............................................      (1,109)       (225)
                                                                                            ----------  ----------
  Net cash used in investing activities...................................................     (80,268)     (1,747)
                                                                                            ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock....................................................         892          10
Proceeds from issuance of preferred stock and warrants....................................          --      32,500
Dividends paid on preferred stock.........................................................          --         (77)
Repayments of notes payable and private placement.........................................          --      (1,408)
Repayments of notes payable...............................................................          --      (5,950)
Purchase of common stock..................................................................          --      (1,140)
Purchase of preferred stock...............................................................          --      (2,038)
                                                                                            ----------  ----------
  Net cash provided by financing activities...............................................         892      21,897
                                                                                            ----------  ----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......................................     (62,511)     16,280
CASH AND CASH EQUIVALENTS-BEGINNING OF PERIOD.............................................     138,846         464
                                                                                            ----------  ----------
CASH AND CASH EQUIVALENTS-END OF PERIOD...................................................  $   76,335  $   16,744
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Supplemental information:
  Interest paid...........................................................................  $       16  $    1,145
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Income taxes paid.......................................................................  $    3,080  $       --
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Supplemental disclosure of significant non-cash investing activities:
  Capital lease obligations...............................................................  $   19,742  $       --
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Accrued capital expenditures............................................................  $   32,743  $       --
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                             See accompanying notes

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS AND LINE OF BUSINESS

    We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to communications carriers and corporate/government customers in the United States. We focus our operations on domestic intra-city fiber optic networks in clusters of Tier I cities throughout the United States. We currently operate high-bandwidth fiber optic communications networks in New York and within the next two quarters expect to operate similar networks in Philadelphia and Washington, D.C. We have also begun constructing and engineering networks in Chicago, San Francisco and Boston and within the next two years we also plan to complete an expansion into four additional markets including Los Angeles, Seattle, Dallas and Houston. We expect that our domestic intra-city networks will ultimately encompass approximately 756,000 fiber miles covering approximately 1,771 route miles.

    We have also built inter-city fiber optic capacity to link certain of our intra-city networks. We expect to have operational a 241 route mile network from New York to Washington, D.C. during the first quarter of 1999, and when finally complete, as currently planned, this network will cover approximately 180,000 fiber miles. We have also obtained rights for fiber optic capacity with other facilities-providers and obtained fiber optic capacity linking certain of the metropolitan areas (New York and Chicago, New York and Boston, Chicago and Seattle and Portland) in which we plan to construct intra-city networks, except in Portland.

    In addition, we have entered into a joint venture with a U.K. telecommunications company to connect our New York network to London and we have announced that we intend to form a joint venture to construct a high-bandwidth fiber optic network connecting 13 cities in Germany and obtain certain additional fiber optic capacity in Western Europe. Please refer to the sections in this Offering Memorandum entitled "Business" and "Risk Factors and Risks Associated with Growth Strategy; Management of Expansion."

BASIS OF PRESENTATION

    The interim unaudited consolidated financial statements in this Report have been prepared in accordance with the United States Securities and Exchange Commission's Regulation S-X and consequently do not include all disclosures required under generally accepted accounting principles. The interim unaudited consolidated financial statements should be read in conjunction with the audited Consolidated Financial Statements of the Company and accompanying Notes for the year ended December 31, 1997 contained in the Company's Annual Report on Form 10-K for the year then ended. The Form 10-K includes information with respect to the Company's significant accounting and financial reporting policies and other pertinent information. The Company believes that all adjustments of a normal recurring nature that are necessary for a fair presentation of the results of the interim periods presented in this report have been made. Certain balances have been reclassified to conform to the current period presentation.

STOCK SPLITS

    On December 22, 1998, the Company completed a two-for-one stock split of the Company's Class A and Class B Common Stock in the form of a 100% stock dividend to all shareholders of record as of the close of business on December 8, 1998. On August 28, 1998, the Company completed a

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) two-for-one stock split of the Company's Class A and Class B Common Stock in the form of a 100 percent stock dividend to all shareholders of record as of the close of business on August 7, 1998. All share and per share amounts presented herein give retroactive effect to the stock splits. (See note 8.)

RECOGNITION OF REVENUE

    The Company recognizes revenue on telecommunications services ratably over the term of the applicable lease agreements with customers. Amounts billed in advance of the service provided are recorded as deferred revenue. The Company also provides installation services for its customers, and as these services typically are completed within a year, the Company records the revenues and related costs for these services under the completed contract method. In addition, the Company occasionally grants Indefeasible Rights of Use ("IRU's") to portions of its network. For those grants occurring prior to completion of the portion of the network granted, the Company recognizes revenue on these telecommunication services using the percentage of completion method. Under the percentage of completion method, progress is generally measured on performance milestones relating to the contract where such milestones fairly reflect the progress toward contract completion. Network construction costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. If necessary, the estimated loss on an uncompleted contract is expensed in the period in which it is identified. Contract costs are estimated using allocations of the total cost of constructing the specific phase of the network. Revisions to estimated profits on contracts are recognized in the period that they become known.

2. CONSULTING AND EMPLOYMENT INCENTIVES

    The amounts represent the value of common stock, warrants and options issued to consultants, officers, employees and directors of the Company as incentive to provide services to the Company.

    The 1997 amounts represent the value of options to purchase 12,380,940 shares of the Company's common stock issued in 1997 to officers, employees and directors of the Company. The options have been valued in accordance with APB Opinion No. 25 at the difference between the exercise price of the options and the fair market value of the Company's common stock.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

3. FIBER OPTIC TRANSMISSION NETWORK AND RELATED EQUIPMENT

    Fiber optic transmission network and related equipment consist of the following (in 000's):

                                                                                                     SEPTEMBER 30,
                                                                                                         1998
                                                                                                     -------------
Material-fiber optic cable.........................................................................   $     4,900
Engineering and layout costs.......................................................................         4,123
Fiber optic cable installation costs...............................................................         2,668
Other..............................................................................................         2,750
Construction in progress...........................................................................       135,960
                                                                                                     -------------
                                                                                                          150,401
Less: accumulated depreciation.....................................................................        (1,822)
                                                                                                     -------------
                                                                                                      $   148,579
                                                                                                     -------------
                                                                                                     -------------

    Construction in progress includes amounts incurred in the Company's expansion of its network. These amounts include fiber optic cable and other materials, engineering and other layout costs, fiber optic cable installation costs and other network assets held under capital leases. Construction in progress also includes payments for rights of way for the underlying sections of the network build.

4. INVESTMENT IN/ADVANCES TO JOINT VENTURE

    The Company has a joint venture agreement with Racal Telecommunications, Inc. ("Racal"), that provides broad-based transatlantic communication services between New York and London. As of December 31, 1997, neither party had yet made a capital contribution. The balance of the investment at December 31, 1997 represents advances made to the joint venture by the Company. The Company accounts for its investment using the equity method. During the first nine months of 1998, each party made capital contributions of $2.8 million. The Company and Racal may each be required to contribute additional capital as needed for their respective 50% interests. As of September 30, 1998, the Company recorded a $264,000 loss from the joint venture based on its 50% interest in the joint venture. Included in the Company's accounts receivable is $168,000 for administrative services provided to the joint venture through September 30, 1998.

5. GERMAN NETWORK BUILD

    The Company signed a letter of intent with Viatel, Inc. and Carrier 1 Holdings, Ltd. to jointly build a national fiber optic telecommunications network in Germany. Upon completion of construction, the Company will own its own separate German broadband network. The Company expects construction to be completed in stages, with the first segment expected to be available by the third quarter of 1999. In connection with this agreement, the Company made a deposit payment of $4.7 million. Upon signing a definitive agreement the Company would expect to be required to provide an irrevocable standby letter of credit as security for the construction costs of the network.

6. RELATED PARTY TRANSACTIONS

    The Company is party to the Management Agreement with Metromedia Company pursuant to which Metromedia Company provides the Company with consultation and advisory services. These services encompass legal, insurance, personnel, benefits and other corporate matters, cash management,

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

6. RELATED PARTY TRANSACTIONS (CONTINUED) internal audit, finance, taxes and other services as may be reasonably requested by the Company. The Management Agreement terminates on December 31, 1998 and is automatically renewed for successive one-year terms unless either party terminates upon 60 days notice. The management fee under the Management Agreement is $500,000 per year. In addition, the Company is obligated to reimburse Metromedia Company all of its out-of-pocket costs and expenses incurred in connection with the agreement.

    In fiscal 1997, Metromedia Company received no payments for its out-of-pocket costs and expenses or for any other services rendered under the Management Agreement. With respect to 1998, in accordance with the Management Agreement, amounts expensed as of September 30, 1998 were $375,000.

    In 1997, the Company paid in full the outstanding balance of a loan made to the Company in prior years by the Company's majority shareholder at the time such loan was advanced.

7. SETTLEMENT AGREEMENTS

    The Company was a defendant in KATZ, ET AL. V. NATIONAL FIBER NETWORK, INC., ET AL., No. 97 Civ. 2764 (JGK) (the "Katz Litigation"). The subject matter of the Katz Litigation is set forth in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which description is incorporated by reference herein and made a part hereof. In March 1998, the Company entered into a settlement agreement with Howard Katz, Realprop Capital Corporation and Evelyn Katz, among others, which settled and resulted in the dismissal of the Katz Litigation.

8. EQUITY TRANSACTIONS

STOCK SPLITS

    As discussed in Note 1, on December 22, 1998, the Company completed a two-for-one stock split of the Company's Class A and Class B Common Stock in the form of a 100% stock dividend to all shareholders of record as of the close of business on December 8, 1998 and on August 28, 1998, the Company completed a two-for-one stock split of the Company's Class A and Class B Common Stock in the form of a 100 percent stock dividend to all shareholders of record as of the close of business on August 7, 1998. All share and per share amounts presented herein give retroactive effect to the stock splits. As of September 30, 1998, adjusted for the effect of the stock dividend, the Company had 77,460,452 Class A common shares outstanding and 16,884,636 Class B common shares outstanding.

STOCK OPTIONS

    In 1997, the Company granted to key employees, officers and directors options to purchase up to 12,380,940 shares of the common stock of the Company. The options have exercise prices ranging from $0.49 to $1.91 per share, vesting schedules ranging from immediate to twelve months from date of grant and expire ten years after date of grant. The Company recorded non-cash charges of $53,000 and $248,000 for the three- and nine-month periods ending September 30, 1998, respectively, to reflect the pro-rata value applicable to the vesting period of such grants.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

8. EQUITY TRANSACTIONS (CONTINUED)
STOCK WARRANTS

    On December 31, 1996, the Company issued and sold to Penny Lane Partners, LP ("Penny Lane") for aggregate cash consideration of $2,025,000 (i) 300,000 shares of 10% cumulative convertible preferred stock (the "Series A Preferred Stock") bearing dividends at a rate of $.34 per share per annum, and (ii) warrants to purchase 456,300 shares of Common Stock at an exercise price of $1.24 per share of Common Stock (such number to be adjusted based on certain future events) at an exercise price of $0.01 per share (the "Contingent Warrants"). In March 1997, Penny Lane agreed to permit the Series A Preferred Stock and the Contingent Warrants to be redeemed at an aggregate redemption price of $2,115,000 (which includes accrued but unpaid dividends on the Series A Preferred Stock) and in connection therewith the number of Penny Lane Warrants was increased from 456,300 to 912,600.

    In January 1998, Penny Lane exercised all its warrants under the terms of the agreement. Penny Lane elected to make a cashless exercise of its warrants and the number of shares issuable upon exercise was reduced by the number of shares at the closing price on the day of exercise having a value equal to the aggregate exercise price. As such, Penny Lane was issued 691,024 shares in connection with the exercise of all of its warrants.

9. CONTINGENCIES

    (a) On or about October 20, 1997, Vento & Company of New York, LLC ("VCNY") commenced an action against the Company, Stephen A. Garofalo, Peter Silverman, the law firm of Silverman, Collura, Chernis & Balzano, P.C., Peter Sahagen, Sahagen Consulting Group of Florida (collectively, the "Sahagen Defendants") and Robert Kramer, Birdie Capital Corp., Lawrence Black, Sterling Capital LLC, Penrush Limited, Needham Capital Group, Arthur Asch, Michael Asch and Ronald Kuzon (the "Kramer Defendants") in the United States District Court for the Southern District of New York (No. 97 CIV 7751) (the "VCNY Litigation"). On or about May 29, 1998, plaintiff filed an amended complaint. The complaint, as amended, alleges four causes of action including (i) violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder;
(ii) fraud and fraudulent concealment; (iii) breach of fiduciary duty; and (iv) negligent misrepresentation and omission made in connection with the sale by VCNY of 900,000 shares (not adjusted for subsequent stock splits) of Class A common stock to Peter Sahagen and the Kramer Defendants on January 13, 1997 (the "VCNY Sale"). Plaintiff seeks, among other things, (i) on the first and second causes of action, rescission of the VCNY Sale, or alternatively, damages in an amount not presently ascertainable, but believed to be in excess of $36 million, together with interest thereon; (ii) on the third and fourth causes of action, damages in an amount not presently ascertainable, but believed to be in excess of $36 million, together with interest thereon; (iii) punitive damages in the amount of $50 million, and (iv) plaintiff's reasonable legal fees and the cost of this action. All the defendants, including the Company and Stephen A. Garofalo, have moved to dismiss the amended complaint. The Company intends to vigorously defend itself against these allegations based on its belief that it acted appropriately in connection with the matters at issue in this litigation. However, no assurance can be made that the Company will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately the Company will be successful in its defense of the allegations. If the Company is unsuccessful in its defense of the allegations, an award of the magnitude being sought by the plaintiff in the VCNY Litigation would have a material adverse effect on the Company's financial condition or results of operations.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

9. CONTINGENCIES (CONTINUED)
    (b) On or about June 12, 1998, Claudio E. Contardi commenced an action against Peter Sahagen, Sahagen Consulting Group of Florida and the Company in the United States District Court for the Southern District of New York (No. 98 CIV 4140). The plaintiff alleges a cause of action for, among other things, breach of a finder's fee agreement entered into between Peter Sahagen and plaintiff on or about November 14, 1996 and breach of an implied covenant of good faith and fair dealing contained in the finder's fee agreement. Plaintiff seeks, among other things, a number of shares of the Company not presently ascertainable, but believed to be approximately 225,000 shares (calculated as of the date on which the complaint was filed) or damages in an amount not presently ascertainable, but believed to be approximately $4.9 million (calculated as of the date on which the complaint was filed) and all costs and expenses incurred by the plaintiff in this action. The Company has answered the complaint and asserted affirmative defenses thereto, and the Company intends to vigorously defend itself against these allegations based on its belief that it acted appropriately in connection with the matters at issue in this litigation. However, no assurances can be made that the Company will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately the Company will be successful in its defense of the allegations. The Company has filed an answer to the complaint and has raised affirmative defenses.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

  Metromedia Fiber Network, Inc.

    We have audited the accompanying consolidated balance sheets of Metromedia Fiber Network, Inc. and Subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Metromedia Fiber Network, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

New York, New York
March 16, 1998

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Metromedia Fiber Network, Inc.

    We have audited the accompanying consolidated statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 1995 of Metromedia Fiber Network, Inc. and Subsidiary (the "Company"). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows for the year ended December 31, 1995 of Metromedia Fiber Network, Inc. and Subsidiary in conformity with generally accepted accounting principles.

    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant recurring losses, operating history and significant working capital deficiency, including significant amounts of past due payables, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                          M.R. Weiser & Co. LLP

New York, New York
June 26, 1996

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                        1997            1996
                                                                                   --------------  --------------
                                                     ASSETS
Current assets:
  Cash and cash equivalents......................................................  $  138,846,458  $      464,324
  Accounts receivable............................................................         836,628         180,790
  Other current assets...........................................................         874,010        --
                                                                                   --------------  --------------
    Total current assets.........................................................     140,557,096         645,114
Fiber optic transmission network and related equipment, net......................      24,933,510       6,368,653
Property and equipment, net......................................................         759,014         525,268
Investment in/advance to Joint Venture...........................................          56,015        --
Other assets.....................................................................       1,072,055         438,471
                                                                                   --------------  --------------
    Total assets.................................................................  $  167,377,690  $    7,977,506
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable...............................................................  $    3,072,091  $    5,256,929
  Accrued expenses...............................................................       3,180,010         917,526
  Current portion of deferred revenue............................................       1,183,633        --
  Notes payable..................................................................        --             7,358,000
                                                                                   --------------  --------------
    Total current liabilities....................................................       7,435,734      13,532,455
Deferred revenue.................................................................      10,311,023       1,107,724
Other............................................................................          90,000         195,243
Commitments and Contingencies
Stockholders' equity (deficiency):
Preferred stock, $.10 par value, authorized 2,000,000 shares, none and 600,000
  shares issued and outstanding, respectively....................................        --                60,000
Common stock, $.01 par value; authorized 60,000,000 shares; none and 40,005,240
  shares issued and outstanding, respectively....................................        --               400,051
Class A common stock, $.01 par value; authorized 180,000,000 shares; 74,896,568
  shares and none issued and outstanding, respectively...........................         748,966        --
Class B common stock, $.01 par value; authorized 20,000,000 shares; 16,884,636
  shares and none issued outstanding, respectively...............................         168,846        --
Additional paid-in capital.......................................................     191,845,909       8,421,468
Accumulated deficit..............................................................     (43,222,788)    (15,739,435)
                                                                                   --------------  --------------
    Total stockholders' equity (deficiency)......................................     149,540,933      (6,857,916)
                                                                                   --------------  --------------
      Total liabilities and stockholders' equity (deficiency)....................  $  167,377,690  $    7,977,506
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                            See accompanying notes.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------------
                                                                         1997            1996           1995
                                                                    --------------  --------------  -------------
Revenues..........................................................  $    2,524,311  $      236,082  $      56,149
Expenses:
  Cost of sales...................................................       3,572,005         698,793       --
  Selling, general and administrative.............................       6,303,041       2,070,345      3,886,568
  Consulting and employment incentives............................      19,218,591       3,652,101
  Depreciation and amortization...................................         757,133         612,530        161,576
                                                                    --------------  --------------  -------------
Loss from operations..............................................     (27,326,459)     (6,797,687)    (3,991,995)
Interest income...................................................       1,808,007        --             --
Interest expense (including financing costs)......................        (740,786)     (3,561,010)      (327,106)
                                                                    --------------  --------------  -------------
Net loss..........................................................     (26,259,238)    (10,358,697)    (4,319,101)
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------
Net loss per share-basic and diluted..............................  $         (.56) $        (0.29) $       (0.17)
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------

                            See accompanying notes.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------------
                                                                         1997            1996           1995
                                                                    --------------  --------------  -------------
Cash flows from operating activities:
Net loss..........................................................  $  (26,259,238) $  (10,358,697) $  (4,319,101)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
  Depreciation and amortization...................................         757,133         612,530        161,576
  Stock, options and warrants issued for services.................      19,438,627       5,395,132       --
Changes in operating assets and liabilities:
  Accounts receivable.............................................        (655,838)          1,928       (182,718)
  Accounts payable and accrued expenses...........................         (12,354)        757,897      2,916,058
  Advance payments received from customers........................      10,386,932         832,690        275,034
  Other...........................................................      (1,467,609)         12,930       (141,666)
                                                                    --------------  --------------  -------------
    Net cash provided (used) in operating activities..............       2,187,653      (2,745,590)    (1,290,817)
                                                                    --------------  --------------  -------------
Cash flows from investing activities:
Capital expenditures on fiber optic transmission network and
  related equipment...............................................     (19,205,912)       (974,107)    (3,709,928)
Deposit on fiber optic cable order................................         (86,771)       --             --
Investment in/advance to joint venture............................         (56,015)       --             --
Capital expenditures on property and equipment....................        (318,281)        (95,356)      (476,378)
                                                                    --------------  --------------  -------------
    Net cash used in investing activities.........................     (19,666,979)     (1,069,463)    (4,186,306)
                                                                    --------------  --------------  -------------
Cash flows from financing activities:
  Proceeds from issuance of common stock..........................     133,974,844         123,500       --
  Proceeds from issuance of preferred stock and warrants..........      32,500,000       2,025,000       --
  Dividends paid on preferred stock...............................         (76,562)       --             --
  (Repayments) proceeds from notes payable-private placement......      (1,408,000)         25,000      1,383,000
  (Repayments) of notes payable...................................      (5,950,000)     (3,350,036)      --
  Proceeds from notes payable.....................................        --             5,450,000      3,850,036
  Purchase of common stock........................................      (1,140,384)       --             --
  Purchase of preferred stock.....................................      (2,038,438)       --             --
                                                                    --------------  --------------  -------------
    Net cash provided by financing activities.....................     155,861,460       4,273,464      5,233,036
                                                                    --------------  --------------  -------------
Net increase in cash and cash equivalents.........................     138,382,134         458,411       (244,087)
Cash and cash equivalents and beginning of period.................         464,324           5,913        250,000
                                                                    --------------  --------------  -------------
Cash and cash equivalents and end of period.......................  $  138,846,458  $      464,324  $       5,913
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------
Supplemental information: Interest paid...........................  $    1,145,416  $      996,060  $      67,149
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------
Income taxes paid.................................................  $     --        $     --        $    --
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------

                            See accompanying notes.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY

                                                                                                                    CLASS A
                                               SERIES A                SERIES B                                     COMMON
                                           PREFERRED STOCK         PREFERRED STOCK            COMMON STOCK           STOCK
                                         --------------------  ------------------------  -----------------------  -----------
                                          SHARES     AMOUNT      SHARES       AMOUNT       SHARES       AMOUNT      SHARES
                                         ---------  ---------  -----------  -----------  -----------  ----------  -----------
Balance at December 31, 1994...........     --      $  --          --        $  --        24,336,000  $  243,360      --
Issuance of common stock as an
  inducement for entering into a loan
  agreement............................     --         --          --           --           623,976       6,240      --
Net loss for the year..................     --         --          --           --           --           --          --
                                         ---------  ---------  -----------  -----------  -----------  ----------  -----------
Balance at December 31, 1995...........     --         --          --           --        24,959,976     249,600      --
Issuance of common stock in 1996 for
  legal services rendered..............     --         --          --           --         1,964,420      19,644      --
Issuance of common stock and warrants
  in conjunction with sale of Senior
  Subordinated Notes in 1996...........     --         --          --           --         1,524,348      15,244      --
Issuance of shares to holder of Senior
  Subordinated Notes in exchange for
  warrants.............................     --         --          --           --           912,600       9,126      --
Issuance of common stock in April 1996
  to extend maturity of private
  placement Subordinated Notes.........     --         --          --           --           237,436       2,374      --
Issuance of common stock in exchange
  for management services..............     --         --          --           --         6,084,000      60,840      --
Issuance of additional common stock to
  the holder of the Senior Subordinated
  Notes in connection with antidilution
  provisions...........................     --         --          --           --           152,100       1,521      --
Issuance of common stock in April 1996
  and July 1996 in connection with the
  exercise of warrants.................     --         --          --           --           762,172       7,622      --
Issuance of common stock to related
  electrical contractor in May 1996 as
  payment for services.................     --         --          --           --         1,825,200      18,252      --
Issuance of common stock to majority
  shareholder in May 1996 in exchange
  for debt.............................     --         --          --           --           608,400       6,084      --
Sale of common stock and warrants in
  June 1996............................     --         --          --           --           152,100       1,521      --
Issuance of common stock in July 1996
  in exchange for services rendered....     --         --          --           --            48,672         486      --
Issuance of common stock for services
  rendered.............................     --         --          --           --           730,080       7,300      --
Sale of common stock in September
  1996.................................     --         --          --           --            43,736         437      --


                                                          CLASS B
                                                        COMMON STOCK       ADDITIONAL
                                                    --------------------     PAID-IN     ACCUMULATED
                                          AMOUNT     SHARES     AMOUNT       CAPITAL       DEFICIT         TOTAL
                                         ---------  ---------  ---------  -------------  ------------  -------------
Balance at December 31, 1994...........  $  --         --      $  --      $    (203,360) $ (1,061,637) $  (1,021,637)
Issuance of common stock as an
  inducement for entering into a loan
  agreement............................     --         --         --             (1,240)      --               5,000
Net loss for the year..................     --         --         --           --          (4,319,101)    (4,319,101)
                                         ---------  ---------  ---------  -------------  ------------  -------------
Balance at December 31, 1995...........     --         --         --           (204,600)   (5,380,738)    (5,335,738)
Issuance of common stock in 1996 for
  legal services rendered..............     --         --         --            887,657       --             907,301
Issuance of common stock and warrants
  in conjunction with sale of Senior
  Subordinated Notes in 1996...........     --         --         --            673,769       --             689,013
Issuance of shares to holder of Senior
  Subordinated Notes in exchange for
  warrants.............................     --         --         --             (9,126)      --            --
Issuance of common stock in April 1996
  to extend maturity of private
  placement Subordinated Notes.........     --         --         --            104,948       --             107,322
Issuance of common stock in exchange
  for management services..............     --         --         --          2,699,160       --           2,760,000
Issuance of additional common stock to
  the holder of the Senior Subordinated
  Notes in connection with antidilution
  provisions...........................     --         --         --             (1,521)      --            --
Issuance of common stock in April 1996
  and July 1996 in connection with the
  exercise of warrants.................     --         --         --             (7,622)      --            --
Issuance of common stock to related
  electrical contractor in May 1996 as
  payment for services.................     --         --         --            674,635       --             692,887
Issuance of common stock to majority
  shareholder in May 1996 in exchange
  for debt.............................     --         --         --            593,916       --             600,000
Sale of common stock and warrants in
  June 1996............................     --         --         --             98,479       --             100,000
Issuance of common stock in July 1996
  in exchange for services rendered....     --         --         --             20,714       --              21,200
Issuance of common stock for services
  rendered.............................     --         --         --            327,500       --             334,800
Sale of common stock in September
  1996.................................     --         --         --             23,063       --              23,500

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY
                                  (CONTINUED)

                                            SERIES A               SERIES B                                          CLASS A
                                        PREFERRED STOCK        PREFERRED STOCK            COMMON STOCK             COMMON STOCK
                                      --------------------  ----------------------  ------------------------  ----------------------
                                       SHARES     AMOUNT     SHARES      AMOUNT        SHARES       AMOUNT      SHARES      AMOUNT
                                      ---------  ---------  ---------  -----------  ------------  ----------  -----------  ---------
Issuance of warrants for legal
  services rendered (to purchase
  608,400 shares at $0.015 per
  share)............................     --         --         --          --            --           --          --          --
Issuance of warrants in connection
  with debt issuance (to purchase
  377,208 shares at $1.48 per
  share)............................     --         --         --          --            --           --          --          --
Issuance of warrants in connection
  with debt issuance (to purchase
  762,172 shares at $.002 per
  share)............................     --         --         --          --            --           --          --          --
Issuance of warrants in connection
  with debt issuance (to purchase
  428,312 shares at $2.00 per
  share)............................     --         --         --          --            --           --          --          --
Sale of preferred stock with
  warrants in December 1996.........    600,000     60,000     --          --            --           --          --          --
Net loss for the year...............     --         --         --          --            --           --          --          --
                                      ---------  ---------  ---------       -----   ------------  ----------  -----------  ---------
Balance at December 31, 1996........    600,000     60,000     --          --         40,005,240     400,051      --          --
Issuance of common stock in
  connection with the exercise of
  warrants..........................     --         --         --          --            608,400       6,084      --          --
Issuance of options to employees,
  officers and directors (to
  purchase 12,380,940 shares).......     --         --         --          --            --           --          --          --
Issuance of warrants in connection
  with debt extension (to purchase
  230,728 shares at $2.00 per
  share)............................     --         --         --          --            --           --          --          --
Dividends on preferred stock........     --         --         --          --            --           --          --          --
Repurchase and retirement of Series
  A preferred stock and warrants....   (600,000)   (60,000)    --          --            --           --          --          --
Repurchase and retirement of common
  stock and warrants................     --         --         --          --         (2,353,880)    (23,539)         (68)    --
Sales of Series B preferred stock...     --         --          8,403          84        --           --          --          --
Initial Public Offering.............     --         --         --          --            --           --       36,432,000    364,320
Conversion of Common Stock to Series
  A Common Stock....................     --         --         --          --        (38,259,760)   (382,596)  38,259,760    382,596
Conversion of Series B Preferred
  Stock to Series A and B Common
  Stock.............................     --         --         (8,403)        (84)       --           --          157,308      1,574
Issuance of common stock in
  connection with the exercise of
  warrants..........................     --         --         --          --            --           --           47,568        476
Net loss for the year...............     --         --         --          --            --           --          --          --
                                      ---------  ---------  ---------       -----   ------------  ----------  -----------  ---------
Balance at December 31, 1997........     --      $  --         --       $  --            --       $   --       74,896,568  $ 748,966

                                             CLASS B
                                           COMMON STOCK        ADDITIONAL
                                      ----------------------     PAID-IN      ACCUMULATED
                                        SHARES      AMOUNT       CAPITAL        DEFICIT         TOTAL
                                      -----------  ---------  -------------  -------------  -------------
Issuance of warrants for legal
  services rendered (to purchase
  608,400 shares at $0.015 per
  share)............................      --          --            200,000       --              200,000
Issuance of warrants in connection
  with debt issuance (to purchase
  377,208 shares at $1.48 per
  share)............................      --          --             13,640       --               13,640
Issuance of warrants in connection
  with debt issuance (to purchase
  762,172 shares at $.002 per
  share)............................      --          --            250,550       --              250,550
Issuance of warrants in connection
  with debt issuance (to purchase
  428,312 shares at $2.00 per
  share)............................      --          --            111,306       --              111,306
Sale of preferred stock with
  warrants in December 1996.........      --          --          1,965,000       --            2,025,000
Net loss for the year...............      --          --           --          (10,358,697)   (10,358,697)
                                      -----------  ---------  -------------  -------------  -------------
Balance at December 31, 1996........      --          --          8,421,468    (15,739,435)    (6,857,916)
Issuance of common stock in
  connection with the exercise of
  warrants..........................      --          --              3,916       --               10,000
Issuance of options to employees,
  officers and directors (to
  purchase 12,380,940 shares).......      --          --         19,218,591       --           19,218,591
Issuance of warrants in connection
  with debt extension (to purchase
  230,728 shares at $2.00 per
  share)............................      --          --            220,036       --              220,036
Dividends on preferred stock........      --          --                           (76,562)       (76,562)
Repurchase and retirement of Series
  A preferred stock and warrants....      --          --         (1,965,000)       (13,438)    (2,038,438)
Repurchase and retirement of common
  stock and warrants................      --          --             17,270     (1,134,115)    (1,140,384)
Sales of Series B preferred stock...      --          --         32,499,916       --           32,500,000
Initial Public Offering.............      --          --        133,514,303       --          133,878,623
Conversion of Common Stock to Series
  A Common Stock....................      --          --           --             --             --
Conversion of Series B Preferred
  Stock to Series A and B Common
  Stock.............................   16,884,636    168,846       (170,336)      --             --
Issuance of common stock in
  connection with the exercise of
  warrants..........................      --          --             85,745       --               86,221
Net loss for the year...............      --          --           --          (26,259,238)   (26,259,238)
                                      -----------  ---------  -------------  -------------  -------------
Balance at December 31, 1997........   16,884,636  $ 168,846  $ 191,845,909  $ (43,222,788) $ 149,540,933

                            See accompanying notes.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS AND LINE OF BUSINESS

    Metromedia Fiber Network, Inc. (formerly National Fiber Network, Inc.) and its subsidiaries (the "Company") was granted a nonexclusive right from the City of New York, effective December 20, 1993, to provide telecommunication services and construct a fiber optic network for the purpose of providing these services. In October 1995, the basic backbone of the Fiber Optic Cable Network in the City of New York was completed and the Company began servicing its customers.

    The Company entered into a joint venture agreement with Racal
Telecommunications, Inc. ("Racal") on November 26, 1997. The joint venture will enable the Company and Racal to provide broadband transatlantic communication services, between New York and London, to their respective customers. Racal is part of the Racal Electronics Group which is headquartered in the United Kingdom.

    The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. On April 30, 1997 the Company sold 8,403 shares of Series B preferred shares in exchange for $32,500,000 in cash. Prior thereto, the Company had working capital deficiencies and stockholders' deficiencies. Further, substantially all of its trade payables and certain current liabilities were past due. These factors, prior to the April 1997 sale of preferred stock, raised substantial doubt about the Company's ability to continue as a going concern.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company and it subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The investment in the Racal joint venture in which the Company owns 50% is accounted for by the equity method. Certain balances have been restated to conform to the current period presentation.

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    For purposes of the consolidated financial statements the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

FIBER OPTIC TRANSMISSION NETWORK AND RELATED EQUIPMENT

    The fiber optic transmission network and related equipment are stated at cost. Costs in connection with the installation and expansion of the network are capitalized. Depreciation is computed using the straight-line method through the life of either the franchise agreement or right of way for the related network.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

FRANCHISE COSTS

    Amortization of franchise costs on the New York City Network began upon commencement of service to customers and is computed on the straight-line method through December 20, 2008 (159 months), the expiration date of the franchise agreement.

ORGANIZATION COSTS

    Costs incurred in connection with the organization of the company were capitalized and are being amortized over five years on a straight-line basis.

LONG-LIVED ASSETS

    The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No such impairment indicators have been identified by the Company.

INCOME TAXES

    The Company recognizes deferred tax liabilities and assets, if any, for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided when the expected realization of tax assets does not meet a more likely than not criterion.

RECAPITALIZATIONS

    On February 17, 1995, the Company effected a 4,000-for-one stock split of its outstanding shares of common stock. In April 1997, the Company increased its authorized common stock of $.01 par value to 60,000,000 shares; in addition, authorized preferred stock with a par value of $.01 was increased to 2,000,000 shares. On April 29, 1997, the Company effected a 3-for-one stock split of its outstanding shares of common stock. In September 1997, the Company effected a
 .507-for-1 reverse stock split of its common stock. On October 28, 1997, the total authorized number of shares of common stock of the Company was increased to 200 million shares, par value $0.01 per share, of which 180 million shares were designated Class A common stock and 20 million shares were designated Class B common stock.

    On August 28, 1998, the Company completed a two-for-one stock split of the Company's Class A and Class B common stock in the form of a 100 percent stock dividend. On December 22, 1998, the Company completed a two-for-one stock split of the Company's Class A and Class B common stock in the form of a 100% stock dividend. The accompanying financial statements give retroactive effect to the above recapitalizations.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RECOGNITION OF REVENUE

    The Company recognizes revenue on telecommunications services ratably over the term of the applicable agreements with customers. The Company also provides installation services for its customers, and as these services typically are completed within a year, the Company records the revenues and related costs for these services under the completed contract method.

STOCK-BASED COMPENSATION

    The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock options.

CONSULTING AND EMPLOYMENT INCENTIVES

    The amounts represent the value of common stock, warrants and options issued to consultants, officers, employees and directors of the Company as incentive to provide services to the Company. The 1997 amounts represent the value of options to purchase 12,380,940 shares of the Company's common stock issued in 1997 to officers, employees and directors of the Company. The options have been valued in accordance with APB Opinion No. 25 at the difference between the exercise price of the options and the fair market value of the Company's common stock.

EARNINGS PER SHARE

    The Company, as required, adopted SFAS No. 128, "Earnings Per Share," for the year end 1997. All prior period earnings per share data have been restated. Net loss per share computations are based upon the net loss attributable to common shareholders divided by the weighted average number of shares of common stock outstanding during the respective periods. The effect of stock options and warrants, using the treasury stock method in computing diluted earnings per share, is anti-dilutive.

RESTRICTED CASH

    In 1997, the Company entered into agreements regarding the issuance of long-term standby letters of credit with a financial institution whereby the financial institution required the Company to maintain collateral in the form of an interest-bearing cash balance with the financial institution in the full amount of the standby letters of credit issued. The restricted cash is invested in short-term time deposits of the issuing financial institution and the interest earned on the time deposits is free of restriction and released to the Company periodically.

DEFERRED REVENUES

    Deferred revenue represents prepayments received from customers for future use of the Company's fiber optic network as well as prepayment for installation services which have not yet been provided. The Company derives revenues from leasing dark fiber optic cable. Lease payments are structured as either prepayments or monthly recurring charges. Prepayments are accounted for as deferred revenues and recognized over the term of the respective customer lease agreement. At December 31, 1997, the Company had received prepaid lease payments totaling $11.5 million.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

2. FIBER OPTIC TRANSMISSION NETWORK AND RELATED EQUIPMENT

    Fiber optic transmission network and related equipment consist of the following:

                                                                                              DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1997           1996
                                                                                       -------------  ------------
Material-fiber optic cable...........................................................  $   1,133,916  $    719,067
Engineering and layout costs.........................................................      3,322,978     2,643,448
Fiber optic cable installation costs.................................................      1,869,119     1,205,041
Other................................................................................      2,016,852     1,279,397
Construction in progress.............................................................     17,835,000     1,125,000
                                                                                       -------------  ------------
                                                                                          26,177,865     6,971,953
Less: accumulated depreciation.......................................................     (1,244,355)     (603,300)
                                                                                       -------------  ------------
                                                                                       $  24,933,510  $  6,368,653
                                                                                       -------------  ------------
                                                                                       -------------  ------------

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                                 DECEMBER 31,
                                                                            ----------------------
                                                                               1997        1996      USEFUL LIFE
                                                                            ----------  ----------  -------------
Leasehold improvements....................................................  $  537,962  $  528,958  174 months
Furniture, equipment and software.........................................     352,056      42,776  5 years
                                                                            ----------  ----------
                                                                               890,018     571,734
Less accumulated depreciation and amortization............................    (131,004)    (46,466)
                                                                            ----------  ----------
                                                                            $  759,014  $  525,268
                                                                            ----------  ----------
                                                                            ----------  ----------

4. INVESTMENT IN/ADVANCES TO JOINT VENTURE

    On November 26, 1997, the Company entered into a joint venture agreement with Racal, to provide broad-based transatlantic communication services between New York and London. The Company and Racal will each be required to contribute capital of $3,400,000 through October 1, 1998 for their respective 50% interests. As of December 31, 1997, neither party had yet made a capital contribution. The balance of the investment at December 31, 1997 represents advances made to the joint venture by the Company.

5. RELATED PARTY TRANSACTIONS

    Prior to 1996, the Company engaged the services of an electrical contractor controlled by the person who was then the Company's majority shareholder. During 1995, the Company incurred charges for labor and materials of $692,887. As of December 31, 1995, $692,887 was owed to this related company. In May 1996, the Company and the assignee of this related party entered into an agreement whereby the full amount of this indebtedness was satisfied by the issuance of 1,825,200 shares of the Company's common stock. The value of the stock was based upon the invoices rendered for services performed based upon negotiations between the Company and the electrical contractor.

    The person who was then the Company's majority shareholder made loans to the Company which at December 31, 1994 totaled $1,967,109. In April 1995, such shareholder of the Company agreed to contribute to the Company's capital $1.7 million of amounts due to him. By agreement between the

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

5. RELATED PARTY TRANSACTIONS (CONTINUED)
Company and such shareholder in May 1996 the transaction was rescinded. During 1995, the Company made repayments (net of additional advances) of $1,070,130. As of December 31, 1995, the Company owed such shareholder $896,979. Pursuant to an agreement dated May 21, 1996, the Company issued 608,400 shares of its common stock to such shareholder in consideration for the cancellation of $600,000 of the outstanding balance. In 1997, the remaining balance of the note was repaid in full.

    In March and June 1997, the Company entered into two one-year leases for office space with an affiliate. Subsequent to June 1997, the affiliate sold this property. For the year ended December 31, 1997 office rent expenses for these leases amounted to approximately $110,000.

6. NOTES PAYABLE

    Notes payable consisted of the following:

                                                                                                        DECEMBER 31,
                                                                                                   -----------------------
                                                                                                     1997         1996
                                                                                                   ---------  ------------
U.S. One Communications...............................................................         a)  $  --      $  4,900,000
Convertible Subordinated Notes........................................................         b)     --           858,000
Sterling Capital Bridge Loan..........................................................         c)     --           550,000
Subordinated Notes....................................................................         d)     --           550,000
AT&T Wireless.........................................................................         e)     --           500,000
Senior Subordinated Notes.............................................................         f)     --           --
                                                                                                   ---------  ------------
                                                                                                   $  --      $  7,358,000
                                                                                                   ---------  ------------
                                                                                                   ---------  ------------

    A. On April 16, 1996, the Company entered into an agreement with U.S. One Communications ("U.S. One") for the exclusive usage rights for fibers on the Company's fiber optic transmission network. The initial term of the agreement was for a period beginning April 1996 and expiring December 2008. The agreement was renewable, at the option of U.S. One, for an extended term of 13 years expiring December 2021. In connection with this agreement, the Company borrowed $4,900,000 from U.S. One, of which $3,227,867 was immediately used to repay all notes payable to Tomen America.

    On April 30, 1997 the Company amended this agreement which allows U.S. One to have the exclusive right to use 888 fiber miles of the network. Additionally, pursuant to the amended agreement, U.S. One received an option to acquire from the Company up to 1,620 additional fiber miles upon payment of a predetermined amount. In accordance with the amended agreement the following occurred: (i) all interest accrued from the inception of the loan to the closing date of the agreement was waived by U.S. One, and (ii) the $4,900,000 principal balance of the loan was offset against the $3,530,000 scheduled payment due from U.S. One to the Company under the amended lease agreement, and (iii) the Company paid to U.S. One the difference of $1,370,000.

    In connection with the execution of the aforementioned lease and financing agreements, the Company granted U.S. One a warrant to purchase common stock of the Company. The warrant is exercisable for a number of shares of Class A common stock to be determined at the Company's discretion subject to a minimum number of 304,200 shares and maximum number of 1,825,200 shares. The per share exercise price is to be determined pursuant to a formula, but in no event shall the aggregate purchase price exceed $1,250,000.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

6. NOTES PAYABLE (CONTINUED)
    B.In October 1995, the Company initiated a private offering of $858,000 of convertible subordinated notes. Through December 31, 1995, $783,000 of notes were sold pursuant to this offering, and an additional $75,000 of notes were sold during January and February of 1996. These notes were scheduled to mature during the period October 1996 through February 1997 and bore interest at an annual rate of 15%, payable at maturity. The notes were convertible, at the Company's option, into shares of common stock. Concurrent with the issuance of these notes, warrants were issued by the Company to the noteholders to purchase 522,008 shares of common stock at $2.00 per share through November 2000. In 1997, the Company repaid the outstanding balance of these notes plus all accrued interest.

    In December 1996, the Company offered the noteholders warrants to purchase 428,312 shares of its common stock exercisable at $2.00 per share through November 2000 in exchange for the extension of the due dates on the notes. All of the noteholders accepted this offer and accordingly, the Company recorded a non cash charge of $111,306. As of December 31, 1997, 15,212 of such warrants have been exercised.

    In March 1997, in consideration for the extension of the due dates of the notes, the Company issued warrants to the noteholders to purchase an aggregate of 230,728 shares of common stock, exercisable at $2.00 per share through November 2000. The Company recorded a non-cash charge of $220,036 for such issuance. As of December 31, 1997, 7,606 of such warrants have been exercised.

    C. On September 24, 1996, the Company entered into a loan agreement with Sterling Capital ("Sterling") for $550,000. The loan bore interest at 10% per annum and matured on March 1, 1997. The loan was secured by all of the Company's assets. As an incentive for the loan, the Company issued to Sterling warrants to purchase 377,208 shares of common stock at an exercise price of $1.48. The warrants are exercisable through September 1999. On May 1, 1997 the company repaid the loan in full and all accrued interest. As of December 31, 1997, 17,144 of the warrants have been exercised.

    D. In August 1995, the Company initiated a $600,000 private offering of subordinated notes. These notes were scheduled to mature in March 1996 and bore interest at an annual rate of 15%, payable quarterly in arrears. Concurrent with the issuance of these notes, warrants were issued by the Company to the noteholders which were exercisable for common shares of the Company in an amount equal to 0.7% of the outstanding shares of common stock immediately following an initial public offering of the Company's common stock, at an exercise price equal to 60% of the initial public offering price. These warrants are exercisable over a three-year period beginning on the effective date of such initial public offering. In April 1996, the Company offered the warrantholders shares of common stock equal to 0.7% of the common stock then issued and outstanding, in exchange for the surrender and cancellation of the outstanding warrants, and in consideration for the extension of the maturity date of the notes through June 30, 1996. All of the warrantholders accepted this offer and, accordingly, the Company issued a total of 237,436 shares of the Company's common stock. The Company recorded a noncash charge of $107,322 in connection with such issuance. In 1996, the Company repaid $50,000 of this debt. In 1997, the Company repaid the outstanding balance of these notes plus all accrued interest.

    E. On April 18, 1995, the Company entered into a loan agreement, which was subsequently amended, with AT&T Wireless for $500,000 bearing interest at 11% per annum. In July 1997 the note was repaid in full. In 1995, the Company issued to AT&T Wireless a warrant entitling the holder to purchase a total of 2,676,668 shares of the Company's common stock.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

6. NOTES PAYABLE (CONTINUED)
    This warrant, was canceled and replaced by a new warrant issued on February 13, 1997, to purchase 1,825,200 shares of the Company's common stock at $1.21 per share. The new warrant expires on February 13, 2000.

    F. On February 13, 1996, the Company entered into an investment agreement with an individual (the "Investor") pursuant to which the company borrowed $1,000,000 in consideration for the issuance of 12% senior subordinated promissory notes maturing on November 1, 1996. The notes were guaranteed personally by the Company's president. The notes were convertible at a price of $.66 per unit for each $1,000 of principal outstanding. Each unit consisted of the following: (i) one share of common stock, and (ii) one warrant to purchase one share of common stock at $1.32 per share. As an inducement for entering into the investment agreement, the Company issued to the Investor the following: (i) 1,524,348 shares of common stock, and (ii) a warrant to purchase 1,524,348 shares of common stock at $1.32 per share, exercisable through August 15, 2002. The Company recorded noncash charges of $689,013 for such issuances.

    On March 19, 1996, a supplemental investment agreement was executed with the Investor providing for an additional advance of $500,000 with the same maturity date, interest rate, conversion rights, and guaranty features as the initial $1,000,000 investment. This advance was subsequently repaid, along with interest on April 16, 1996. In connection with this supplemental agreement, the Company issued a warrant to purchase 762,172 shares of common stock at $1.32 per share, exercisable through August 15, 2002. The Company also issued a warrant to purchase an additional 762,172 shares of Class A common stock at $0.002 per share exercisable through August 15, 2002. The Company recorded a noncash charge of $250,550 for such issuance.

    On April 11, 1996, a memorandum of understanding was entered into between the parties pursuant to which the warrants issued on February 13, 1996 to purchase 1,524,348 shares at $1.32 per share and the warrants issued on March 19, 1996, to purchase 762,172 shares at $1.32 per share were surrendered by the Investor to the Company in consideration for the issuance of 456,300 shares of the Company's common stock.

    In April and July 1996, the Investor purchased 608,400 and 153,772 shares of common stock, respectively, at $0.002 per share in connection with the exercise of all warrants held by the Investor. Further, in accordance with the investment agreement an additional 152,100 shares of common stock was issued to the Investor in compliance with the anti-dilutive requirements in the agreement.

7. SETTLEMENT AGREEMENTS

    In February 1996, the Company entered into a settlement agreement with a former officer regarding the termination of his employment. This agreement provided for the Company to make payments to the officer totaling $1,003,000, including interest. The former officer's services effectively terminated prior to December 31, 1995. Accordingly, as of December 31, 1995, the Company recorded $876,146 as a liability in accordance with the terms of the settlement agreement.

    The settlement agreement also reaffirmed the option previously issued to this former officer on May 1, 1995, which entitles the holder to purchase 831,532 shares of the Company's common stock at $0.002 per share through February 1, 1999. In 1997 the Company repurchased and retired the warrant.

    On November 14, 1996, the Company amended the above referenced settlement agreement with the former officer, whereby a consultant to the Company agreed to purchase common stock of the

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

7. SETTLEMENT AGREEMENTS (CONTINUED)
company from the former officer and certain of his affiliates in exchange for $640,000 and the complete satisfaction of the aforementioned liability.

    On February 11, 1997, the Company entered into an agreement with a consultant/director. Pursuant to the agreement the Company agreed to pay the consultant/director a fee of $250,000 in full and complete payment for all services provided to the Company by the consultant/director and for any fees or compensation due to the consultant/director resulting from any prior agreements with the Company, and the consultant/director agreed to release the Company from any claims against the Company.

8. EQUITY TRANSACTIONS

STOCK ISSUED TO LEGAL COUNSEL

    On January 12, 1996, the Company entered into an agreement with its legal counsel which calls for the issuance by the Company of common stock as additional consideration for legal services provided. Pursuant to this agreement, as amended, the Company issued a total of 1,964,420 shares of its common stock. Management has estimated the value of the 1,964,420 shares issued to be $907,301 and has recorded a noncash charge in connection with such issuance.

PREFERRED STOCK

    On April 30, 1997, the Company sold an aggregate of 8,403.325 shares of Series B convertible preferred stock, par value $0.01 per share (the "Series B preferred stock"), to Metromedia Company and affiliates ("Metromedia") for an aggregate purchase price of $32.5 million (the "Metromedia Investment"). Each share of the Series B preferred stock was convertible into 1,014 shares of the Company's common stock. On October 28, 1997, the Series B convertible preferred shares were converted into 17,041,944 shares of Class B common stock. Further, on October 28, 1997, a total of 157,308 shares of Class B common stock outstanding were converted into an equivalent number of shares of Class A common stock.

    A portion of the proceeds from the Metromedia Investment was used to repay the Metromedia Loan, discussed below, and accrued interest thereon ($4,058,127), repay other short-term indebtedness ($3,485,000), and redeem (for $2,115,000) all of the outstanding shares of the Company's preferred stock (the "Series A preferred stock") and related warrants.

    Through April 30, 1997, Metromedia loaned the Company an aggregate of $4,000,000 (the "Metromedia Loan"). A portion of the proceeds from the Metromedia Loan was used to purchase 2,353,880 shares of the Company's common stock and warrants to purchase 831,532 shares of its common stock at December 31, 1997.

    No shares of the Company's Series A preferred stock or Series B preferred stock remained outstanding at December 31, 1997. Both the Series A and Series B preferred stock of the Company have been eliminated pursuant to actions by the Board of Directors.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

8. EQUITY TRANSACTIONS (CONTINUED)

COMMON STOCK

    On November 3, 1997, the Company completed the initial public offering ("the "IPO") of 36,432,000 shares of its Class A common stock, at an offering price of $4 per share. The net proceeds to the Company from the IPO, after deducting expenses of the IPO, were approximately $133.9 million.

    In addition, on October 28, 1997, a total of 38,259,760 shares of the common stock of the Company owned by stockholders prior to the IPO were exchanged for an equal number of shares of Class A common stock. The Company also reserved for issuance 17,041,944 shares of Class A common stock for conversion of the Class B common stock.

    On October 28, 1996, a shareholder granted to the Company's Chairman of the Board an option to purchase 1,599,556 shares of common stock of the company for an aggregate exercise price of $500,000. By letter dated December 3, 1996, the option was amended to reduce the number of option shares to 1,295,356 shares. The option was thereafter assigned by the Chairman to the Company. On February 11, 1997, the Company exercised the option by payment of $500,000.

    On April 15, 1996, the Company entered into a stock purchase agreement with Vento & Company of New York, LLC ("VCNY"). Pursuant to this agreement, the Company issued 6,084,000 shares of common stock to VCNY as consideration for services provided by VCNY. The Company estimated the value of the stock issued approximated $2,760,000.

    Concurrent with the execution of the aforementioned stock purchase agreement, the parties entered into a consulting agreement. The term of the agreement was from April 15, 1996 to April 15, 2001. Under the terms of the agreement, VCNY was to provide guidance and advice with respect to the management of the day-to-day operations of the Company's fiber optic transmission network. In consideration for such services, the Company reimbursed VCNY for all reasonable personnel and travel costs incurred by VCNY with respect to the performance of these services. On October 9, 1996, the Company entered into a settlement agreement with the Company's former chief executive officer and VCNY regarding the termination of such officer's employment and services provided by VCNY. The agreement provided for VCNY to deliver a total of 6,084,000 shares of common stock in exchange for payments made by the Company. The payments were not made and the sale of the shares and the Company's obligation to buy the shares was deemed null and void.

    In September 1996, the Company sold 43,736 shares of common stock to three individuals for total proceeds of $23,500.

    In August 1996, the Company issued 730,080 shares of common stock for consulting services. The Company has recorded a noncash charge of $334,800 for such issuance.

    In July 1996, the Company issued 48,672 shares of common stock as consideration for consulting services. The Company recorded a noncash charge of $21,200 for such issuance. In addition, the Company issued 602,316 shares to three employees for services rendered. The transaction was later rescinded and the shares were returned to the Company.

    In June 1996, the Company sold a total of 152,100 shares of common stock to two individuals for total proceeds of $100,000. Concurrent with the issuance of these shares, warrants were issued by the Company to these shareholders entitling the holders to purchase a total of 152,100 shares at $0.66 per share for a three-year period.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

8. EQUITY TRANSACTIONS (CONTINUED)
STOCK WARRANTS

    In 1997, 1996 and 1995 in connection with the issuance of notes and the extension of their due dates the Company issued warrants to the noteholders to purchase 659,040 shares of common stock at $2.00 per share through November 2000; see Note 6.

    As of December 31, 1997, the Company has reserved approximately 4,704,792 shares of its common stock for exercise of warrants and contingent warrants.

    On December 31, 1996, the Company issued and sold to Penny Lane Partners, L.P. ("Penny Lane") for aggregate cash consideration of $2,025,000 (i) 600,000 shares of 10% cumulative convertible preferred stock (the "Series A Preferred Stock") bearing dividends at a rate of $0.34 per share per annum, (ii) warrants to purchase 456,300 shares of Common Stock at an exercise price of $1.24 per share of Common Stock (such number to be determined based on certain future events) at an exercise price of $0.01 per share (the "Contingent Warrants"). In March 1997, Penny Lane agreed to permit the Series A Preferred Stock and the Contingent Warrants to be redeemed at an aggregate redemption price of $2,115,000 (which includes accrued but unpaid dividends on the Series A Preferred Stock) and in connection therewith the number of Penny Lane Warrants was increased from 456,300 to 912,600.

    In September 1996, the Company granted 377,208 common stock purchase warrants to Sterling at an exercise price of the lesser of $1.48 per share, the price at which the Company shall issue its securities in the future less $1.48, or one half the price at which the common stock of the Company is offered in an initial public offering, exercisable on the later date of September 24, 1999 or twelve months and 90 days after the date the warrant shares have been covered by a registration statement. The Company has recorded a noncash charge of $13,640 for such issuance.

    In June 1996, the Company granted 608,400 common stock purchase warrants to the Company's legal counsel exercisable at $0.02 per share for a period of four years as additional consideration for legal services provided. The Company has recorded a noncash charge of $200,000 for such issuance.

STOCK OPTIONS

    In 1997, the Company granted to certain officers, employees and directors options to purchase up to 12,380,940 shares of its Common Stock. The options have exercise prices between $0.49 and $1.91 per share and expire in 2007. The Company has recorded a noncash charge of $19,218,591 for such issuance.

    On October 28, 1997, the Stockholders of the Company approved the Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan ("Option Plan"). The Option Plan authorized the award of up to 4,000,000 options to acquire Class A Common Stock of the Corporation to directors, officers and employees of the Company and others who are deemed to provide substantial and important services to the Company. Options to purchase 2,450,000 shares of the Company's common stock were granted at an exercise price of $4.00 per share, the market price at the date of grant.

    The Compensation Committee of the Board of Directors is responsible for determining the type of award, when and to whom awards are granted, the number of shares and terms of the awards and the exercise price. The options are exercisable for a period not to exceed ten years from the date of the grant. Vesting periods range from immediate vesting to four years.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

8. EQUITY TRANSACTIONS (CONTINUED)
    The following table summarizes the stock option transactions for the year ended December 31, 1997:

                                                                 NUMBER OF    WEIGHTED AVERAGE
                                                                  OPTIONS      EXERCISE PRICE
                                                                ------------  -----------------
Granted.......................................................    14,830,940      $    1.09
Balance outstanding at December 31, 1997......................    14,830,940      $    1.09
Exercisable at December 31, 1997..............................    12,241,172

    Pro forma information regarding net income and earnings per share is required by Statement of Financial Standards No. 123, "Accounting for Stock-Based Compensation" ("SAF 123"), and has been determined as if the Company had accounted for its employees' stock options under the fair value method provided by that Statement. The fair value of the options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for vested and non-vested options:

                                                                             DECEMBER 31, 1997
                                                                             -----------------
Assumption
Risk-free interest yield...................................................       5.73-6.56%
Volatility factor..........................................................            .369
Dividend yield.............................................................         --
Average life...............................................................         5 years

    The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock has characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's option, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purpose of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma information is as follows:

                                                                                 DECEMBER 31,
                                                                                     1997
                                                                                --------------
Pro forma net loss applicable to common stock.................................  $  (28,043,370)
Pro forma loss per share applicable to common stock basic and diluted.........  $        (0.59)

    The weighted average fair value of options granted during the year ended December 31, 1997 is $1.97. The weighted average remaining contractual life of options outstanding at December 31, 1997 is 9.4 years.

9. INCOME TAXES

    There was no provision for federal or state income taxes for the years ended December 31, 1997, 1996 and 1995. At December 31, 1997, the Company expects to have available approximately

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

9. INCOME TAXES (CONTINUED)
$16,000,000 of net operating loss carryforwards, expiring in the years 2009 through 2012. The Company has recorded a full valuation allowance against the deferred tax asset as its realization is uncertain.

10. RECONCILIATION OF EARNINGS PER SHARE:

                                                                               YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------------
                                                                         1997            1996           1995
                                                                    --------------  --------------  -------------
BASIC AND DILUTED EPS
Net loss..........................................................  $  (26,259,238) $  (10,358,697) $  (4,319,101)
Deduct dividend on preferred shares...............................          76,562              --             --
                                                                    --------------  --------------  -------------
Net loss applicable to common stock...............................  $  (26,335,800) $  (10,358,697) $  (4,319,101)
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------
SHARES
Weighted average number of common shares outstanding..............      47,446,912      35,858,252     24,828,940
                                                                    --------------  --------------  -------------
Net loss per common share basic and diluted.......................  $        (0.56) $        (0.29) $       (0.17)
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------

11. COMMITMENTS AND CONTINGENCIES

    A. The Company entered into a franchise agreement with the City of New York on December 20, 1993, whereby the company was granted a nonexclusive franchise to install, operate, repair, maintain and replace cable, wire, fiber or other transmission medium and the related equipment and facilities on, over and under the property of the City of New York. In exchange, the company is obligated to pay franchise fees commencing on the completion date of the initial backbone of the fiber optic cable network through December 20, 2008. In connection with the agreement, among other requirements, the Company maintains a performance bond in the amount of approximately $1,750,000 and has provided the City with a $500,000 letter of credit as a security fund.

    Franchise fees are based on a percentage of the Company's gross sales: 10% for the first and second years, 6% for the third year and 5% for the fourth and each year thereafter. However, during each year of the term, the franchise fee shall be no less than $200,000.

    Franchise fees charged to operations in connection with this agreement amounted to $200,000 for the years ended December 31, 1997, 1996, and 1995.

    B. The Company entered into a license agreement with Jersey City, New Jersey on July 10, 1995, whereby the Company was granted a license to construct a fiber-optic system within Jersey City. The term of this agreement continues until written notice of termination is given by either party.

    C. The Company entered into a conduit occupancy agreement with Bell Atlantic, formerly known as The New York Telephone Company, in 1993, whereby the Company was granted a right to place and maintain cable facilities in the conduit system of Bell Atlantic. The term of this agreement is for one year from the date of the agreement and thereafter until three months after written notice of termination is given by either party.

    The Company also has the right to place and maintain cable facilities in the conduit system of Empire City Subway Company, Ltd., by virtue of the franchise agreement with the City of New York.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Occupancy fees charged to operations in connection with this agreement were approximately $120,000 and $152,000 for the years ending December 31, 1997 and 1996, respectively.

    D. The Company leases several office facilities under operating leases which expire at various times through March 31, 2010.

    Rent expense charged to operations was approximately $268,000, $158,000 and $148,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

    E. On June 1, 1995, the Company entered into two lease agreements with the Port Authority of New York and New Jersey, whereby the Company was granted a nonexclusive right to lease two ducts in the North and South tubes of the Holland Tunnel to install, maintain, operate and provide telecommunications equipment for its customers. The term of these agreements is for ten years through June 1, 2005.

    Lease expense charged to operations in connection with these leases was approximately $112,000, $107,000 and $63,000 for the years ending December 31, 1997, 1996 and 1995, respectively.

    F. On August 11, 1995, the Company entered into a service agreement with an unrelated party, for the maintenance of the Company's telecommunications equipment located in Jersey City. The term of this agreement is for one year with an option to renew this agreement annually for up to five consecutive one year renewal terms. Service fees charge to operations in connections with this agreement was approximately $24,000 in 1997.

    G. On November 17, 1997 the Company entered into an agreement with a telecommunication company (the "Seller") to purchase conduit and associated improvements (the "Conduit System") within a multiple conduit system being constructed by the Seller, in the counties of Philadelphia and Montgomery, Pennsylvania.

    The purchase price for the conduit system is $546,940 which is payable in installments. Upon the acceptance of the multiple Conduit System by the Company the Seller will grant, bargain, sell, assign, transfer, convey and set over all right, title, and interest in the Conduit System.

    H. On December 1, 1997, the Company entered into an Agreement which provides the Company with the right-of-way to construct, install, operate and maintain two innerducts containing fiber optic cable in a tunnel which connects New York City and Secaucus, New Jersey.

    The initial term of this agreement is for five years with an option to renew and extend the agreement for five consecutive renewal terms of five years. The annual rental fee is $151,199 for the first contract year. On each anniversary of the effective date the annual rental fee shall be adjusted to reflect the increases in the CPI of the previous year.

    I. On December 5, 1997 the Company entered into an agreement with a utility company to purchase conduit (existing and future) for the installation of fiber optic cable used exclusively to provide telecommunication services in the city of Chicago. The purchase price for the existing conduit is $1.3 million, of which $130,000 was paid in December 1997 with the remainder payable during the first quarter of 1998.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    J. Approximate minimum annual franchise, license, lease and service fees and conduit payments under the aforementioned agreement are as follows:

For the year ended December 31:
1998...........................................................  $3,095,604
1999...........................................................   1,612,782
2000...........................................................   1,614,689
2001...........................................................   1,601,907
2002...........................................................   1,597,535
Thereafter.....................................................   5,374,572
                                                                 ----------
                                                                 $14,897,089
                                                                 ----------
                                                                 ----------

    K. In February 1997, a former investment advisor to the Company asserted a claim against the Company in the amount of $305,731 pursuant to an agreement made on June 27, 1995, for the payment of certain fees and expenses. In September 1997, the Company paid the former investment advisor $250,000 in full settlement of such claim plus any and all related expenses.

    L. On or about April 18, 1997, Howard Katz, Realprop Capital Corporation and Evelyn Katz commenced an action against, among others, the Company, Stephen A. Garofalo, Peter Sahagen and Peter Silverman in the United States District Court for the Southern District Court of New York captioned Katz, et al. v. National Fiber Network, Inc., et al., No. 97 Civ. 2764 (JGK) (the "Katz Litigation"). On May 28, 1997, the plaintiffs filed an amended complaint and on September 15, 1997, the plaintiffs filed a second amended complaint. The complaint as amended alleges causes of action for, among other things, common law fraud, violations of section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, breach of fiduciary duty and negligent misrepresentation for alleged misrepresentations and omissions made in connection with the repurchase of a right to purchase an aggregate of 1,058,524 shares of Class A common stock of the Company, which class of shares was authorized in October 1997, and an option to purchase warrants for the purchase of 831,552 shares of Class A common stock. The amended complaint also contains allegations of corporate waste against the Company and Stephen A. Garofalo. Plaintiffs seek, among other things, compensatory damages of not less than $12 million, punitive damages in the amount of $100 million and, in the alternative, rescission of the purchase of the common stock and warrants by the Company. On October 31, 1997, all defendants moved to dismiss the amended complaint. The motions were fully briefed as of December 12, 1997. The Company intends to vigorously defend itself against these allegations based on its belief that the Company acted appropriately in connection with the matters at issue in this litigation. No assurance can be made, though, that the Company will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately the Company will be successful in its defense of the allegations. If the Company is unsuccessful in its defense of the allegations, an award of the magnitude being sought by the plaintiffs in the Katz Litigation would have a material adverse effect on the Company's financial condition or results of operations.

    M. On or about October 20, 1997, Vento & Company of New York, LLC ("VCNY") commenced an action against the Company, Stephen A. Garofalo, Peter Silverman, the law firm of Silverman, Collura, Chernis & Balzano, P.C., Peter Sahagen, Sahagen Consulting Group of Florida (collectively, the "Sahagen Defendants") and Robert Kramer, Birdie Capital Corp, Lawrence Black, Sterling Capital

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)
LLC, Penrush Limited, Needham Capital Group, Arthur Asch, Michael Asch and Ronald Kuzon (the "Kramer Defendants") in the United States District Court for the Southern District of New York (No. 97 CIV 7751) (the "VCNY Litigation"). The complaint alleges causes of action for, among other things, violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, fraud and fraudulent concealment, breach of fiduciary duty and negligent misrepresentation and omission made in connection with the sale by VCNY of 2,737,800 shares of Class A common stock to Peter Sahagen and the Kramer Defendants on January 13, 1997 (the "VCNY Sale"). The complaint also alleges a cause of action for declaratory judgment asserting that certain "piggyback" registration rights are applicable to shares of the Company's Class A common stock which VCNY owns (or which may be rescinded to VCNY pursuant to its requested remedies). The complaint further requests a declaratory judgement that a stockholders' agreement between the Company, Stephen A. Garofalo and VCNY be declared operative, which agreement indirectly required VCNY, through designated directors, to approve significant transactions, and, accordingly, the Metromedia Loan and the Metromedia Investment should be rescinded and Mr. Vento should be reappointed as Chief Executive Officer of the Company. The Company believes, among other things, that the stockholder's agreement to which Mr. Vento was a party had terminated and, as a result, Mr. Vento had no such rights to approve the Metromedia Investment or the Metromedia Loan or to remain as Chief Executive Officer of the Company. Plaintiff seeks, among other things, (i) rescission of the VCNY Sale, or alternatively, damages in an amount not presently ascertainable, but believed to be in the excess of $36 million, together with interest thereon, (ii) punitive damages in the amount of $50 million, and (iii) the declaratory judgements discussed above. The Company intends to vigorously defend itself against these allegations based on its belief that it acted appropriately in connection with the matters at issue in this litigation. However, no assurance can be made that the Company will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately the Company will be successful in its defense of the allegations. If the Company is unsuccessful in its defense of the allegations, an award of the magnitude being sought by the plaintiffs in the VCNY Litigation would have a material adverse effect on the Company's financial condition or results of operations.

                                                                      APPENDIX A

                                    GLOSSARY

Access Charge...................  The fees paid by long distance carriers to LECs for originating and terminating long distance calls on the
                                  LECs' local networks.

Analog Transmission.............  A way of sending voice, video and data signals electronically in which the transmitted signal is
                                  analogous to the original signal.

ATM (Asynchronous Transfer
  Mode).........................  An information transfer standard that is one of a general class of packet technologies that relay traffic by way of
                                  an address contained within the first five bytes of a
                                  standard fifty-three-byte-long packet or cell. The ATM
                                  format can be used by many different information systems,
                                  including local area networks to deliver traffic at
                                  varying rates, permitting a mix of voice, data and video
                                  (multimedia).

Backbone........................  The backbone is the part of the telecommunications network which carries the most traffic. It is the through-portion
                                  of a transmission network, as opposed to spurs which
                                  branch off the through-potions.

Bandwidth.......................  The range of analog frequencies or digital signals that can be passed through a transmission medium, such as fiber optic cable. The greater the bandwidth, the greater the
                                  information carrying capacity. Bandwidth is measured in
                                  Hertz (analog) or Bits Per Second (digital).

Bit.............................  A contraction of the term Binary Digit, it is the basic unit in data communications. Bits are typically
                                  represented by ones or zeros.

Capacity........................  The information carrying ability of a telecommunications facility.

Central Office..................  Telephone company facility where subscribers' lines are joined to switching equipment for connecting other
                                  subscribers to each other, locally and long distance.

Channel.........................  A path of communication either electrical or electromagnetic, between two or more points. Also called a circuit, facility, line, link, or path.

CLEC (Competitive Local Exchange
  Carrier)......................  A company that competes with local exchange carriers in the local services market.

Coaxial Cable...................  A cable composed of an insulated central conducting wire wrapped in another cylindrical conducting wire. It is
                                  typically used to carry high-speed data.

Collocation.....................  Collocation refers to the physical location of a telecommunication carrier's switch in the ILECs premises
                                  to facilitate the interconnection of their respective
                                  switching equipment.

Common Carrier..................  A government defined group of private companies offering telecommunications services or facilities to the general
                                  public on a non-discriminatory basis.

Conduit.........................  A pipe, usually made of metal, ceramic or plastic, that protects buried cables.

Dark Fiber......................  Fiber optic cable without any of the electronic or optronic equipment necessary to use the fiber for
                                  transmission.

Digital.........................  Describes a method of storing, processing and transmitting information through the use of distinct electronic or
                                  optical pulses that represent the binary digits 0 and 1.
                                  Digital transmission/switching technologies employ a
                                  sequence of discrete, distinct pulses to represent
                                  information, as opposed to the continuously variable
                                  analog signal.

DS-3............................  DS is the standard telecommunications industry designation of a hierarchy of digital signal speeds used to classify
                                  capacities of lines and trunks. DS-3 service has a bit
                                  rate of approximately 45 megabits per second and can
                                  transmit roughly 672 simultaneous voice conversations.

FCC (Federal Communications
  Commission)...................  Regulatory body established pursuant to the Communications
                                  Act of 1934; it has the authority to regulate all
                                  interstate communications originating in the United
                                  States.

Fiber Miles.....................  The number of strands of fiber in a length of fiber optic cable multiplied by the length of the cable in miles.

Fiber Optics....................  A technology in which light is used to transport information from one point to another. Fiber optic cables
                                  are thin filaments of glass through which light beams are
                                  transmitted over long distances carrying enormous amounts
                                  of data. Modulating light on thin strands of glass
                                  produces major benefits in high-bandwidth, relatively low
                                  cost, low power consumption, small space needs, total
                                  insensitivity to electromagnetic interference and great
                                  insensitivity to being bugged.

Frame Relay.....................  A high-speed, data-packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56 kilobits per second to 1.5 megabits per second. This
                                  service is well-suited for connecting local area networks, but is not presently well-suited for voice and video
                                  applications due to the variable delays which can occur.
                                  Frame Relay was designed to operate at high speeds on
                                  modern fiber optic networks.

ILEC (Incumbent Local Exchange
  Carrier)......................  A company historically providing local telephone service.
                                  Often refers to one of the Regional Bell Operating
                                  Companies (RBOCs). Often referred to as "LEC" (Local
                                  Exchange Carrier).

ISP (Internet Service
  Provider).....................  A vendor who provides direct access to the Internet. The
                                  ISP also usually provides a core group of Internet
                                  utilities and services like E-mail and News Group Readers.

IXC (Interexchange Carrier).....  Literally, a company providing services which cross local exchange boundaries. Refers to long distance providers.

LAN (Local Area Network)........  A short distance data communications network (typically within a building or campus) used to link together
                                  computers and peripheral devices (such as printers) under
                                  some form of standard control.

Lit Fiber.......................  Fiber activated or equipped with the requisite electronic and optronic equipment necessary to use the fiber for
                                  transmission.

Metered Telecommunications
  Service.......................  Service provided by phone companies where charges are levied based on use, as opposed to unmetered service,
                                  where charges are levied according to a flat, fixed rate.

OC-3, OC-12, OC-48 and OC-192...  OC, or Optical Carrier, is a measure of a SONET transmission optical carrier level. The number following
                                  the OC designation is equal to the corresponding number of
                                  DS-3s. (e.g. OC-192 is equal to 192 DS-3s).

POP (Point of Presence).........  The place where an IXC terminates an end user's long distance lines just before those lines are connected to
                                  the end-user's local phone company's lines or the
                                  end-user's own direct hookup.

Private Line....................  A direct channel specifically dedicated to a customer's use between specified points.

RBOCs (Regional Bell Operating
  Companies)....................  The seven local telephone companies (formerly part of
                                  AT&T) established as a result of the AT&T Divestiture
                                  Decree.

Regeneration/Amplifier..........  Devices which automatically re-transmit or boost signals on an out-bound circuit.

Route Miles.....................  The number of miles spanned by fiber optic cable calculated without including physically overlapping
                                  segments of cable.

SONET (Synchronous Optical
  Network)......................  An electronics and network architecture for variable bandwidth products which enables transmission of voice,
                                  data and video (multimedia) at very high speeds. SONET
                                  ring architecture provides for virtually instantaneous
                                  restoration of service in the event of a fiber cut by
                                  automatically rerouting traffic in the opposite direction
                                  around the ring.

Switch..........................  A device which opens or closes circuits, completes or breaks an electrical path, or selects paths or circuits.
                                  Switching is the process of interconnecting circuits to
                                  form a transmission path between users. It also captures
                                  information for billing purposes.

Tier I..........................  The top 15 cities in the United States based on population.

Unbundled.......................  Services, programs, software and training sold separately from the hardware.

Video Services..................  The provision of video over a channel. Akin to voice dial tone.

Wireless........................  A communications system that operates without wires.
                                  Cellular service is an example.

                         METROMEDIA FIBER NETWORK, INC.
                     OFFER TO EXCHANGE $650,000,000 OF ITS
                      10% SERIES B SENIOR NOTES DUE 2008,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
                      FOR $650,000,000 OF ITS OUTSTANDING
                       10% SERIES A SENIOR NOTES DUE 2008

                             ---------------------

                                   PROSPECTUS

                                          , 1999

                             ---------------------

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that such person is or was a director, officer, employee r agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

    The Company's Amended and Restated Certificate of Incorporation provides that the Company will indemnify any person, including persons who are not directors or officers of the Company, to the extent permitted by Section 145 of the Delaware General Corporation Law.

    Section 102(b) (7) of the Delaware General Corporation Law provides that a Delaware corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholder; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit, and provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the

Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    The Delaware General Corporation Law permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify officers and directors against such liability. The Company's Amended and Restated Certificate of Incorporation allows the Company to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Company has obtained liability coverage, which includes coverage to reimburse the Company for amounts required or permitted by law to be paid to indemnify directors and officers.

    The Company's Amended and Restated Certificate of Incorporation limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

    The Company's Indenture, dated November 25, 1998, provides that no past, present or future director, officer, employee, incorporator, agent or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

    The Company's Purchase Agreement, dated November 20, 1998, provides that each Initial Purchaser of the Initial Notes severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, officers, employees, agents and each person who controls the Company within the meaning of the Securities Act or the Securities Exchange Act of 1934, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the preliminary memorandum, the final memorandum for the Initial Notes (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Notes pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the preliminary memorandum or the final memorandum (or in any amendment or supplement thereto). This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have. The indemnity agreement will be in addition to any liability which any initial purchaser of the Initial Notes may otherwise have.

    The Company's Registration Rights Agreement, dated November 25, 1998, provides that each holder of Notes, covered by any registration statement (including each Initial Purchaser and each exchanging dealer) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors,
(iii) each of its officers, employees and agents and (iv) each Person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934 against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Act, the Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, but only with reference to written information relating to such holder furnished to the Company by or on behalf of such holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such holder may otherwise have. The indemnity will be in addition to any liability which any such holder may otherwise have.

    The Company's Underwriting Agreement, dated October 28, 1997, provides that each U.S. Underwriter (as defined in the Underwriting Agreement) severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. The indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have.

    The Company's Directors' and Officers' liability insurance policy is designed to reimburse the Company for payments made by it pursuant to the foregoing indemnification. Such policy has aggregate coverage of $25 million.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

       3.1   Form of Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc.
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

       3.2   Form of Amended and Restated Bylaws of Metromedia Fiber Network, Inc. (incorporated by reference to the
             Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       4.1   Specimen Class A Common Stock Certificate of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

      4.2*   Indenture, dated as of November 25, 1998, between Metromedia Fiber Network, Inc. and IBJ Whitehall Bank
             & Trust Company (formerly IBJ Schroder Bank & Trust Company).

      4.3*   Form of 10% Series A Senior Notes due 2008 of Metromedia Fiber Network, Inc.

     4.4**   Form of 10% Series B Senior Notes due 2008 of Metromedia Fiber Network, Inc.

      5.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Exchange Notes.

      8.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain United States federal income tax matters.

      10.1   Form of Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan (incorporated by reference to the
             Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

      10.2   Employment Agreement by and between National Fiber Network, Inc. and Stephen A. Garofalo, dated as of
             February 26, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.3   Employment Agreement by and between National Fiber Network, Inc. and Howard Finkelstein, dated as of
             April 30, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.4   Agreement dated as of April 30, 1997, as amended by a Modification Agreement dated as of October, 1997 by and among Metromedia Company, Stuart Subotnick, Arnold Wadler, Silvia Kessel, Stephen A. Garofalo and
             National Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form
             S-1 (Registration No. 333-33653)).

      10.5   Franchise Agreement between The City of New York and National Fiber Network, Inc., dated as of December
             20, 1993 (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration
             No. 333-33653)).

      10.6   Conduit Occupancy Agreement by and between New York Telephone Company and National Fiber Network, Inc.,
             dated as of May 1993 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.7   Consulting Agreement between National Fiber Network and Realprop Capital Corporation, dated as of
             February 1, 1996 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.8   Letter Agreement from National Fiber Network, Inc. to Peter Sahagen, dated February 11, 1997
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

      10.9   Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street Associates, dated as of March 19, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

     10.10   Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street, dated as of June 1997
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

     10.11   Trademark License Agreement by and between Metromedia Company and Metromedia Fiber Network, Inc., dated as of August 14, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

     10.12   Fiber Optic Use Agreement between National Fiber Network, Inc. and NextLink New York, L.L.C., dated as of June 3, 1997 (portions of this exhibit are subject to a request to the Securities and Exchange
             Commission for confidential treatment, and omitted material has been separately filed with the
             Securities and Exchange Commission) (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

     10.13   Amended and Restated Agreement for the Provision of a Fiber Optic Transmission Network, dated as of the
             Effective Date by and between US ONE Communications of New York, Inc. and National Fiber Network, Inc.
             (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange
             Commission) (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration
             No. 333-33653)).

     10.14   Fiber Lease and Innerduct Use Agreement by and between Metromedia Fiber Network, Inc. and NextLink
             Communications, Inc., dated as of February 23, 1998 (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange Commission) (incorporated by reference to the
             Company's Annual Report on Form 10-K (File No.000-2369)).

     10.15   Amendment No. 1 to Fiber Lease and Innerduct Use Agreement by and between Metromedia Fiber Network, Inc.
             and NextLink Communications, Inc., made and entered into as of March 4, 1998 (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange Commission) (incorporated by reference to the Company's Annual Report on Form 10-K (File No.000-2369)).

     10.16   Agreement of Lease by and between Connecticut General Life Insurance Company and Metromedia Fiber
             Network Services, Inc., dated as of March 9, 1998 (incorporated by reference to the Company's Annual
             Report on Form 10-K (File No. 000-2369)).

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
    10.17*   Purchase Agreement, dated November 20, 1998 among Metromedia Fiber Network, Inc., Salomon Smith Barney,
             Inc., Chase Securities, Inc., Deutsche Bank Securities Inc. and Donaldson Lufkin & Jenrette Securities
             Corporation.

    10.18*   Registration Rights Agreement, dated as of November 25, 1998 among Metromedia Fiber Network, Inc.,
             Salomon Smith Barney, Inc., Chase Securities, Inc., Deutsche Bank Securities Inc. and Donaldson Lufkin &
             Jenrette Securities Corporation.

    10.19*   Security Agreement, dated as of November 25, 1998, between Metromedia Fiber Network, Inc. and IBJ
             Schroder Bank & Trust Company.

   10.20**   Employment Agreement by and between Metromedia Fiber Network, Inc. and Vincent A. Galluccio, dated as of
             August 31, 1998.

   10.21**   Employment Agreement by and between Metromedia Fiber Network, Inc. and Gerard Benedetto, dated as of
             August 31, 1998.

   10.22**   Employment Agreement by and between Metromedia Fiber Network, Inc. and Nicholas M. Tanzi, dated as of
             August 31, 1998.

    12.1**   Statement Regarding Computation of Ratios.

     21.1*   List of Subsidiaries of Metromedia Fiber Network, Inc.

     23.1*   Consent of Ernst & Young LLP.

     23.2*   Consent of M.R. Weiser & Co. LLP.

     23.3*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

     23.4*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

     24.1*   Power of Attorney from officers and directors (contained on signature page).

     25.1*   Statement of Eligibility of IBJ Whitehall Bank & Trust Company as Trustee, on Form T-1.

    99.1**   Form of Exchange Agency Agreement.

     99.2*   Form of Letter of Transmittal.

    99.3**   Form of Notice of Guaranteed Delivery.

------------------------

*   Filed herewith.

**  To be filed by Amendment.

(B) FINANCIAL DATA SCHEDULES.

    None.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes as follows:

    (a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (b) Every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Metromedia Fiber Network, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 25, 1999.

                                METROMEDIA FIBER NETWORK, INC.

                                By:  /s/ STEPHEN A. GAROFALO
                                     -----------------------------------------
                                     Name: Stephen A. Garofalo
                                     Title: Chief Executive Officer and
                                     Chairman of the Board of Directors

    Metromedia Fiber Network, Inc., a Delaware Corporation, and each person whose signature appears below constitutes and appoints Stephen A. Garofalo, Howard M. Finklestein, Gerard Benedetto, Silvia Kessel, and Arnold L. Wadler, and each of them, with full power to act without the others, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to (i) sign this Registration Statement, and any and all amendments thereto (including, without limitation, post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or Rule 462(d) under the Securities Act of 1933, as amended), and other documents in connection therewith, with the Securities and Exchange Commission, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on January 25, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

   /s/ STEPHEN A. GAROFALO      Chief Executive Officer
------------------------------    and Chairman of the
     Stephen A. Garofalo          Board of Directors

     /s/ GERARD BENEDETTO
------------------------------  Vice President--Chief
       Gerard Benedetto           Financial Officer

  /s/ HOWARD M. FINKELSTEIN
------------------------------  President, Chief Operating
    Howard M. Finkelstein         Officer and Director

          SIGNATURE                       TITLE
------------------------------  --------------------------

------------------------------  Senior Vice President and
     Vincent A. Galluccio         Director

      /s/ SILVIA KESSEL
------------------------------  Executive Vice President
        Silvia Kessel             and Director

      /s/ JOHN W. KLUGE
------------------------------  Director
        John W. Kluge

------------------------------  Director
      David Rockefeller

     /s/ STUART SUBOTNICK
------------------------------  Director
       Stuart Subotnick

     /s/ ARNOLD L. WADLER       Executive Vice President,
------------------------------    General Counsel,
       Arnold L. Wadler           Secretary and Director

------------------------------  Director
        Leonard White

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                DESCRIPTION                                                PAGE
-----------  -------------------------------------------------------------------------------------------------     -----

       3.1   Form of Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc.
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

       3.2   Form of Amended and Restated Bylaws of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       4.1   Specimen Class A Common Stock Certificate of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

      4.2*   Indenture, dated as of November 25, 1998, between Metromedia Fiber Network, Inc. and IBJ
             Whitehall Bank & Trust Company (formerly IBJ Schroder Bank & Trust Company).

      4.3*   Form of 10% Series A Senior Notes due 2008 of Metromedia Fiber Network, Inc.

     4.4**   Form of 10% Series B Senior Notes due 2008 of Metromedia Fiber Network, Inc.

      5.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Exchange Notes.

      8.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain United States federal income tax matters.

      10.1   Form of Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

      10.2   Employment Agreement by and between National Fiber Network, Inc. and Stephen A. Garofalo, dated as of February 26, 1997 (incorporated by reference to the Company's Registration Statement on
             Form S-1 (Registration No. 333-33653)).

      10.3   Employment Agreement by and between National Fiber Network, Inc. and Howard Finkelstein, dated as of April 30, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.4   Agreement dated as of April 30, 1997, as amended by a Modification Agreement dated as of October,
             1997 by and among Metromedia Company, Stuart Subotnick, Arnold Wadler, Silvia Kessel, Stephen A.
             Garofalo and National Fiber Network, Inc. (incorporated by reference to the Company's
             Registration Statement on Form S-1 (Registration No. 333-33653)).

      10.5   Franchise Agreement between The City of New York and National Fiber Network, Inc., dated as of
             December 20, 1993 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.6   Conduit Occupancy Agreement by and between New York Telephone Company and National Fiber Network,
             Inc., dated as of May 1993 (incorporated by reference to the Company's Registration Statement on
             Form S-1 (Registration No. 333-33653)).

      10.7   Consulting Agreement between National Fiber Network and Realprop Capital Corporation, dated as of
             February 1, 1996 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

  EXHIBIT
  NUMBER                                                DESCRIPTION                                                PAGE
-----------  -------------------------------------------------------------------------------------------------     -----
      10.8   Letter Agreement from National Fiber Network, Inc. to Peter Sahagen, dated February 11, 1997
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

      10.9   Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street Associates,
             dated as of March 19, 1997 (incorporated by reference to the Company's Registration Statement on
             Form S-1 (Registration No. 333-33653)).

     10.10   Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street, dated as of
             June 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

     10.11   Trademark License Agreement by and between Metromedia Company and Metromedia Fiber Network, Inc.,
             dated as of August 14, 1997 (incorporated by reference to the Company's Registration Statement on
             Form S-1 (Registration No. 333-33653)).

     10.12   Fiber Optic Use Agreement between National Fiber Network, Inc. and NextLink New York, L.L.C.,
             dated as of June 3, 1997 (portions of this exhibit are subject to a request to the Securities and
             Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange Commission) (incorporated by reference to the Company's
             Registration Statement on Form S-1 (Registration No. 333-33653)).

     10.13   Amended and Restated Agreement for the Provision of a Fiber Optic Transmission Network, dated as of the Effective Date by and between US ONE Communications of New York, Inc. and National Fiber
             Network, Inc. (portions of this exhibit are subject to a request to the Securities and Exchange
             Commission for confidential treatment, and omitted material has been separately filed with the
             Securities and Exchange Commission) (incorporated by reference to the Company's Registration
             Statement on Form S-1 (Registration No. 333-33653)).

     10.14   Fiber Lease and Innerduct Use Agreement by and between Metromedia Fiber Network, Inc. and
             NextLink Communications, Inc., dated as of February 23, 1998 (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange Commission)
             (incorporated by reference to the Company's Annual Report on Form 10-K (File No.000-2369)).

     10.15   Amendment No. 1 to Fiber Lease and Innerduct Use Agreement by and between Metromedia Fiber
             Network, Inc. and NextLink Communications, Inc., made and entered into as of March 4, 1998
             (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and
             Exchange Commission) (incorporated by reference to the Company's Annual Report on Form 10-K (File
             No.000-2369)).

     10.16   Agreement of Lease by and between Connecticut General Life Insurance Company and Metromedia Fiber
             Network Services, Inc., dated as of March 9, 1998 (incorporated by reference to the Company's
             Annual Report on Form 10-K (File No. 000-2369)).

    10.17*   Purchase Agreement, dated November 20, 1998 among Metromedia Fiber Network, Inc., Salomon Smith
             Barney, Inc., Chase Securities, Inc., Deutsche Bank Securities Inc. and Donaldson Lufkin &
             Jenrette Securities Corporation.

    10.18*   Registration Rights Agreement, dated as of November 25, 1998 among Metromedia Fiber Network,
             Inc., Salomon Smith Barney, Inc., Chase Securities, Inc., Deutsche Bank Securities Inc. and
             Donaldson Lufkin & Jenrette Securities Corporation.

  EXHIBIT
  NUMBER                                                DESCRIPTION                                                PAGE
-----------  -------------------------------------------------------------------------------------------------     -----
    10.19*   Security Agreement, dated as of November 25, 1998, between Metromedia Fiber Network, Inc. and IBJ
             Schroder Bank & Trust Company.

   10.20**   Employment Agreement by and between Metromedia Fiber Network, Inc. and Vincent A. Galluccio,
             dated as of August 31, 1998.

   10.21**   Employment Agreement by and between Metromedia Fiber Network, Inc. and Gerard Benedetto, dated as of August 31, 1998.

   10.22**   Employment Agreement by and between Metromedia Fiber Network, Inc. and Nicholas M. Tanzi, dated as of August 31, 1998.

    12.1**   Statement Regarding Computation of Ratios.

     21.1*   List of Subsidiaries of Metromedia Fiber Network, Inc.

     23.1*   Consent of Ernst & Young LLP.

     23.2*   Consent of M.R. Weiser & Co. LLP.

     23.3*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

     23.4*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

     24.1*   Power of Attorney from officers and directors (contained on signature page).

     25.1*   Statement of Eligibility of IBJ Whitehall Bank & Trust Company as Trustee, on Form T-1.

    99.1**   Form of Exchange Agency Agreement.

     99.2*   Form of Letter of Transmittal.

    99.3**   Form of Notice of Guaranteed Delivery.

------------------------

*   Filed herewith.

**  To be filed by Amendment.